UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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M&T BANK CORPORATION
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One M&T Plaza

Buffalo, New York 14203

March 5, 2024

Dear Shareholder,

You are cordially invited to attend the 2024 Annual Meeting of Shareholders of M&T Bank Corporation to be held on Tuesday, April 16, 2024, at 11:00 a.m. Eastern Time.

This year’s meeting will be a virtual Annual Meeting conducted by live webcast only. You will be able to attend the meeting online as more fully described in the accompanying notice of the Annual Meeting and proxy statement.

Shareholders will be asked to vote on the following matters at the virtual Annual Meeting:

1.	election of 16 directors for one-year terms and until their successors have been duly elected and qualified;

2.	advisory approval of the 2023 compensation of M&T Bank Corporation’s Named Executive Officers;

3.	ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2024; and

4.	transaction of such other business as may properly come before the meeting and any adjournments thereof.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to vote your shares as promptly as possible via the internet, by telephone or by executing and returning your signed proxy card if one was mailed to you, as further described in the proxy statement.

We encourage you to carefully review this year’s notice and proxy statement, which contain important information about voting, attending the virtual Annual Meeting and the business to be conducted at the meeting.

Thank you for your continued support of M&T.

Sincerely,

RENÉ F. JONES

Chairman of the Board and Chief Executive Officer

One M&T Plaza,

Buffalo, New York 14203

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME

11:00 a.m. Eastern Time on Tuesday, April 16, 2024

PLACE

This year’s Annual Meeting will be held virtually and conducted solely online via webcast. Shareholders as of the record date will be able to attend and participate in the Annual Meeting by visiting: meetnow.global/MKWPZGK. Please see the accompanying proxy statement for important information about attending the virtual Annual Meeting.

ITEMS OF BUSINESS

(1)	Election of 16 directors for one-year terms and until their successors have been duly elected and qualified.
(2)	Advisory approval of the 2023 compensation of M&T Bank Corporation’s Named Executive Officers.
(3)	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2024.
(4)	Transaction of such other business as may properly come before the meeting and any adjournments thereof.

RECORD DATE

Shareholders of record of M&T’s common stock at 5:00 p.m. Eastern Time on February 22, 2024, are entitled to receive notice of and to vote at the Annual Meeting.

VOTING

It is important that your shares be represented and voted at the Annual Meeting. Shareholders as of the record date can vote their shares either during the virtual Annual Meeting or by proxy by using one of the following methods: (1) vote over the internet or by telephone using the instructions in the notice or proxy card; or (2) if you received a proxy card in the mail, complete, sign, date and promptly return the proxy card. Any proxy may be revoked in the manner described in the accompanying proxy statement. Any shareholder of record who attends the virtual Annual Meeting may withdraw his or her proxy and vote personally via the online platform during the Annual Meeting on any matter properly brought before the virtual Annual Meeting.

Please see the accompanying proxy statement for further information.

March 5, 2024

MARIE KING

Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 16, 2024

The proxy statement, as well as the message to shareholders and Form 10-K of M&T Bank Corporation (“M&T”) that together comprise our annual report for the year 2023, are available at www.edocumentview.com/MTB.

Virtual Meeting

We are holding the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) in a virtual meeting format exclusively by webcast. No physical meeting will be held.

As more fully described in the “General Information—Questions and Answers” section of the proxy statement, you are entitled to participate in the Annual Meeting if, as of the close of business on February 22, 2024, you held shares of M&T common stock registered in your name (a “Registered Holder”), or you held shares through an intermediary, such as a bank or broker, and have a valid legal proxy for the Annual Meeting (a “Beneficial Holder”). Both Registered Holders and Beneficial Holders will be able to attend the Annual Meeting online, ask questions and vote during the meeting by visiting meetnow.global/MKWPZGK and following the instructions. Please have your control number, which can be found on your proxy card, notice or email previously received, to access the Annual Meeting. While we expect that the vast majority of Beneficial Holders will be able to participate using the control number received with their voting instruction form, there is no guarantee this option will be available for every type of Beneficial Holders’ control numbers, and some Beneficial Holders may instead have to register in advance of the Annual Meeting. Please see the “General Information—Questions and Answers” section of the proxy statement for more information.

Technical Support

We encourage shareholders to visit the meeting website above in advance of the Annual Meeting to familiarize themselves with the online access process. The virtual Annual Meeting platform is fully supported across browsers (except Internet Explorer) and devices that are equipped with the most updated version of applicable software and plugins.

Shareholders encountering difficulty with the Annual Meeting virtual platform during the sign-in process or at any time during the meeting may utilize technical support provided by M&T through Computershare by calling 1-888-724-2416. Technical support information also is provided on the sign-in page for all shareholders.

Participation and Questions

Shareholders will have substantially the same opportunities to participate in our virtual Annual Meeting as they would have at an in-person meeting. Shareholders as of the record date will be able to attend, vote, examine the shareholder list, and submit questions during a portion of the meeting via the online platform. Shareholders may also submit questions in advance of the Annual Meeting by sending them via email to: ir@mtb.com. Please send any questions in advance of the Annual Meeting by 5:00 p.m. Eastern Time on Friday, April 12, 2024.

Questions that comply with the Annual Meeting’s rules of conduct and that are germane to the purpose of the Annual Meeting will be answered during the meeting, subject to time constraints. If there are questions regarding matters of personal concern to a shareholder or if a question posed is not answered, M&T’s Market & Investor Relations Department will respond after the Annual Meeting. If we receive substantially similar questions from multiple shareholders, we may group them together. Prior to the Annual Meeting, the meeting website will contain details on other procedures and guidelines relevant to the Annual Meeting, as well as technical support information. Even if you intend to attend the virtual Annual Meeting, to ensure your shares are represented, please vote your shares in advance of the meeting over the internet or by telephone, or complete and return a physical proxy card by mail.

M&T’s Executive Compensation Philosophy and Objectives	40

2023 Say-on-Pay Vote and Shareholder Outreach	41

Components of Executive Compensation	42

2023 Performance Year Pay Mix	43

Roles and Responsibilities	44

Peer Group	45

Process for Determining 2023 NEO Compensation	46

2023 NEO Compensation Elements	49

Individual Performance Assessments	54

Retirement and Other Benefits	61

Sound Compensation and Governance Practices and Policies	62

Tax Matters	63

Compensation and Human Capital Committee Report	64

Executive Compensation	65

2023 Summary Compensation Table	65

CEO Pay Ratio	66

Grants of Plan-Based Awards	67

Outstanding Equity Awards at Fiscal Year-End	68

Options Exercised and Stock Vested	71

Pension Benefits	71

Non-qualified Deferred Compensation	74

Potential Payments Upon Termination or Change in Control	77

2023 Post-Employment Benefits	77

Pay Versus Performance Disclosure	79

Proposal 3 – Ratification of the Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of M&T Bank Corporation for the Year Ending December 31, 2024	83

Independent Public Accountants	84

Fees to Independent Auditors Table	84

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	85

Report of the Audit Committee	85

Notice Pursuant to Section 726(d) of the New York Business Corporation Law	86

Other Matters	86

General Information – Questions and Answers	87

Appendix A: Reconciliation of GAAP to Non-GAAP Measures	A-1

i

PROXY SUMMARY

This “proxy summary” highlights information contained in the proxy statement. It does not contain all of the information you should consider in making a voting decision, and you should read the entire proxy statement carefully before voting.

M&T Bank Corporation (“M&T,” “we,” “our,” or the “company”) is providing you this proxy statement because its Board of Directors (the “Board”) is soliciting your proxy to vote your shares of M&T common stock at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”), or any adjournment or adjournments thereof. The proxy materials are first being made available to shareholders of M&T on or about March 5, 2024. The Annual Meeting will be held on Tuesday, April 16, 2024.

For information on the details of the voting process, how to attend the virtual Annual Meeting and other important procedures, please see “General Information—Questions and Answers” starting on page 87.

Voting Matters and Board Recommendations

Matter:	Board Voting Recommendation:	For More Information, See:
1. Election of 16 Directors	FOR EACH DIRECTOR NOMINEE	Proposal 1—Election of Directors, page 9.
2. 2023 Compensation of Named Executive Officers	FOR	Proposal 2—Advisory, Non-Binding Vote to Approve the 2023 Compensation of M&T Bank Corporation’s Named Executive Officers, page 37.
3. Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2024	FOR	Proposal 3—Ratification of the Appointment of PricewaterhouseCoopers LLP as the Independent Registered Accounting Firm of M&T Bank Corporation for the Year Ending December 31, 2024, page 83.

1

About Our Company

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, provides banking products and services across the eastern United States from Maine to Virginia. Trust-related services are provided in select markets across the United States and abroad by M&T’s Wilmington Trust-affiliated companies and M&T Bank.

For more than 165 years, M&T has strived to take an active role in our communities and build long-lasting relationships with our customers.

A Bank for Communities

We are a bank for communities—bringing the capabilities of a large bank with the care of a locally focused institution. Our purpose is to make a difference in people’s lives and uplift the communities we serve. The keys to our approach are characterized by responsible lending based on the advantages of local knowledge and scale, and our long history of being prudent stewards of our shareholders’ capital. We pride ourselves on deep local knowledge and understanding the unique needs of our customers and communities.

M&T Highlights (as of December 31, 2023)

• One of the 15 largest U.S.-based, commercial bank holding companies*

• National capabilities from our suite of specialty businesses and Wilmington Trust

• More than 22,200 employees

• More than 960 branches

• Contributed over $53.5 million to more than 4,250 nonprofit organizations through its charitable foundation and community sponsorships in 2023

• $208.3 billion in total assets

• $163.3 billion in total deposits

• Total shareholders’ equity of $27.0 billion

• Capital level in top quartile of peer group**:

10.98% Common Equity Tier 1 (CET1) Capital Ratio

• Net Interest Margin in top quartile of peer group**:

3.83% Net Interest Margin in 2023

*  Based on total assets, excluding certain non-U.S. bank holding companies and non-commercial banks

**  See page 45 of this proxy statement for information on M&T’s peer group

2

Proposal 1—Election of Directors

M&T aims to maintain a highly engaged Board with balanced tenure and substantive expertise that has the diversity of skills and backgrounds necessary to effectively oversee our management team and serve the long-term interests of our shareholders.

We are asking our shareholders to elect 16 director nominees at the Annual Meeting to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Each nominee is elected annually by the affirmative vote of the majority of votes cast.

Director Nominees

Name	Age	Board Tenure(1)	Independent	Professional Background	Current Committee Membership(2)
John P. Barnes	68	2 years	✓	Former Chairman and CEO of People’s United Financial, Inc.	R
Robert T. Brady(3)	83	29 years	✓	Former Chairman and CEO of Moog Inc.	N&G (Chair), E
Carlton J. Charles	65	1 year	✓	Senior Vice President of Treasury and Risk Management, Hearst	N&G
Jane Chwick	61	2 years	✓	Former Partner and Co-COO of the Technology Division at Goldman Sachs	R
William F. Cruger, Jr.	65	2 years	✓	Former Vice Chairman of Investment Banking at J.P. Morgan Chase & Co.	A
T. Jefferson Cunningham III	81	23 years	✓	Former Chairman and CEO of Premier National Bancorp, Inc. and Premier National Bank	A
Gary N. Geisel	75	14 years	✓	Former Chairman and CEO of Provident Bankshares Corporation and Provident Bank	C&HC (Chair), E
Leslie V. Godridge	68	3 years	✓	Former Vice Chair and Co-Head of Corporate and Commercial Banking for US Bancorp	R
René F. Jones(4)	59	6 years		Chairman and CEO of M&T and M&T Bank	E
Richard H. Ledgett, Jr.	66	6 years	✓	Former Deputy Director and COO of the National Security Agency	R
Melinda R. Rich	66	15 years	✓	Chairman of Rich Products Corporation	C&HC, E
Robert E. Sadler, Jr.	78	25 years	✓	Former President and CEO of M&T	E (Chair), R (Chair)
Denis J. Salamone	70	8 years	✓	Former Chairman and CEO of Hudson City Bancorp, Inc. and Hudson City Savings Bank	A (Chair)
Rudina Seseri	46	3 years	✓	Founder and Managing Partner of Glasswing Ventures, LLC	—
Kirk W. Walters	68	2 years	✓	Former Senior Executive Vice President of People’s United Financial, Inc.	—
Herbert L. Washington	73	28 years	✓	President of HLW Fast Track, Inc.	A, C&HC

(1)	As of the 2024 Annual Meeting (April 16, 2024).

(2)

The committees of the M&T Board of Directors are as follows: A—Audit Committee; C&HC—Compensation and Human Capital Committee; E—Executive Committee; N&G—Nomination and Governance Committee; R—Risk Committee.

(3)	Mr. Brady serves as the non-executive Vice Chairman of the Board and as the lead independent director.

(4)	Mr. Jones serves as the Chairman of the Board.

3

Board Composition

A balanced Board composition, supplemented by a thoughtful approach to director refreshment, is a priority for M&T. In discharging its duties to review director nominees, the Nomination and Governance Committee (the “N&G Committee”) considers the experience, skill set, independence and diversity of nominees in the full context of the current composition, needs and obligations of the Board.

Director Experience and Skills. The 16 director nominees represent a range of backgrounds, professions, skills, experiences and communities. The Board believes these complementary skills and experiences produce an effective and highly qualified Board. Information on the skills and diversity characteristics of the Board, including a Board Skills Matrix, can be found in the Corporate Governance of M&T Bank Corporation section of this proxy statement.

Board Diversity, Tenure and Independence. M&T strives to foster an inclusive workplace where we respect and value individual differences. We believe that employee diversity enhances our company’s ability to succeed at all levels. M&T also values diversity among its Board members.

In addition to identifying nominees that possess diverse business experiences, skill sets and geographic backgrounds, the N&G Committee believes a stronger Board is one that reflects gender and racial diversity. Our Chairman and CEO, René Jones, is one of fewer than 10 Black CEOs leading an S&P 500 company.* Since Mr. Jones became Chairman and CEO in late 2017, the percentage of diverse directors serving on the Board has increased from approximately 19% in 2017 to 41% of current directors and 44% of nominees at the Annual Meeting. The N&G Committee also believes it is desirable to maintain a mix of experienced, longer-tenured directors who possess deep institutional knowledge along with newer directors who have different expertise, backgrounds and fresh perspectives.

At the 2024 Annual Meeting, approximately 44% of our 16 director nominees represent diverse constituencies, including four women and three people of color. The director nominees range in age from 46 to 83, and the average age is approximately 68. Approximately 44% of the director nominees have served on the Board for five years or less.

*	As of March 2023. Forbes, “Record Number of Black CEOs Will Run S&P 500 Companies,” March 1, 2023, www.forbes.com/sites/jaredcouncil/2023/03/01/record-number-of-black-ceos-will-run-sp-500-companies

See “Proposal 1—Election of Directors” and “Corporate Governance of M&T Bank Corporation” further below for more information on our director nominees as well as Board qualifications, tenure, independence and diversity.

4

Corporate Governance Practices

The Board is committed to sound and effective corporate governance that conforms to the highest standards of business ethics and integrity, provides robust oversight of management and promotes the long-term interests of our shareholders. The Board reviews M&T’s Corporate Governance Standards annually. It regularly reviews other governance practices, industry developments and shareholder feedback to promote continued effectiveness. Below are selected highlights of M&T’s corporate governance practices.

Board Composition and Refreshment	Robust Shareholder Rights
✓ Engaged Board with balanced tenure and substantial experience	✓ Bylaws include proxy access right
✓ Strong Board refreshment practices, with seven of the current director nominees joining the Board in the last four years	✓ All shareholders have the same voting rights
✓ Regular refreshment at the committee level	✓ Bylaws provide shareholders the ability to call a special meeting
✓ Ongoing and formalized director nominee identification and selection process based on needs identified by the Board	✓ No super-majority voting requirements under the Bylaws
✓ Diverse skills represented, including risk management, cybersecurity, leadership, finance, commercial and retail banking, technology, and corporate governance	✓ No poison pill or other anti-takeover devices in effect

Board Accountability and Independence	Board Effectiveness
✓ Audit Committee, Compensation and Human Capital Committee, Nomination and Governance Committee, and Risk Committee comprised entirely of independent directors

✓ Committee oversight of ESG strategy and policies, (Nomination and Governance Committee), diversity, equity and inclusion (Compensation and Human Capital Committee), climate risk (Risk Committee), and ESG public reporting (Audit Committee)

✓ Majority voting standard for director elections	✓ Lead independent director role and executive sessions of non-management directors held regularly
✓ All directors elected annually	✓ Strong Board leadership in risk oversight and management through Risk Committee and risk governance framework
✓ Conflict of interest policy for directors	✓ Annual Board and committee self-evaluations
✓ Stock ownership guidelines for directors and executives	✓ Independent Board evaluation of CEO performance and compensation through Compensation and Human Capital Committee
✓ Pledging and hedging policies for directors and executives	✓ Corporate Governance Standards and committee charters reviewed annually
✓ Directors are subject to over-boarding review	✓ Average attendance of directors at Board and committee meetings held in 2023 approximately 96%

See “Corporate Governance of M&T Bank Corporation” further below in this proxy statement for more information on our corporate governance practices.

5

Proposal 2—Advisory, Non-Binding Vote on 2023 Compensation of Named Executive Officers

We are asking our shareholders to review and vote, on an advisory basis, on the 2023 compensation of our named executive officers (“NEOs”). As described in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation policies and practices are centered on creating a pay-for-performance culture that drives M&T performance, aligns the interests of our executives with the long-term interests of our shareholders and reduces incentives for unnecessary and excessive risk-taking.

Executive Compensation Program

Our executive compensation program aims to create a culture of pay-for-performance by offering short- and long-term incentive compensation opportunities that reward executives for their individual contributions as well as M&T’s long-term performance.

Compensation Philosophy. Our compensation philosophy is to emphasize long-term equity-based compensation and provide competitive compensation opportunities that will attract and retain executive officers capable of achieving M&T’s performance objectives. Overseen by the Compensation and Human Capital (“C&HC”) Committee, this philosophy allows us to align our compensation with performance by:

• linking the size of individual equity awards to the NEO’s role, responsibilities and prior and anticipated future contributions, as well as to the performance of M&T;

• tying a significant portion of each NEO’s ultimate realized compensation to the future value of M&T common stock, in alignment with our shareholders;

• balancing growth with prudent risk taking, including through the C&HC Committee’s consideration of each NEO’s performance with respect to risk management and the use of performance-based stock unit awards that vest in alignment with levels of performance;

• creating a culture of stock ownership and retention, including through M&T’s Stock Ownership and Retention Guidelines for Executives, resulting in each NEO having a substantial financial stake tied to the long-term performance of M&T and further ensuring our NEOs’ alignment with shareholders;

• performing, for each NEO, an annual assessment of the “market price of the seat” and balancing external data with an executive’s experience, role, responsibilities and prior and anticipated future contributions; and

• assessing short-term performance and awarding variable compensation based on a balanced discretionary assessment of holistic bank and individual performance.

The following illustrates some important features of our executive compensation program:

What We Do:	What We Don’t Do:
✓ Strong alignment between pay and performance	Hedging or pledging of M&T securities (except in limited circumstances pursuant to prescribed policy)

✓ Discourage excessive risk taking through program design	Repricing of stock options
✓ Maintain robust Stock Ownership and Retention Guidelines	“Timing” of equity grants (i.e., instead, we only grant long-term incentives on pre-determined dates)
✓ Retain an independent compensation consultant to advise and support the C&HC Committee in its role	Tax gross-ups (other than in connection with relocation)
✓ Maintain a compensation forfeiture policy which subjects incentives to risk adjustments	Pay dividends on unvested stock units or unearned performance units

✓ Review share utilization	Grant excessive severance, pension or other benefits

✓ Annual risk assessment of incentive compensation plans	Enter into employment contracts with our executives

✓ Routinely engage with shareholders
✓ Use a peer group to provide perspective on competitive pay levels

6

Total Compensation Pay Mix

Our executive compensation program provides for a mix of base salary, short-term cash incentives and long-term equity-based incentives that vest over time in alignment with our compensation philosophy and the objectives cited above.

The charts below show the 2023 performance year total compensation pay mix of our CEO and the average of our other NEOs. For this purpose, compensation for the “performance year” consists of (i) annual base salary as of the end of 2023, (ii) short-term cash incentive (“STI”) paid in 2024 for 2023 performance, and (iii) the long-term equity-based incentive (“LTI”) award (target value) granted in 2024 for 2023 performance.

Our LTI award is a mix of performance-vested stock units (“PVSUs”), performance-hurdled stock units (“PHSUs”) and non-qualified stock options (“NQSOs”). As shown here, 88% of 2023 performance year target pay is “at risk” for our CEO and, on average, 83% is “at risk” for our other NEOs.

* Excludes one NEO (Doris Meister) who was not granted an LTI award in 2024 in light of her upcoming transition to a consulting role as described in the Compensation Discussion and Analysis section below.

As described in more detail in the “Compensation Discussion and Analysis” section of this proxy statement:

•	Annual base salary provides market-competitive, fixed pay reflective of an executive’s role, responsibilities and performance.

•

STI provides a discretionary annual incentive opportunity that is reflective of overall bank and individual performance. STI is awarded on corporate performance, quantitative and qualitative business unit and individual performance, and progress toward strategic initiatives.

•

PHSUs vest ratably at target each year over three years based on achievement of a pre-established performance hurdle for each year. If the performance hurdle is not met for a given year, the portion of the award scheduled to vest for the corresponding year will be forfeited.

•	PVSUs cliff vest after three years based on achievement of the pre-established performance metrics over the three-year performance period, with final payout values ranging from 0% to 150% of target.

•	NQSOs align our NEOs’ interests with those of shareholders by providing value only if M&T’s stock price increases from the date the stock option award is granted. NQSOs vest ratably over three years.

See “Proposal 2—Advisory, Non-Binding Vote to Approve the 2023 Compensation of M&T Bank Corporation’s Named Executive Officers” further below in this proxy statement for more information.

7

Proposal 3—Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the Year Ending December 31, 2024

We are asking shareholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024.

The Audit Committee annually evaluates the qualifications, performance and independence of the independent auditor. As a result of this evaluation, on February 20, 2024, the Audit Committee appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2024. The Audit Committee and Board believe the continued retention of PricewaterhouseCoopers LLP is in the best interests of M&T and its shareholders.

See “Proposal 3—Ratification of the Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of M&T Bank Corporation for the Year Ending December 31, 2024” further below in this proxy statement for more information.

8

PROXY STATEMENT

PROPOSAL 1

ELECTION OF DIRECTORS

Upon the recommendation of the N&G Committee, the Board recommends the following 16 persons for election as directors of M&T, to hold office until the 2025 Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

Each of the nominees was elected at the 2023 Annual Meeting of Shareholders. One current director, Mr. John R. Scannell, is not a nominee and his term will end at the Annual Meeting. The Board would like to thank Mr. Scannell for his years of service and valuable contributions to M&T and the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH

OF THE 16 NOMINEES.

Each nominee’s business experience, including occupation, current public company directorships, and public company directorships held at any time during the past five years is provided. Additionally, the experience, qualifications and skills, including education, of each nominee are listed.

The information with respect to each nominee is as of March 1, 2024, and includes each nominee’s positions, if any, with M&T’s subsidiary banks, M&T Bank (also known as Manufacturers and Traders Trust Company) and Wilmington Trust, N.A. The information contained in this proxy statement concerning the nominees is based upon statements made or confirmed to M&T by or on behalf of such nominees, except to the extent certain information is contained in M&T’s records.

The Board believes that the experience, qualifications and skills of each of the director nominees contributes to an effective and well-functioning board providing oversight of M&T’s business and management.

9

NOMINEES FOR DIRECTOR

JOHN P. BARNES
Risk Committee Member Director since 2022

Mr. Barnes, age 68, is the former Chairman of the Board and Chief Executive Officer of People’s United Financial, Inc. (“People’s United”). He served as Chief Executive Officer of People’s United from July 2010 until April 2022, when he joined the M&T Board upon the closing of M&T’s acquisition of People’s United. Mr. Barnes also previously served as Senior Executive Vice President and Chief Administrative Officer for People’s United following its acquisition of Chittenden Corporation in early 2008. He had served as an Executive Vice President and in multiple other positions at Chittenden Corporation, including heading the Credit Policy and Administration Division. Mr. Barnes is a member of the Risk Committee of the Board. He is also a director of M&T’s subsidiary, M&T Bank, and a member of its Risk Committee.

Experience, Skills and Qualifications

Mr. Barnes brings extensive banking and finance knowledge, having worked in the financial services industry since 1983, when he joined Chittenden Corporation after five years with the Federal Deposit Insurance Corporation in Boston. He brings exceptional executive and management experience gained through his leadership roles at multiple financial institutions. Mr. Barnes is a graduate of Northeastern University and received a Master of Business Administration from the University of Vermont.

ROBERT T. BRADY
Vice Chairman of the Board of Directors and Lead Independent Director Nomination and Governance Committee Chair Executive Committee Member Director since 1994

Mr. Brady, age 83, serves as Vice Chairman of M&T’s Board of Directors and as its lead independent director. He is the former Chairman of the Board and Chief Executive Officer of Moog Inc. (NYSE: MOG.A), a worldwide manufacturer of control systems and components for aircraft, spacecraft, automated machinery and medical equipment. Mr. Brady served as Moog’s Executive Chairman from 2011 until his retirement in 2014. He is a director of Astronics Corporation (NASDAQ: ATRO) where he serves as lead independent director, chair of the Audit Committee and a member of the Sustainability Committee. Mr. Brady is also a director of CUBRC, Inc., a research, development, testing and systems integration company located in Buffalo, New York. He previously served as a director of ENrG, Inc., Seneca Foods Corporation (NASDAQGS: SENEA), National Fuel Gas Company (NYSE: NFG), Acme Electric, and the Buffalo AKG Art Museum. Mr. Brady is a member of the Executive Committee and Chair of the Nomination and Governance Committee of the Board. He is also a director of M&T’s subsidiary, M&T Bank, and a member of its Executive Committee.

Experience, Skills and Qualifications

Mr. Brady is an experienced and successful business leader with a track record of helping companies innovate, grow and create jobs. He brings insight into risk management, operational risk and strategic planning. In addition to his significant leadership experience with several public companies, Mr. Brady has considerable corporate governance experience. He holds a Bachelor of Science in Mechanical Engineering from Massachusetts Institute of Technology and a Master of Business Administration from Harvard Business School.

10

CARLTON J. CHARLES
Nomination and Governance Committee Member Director since 2023

Mr. Charles, age 65, is the Senior Vice President of Treasury and Risk Management at Hearst, a leading global, diversified information, services and media company with operations in 40 countries. Prior to joining Hearst, he was Senior Vice President and Chief Operational Risk Officer at Moody’s Corporation. Mr. Charles also serves as the Chair of Level Up Ventures, a venture capital unit within Hearst focused on Black and Latino entrepreneurs. He is a member of the Hearst Board of Directors and is on the Board of Advisors for HearstLab, Hearst’s platform for supporting early-stage, women-led companies. Mr. Charles also serves on the Advisory Board of BUILD, which teaches entrepreneurship to youth in underserved communities. He is a member of the Executive Leadership Council and a governance fellow at the National Association of Corporate Directors. Mr. Charles was previously on the Board of Trustees of St. Thomas Aquinas College and previously served on the Board of the Bronx Preparatory Charter School, where he chaired the Audit Committee. He is a member of the Nomination and Governance Committee of the Board. He is also a director of M&T’s subsidiary, M&T Bank.

Experience, Skills and Qualifications

Mr. Charles brings extensive experience and knowledge in corporate finance, risk management, cybersecurity, retail and consumer operations, and corporate governance. He holds a Bachelor of Science in Quantitative Economics and a Master of Public Policy from the State University of New York at Stony Brook and a Master of Business Administration in Finance from the University of Chicago.

JANE CHWICK
Risk Committee Member Director since 2022

Ms. Chwick, age 61, served as a director of People’s United from 2017 until April 2022, when she joined the M&T Board upon the closing of M&T’s acquisition of People’s United. She previously served as a partner at Goldman Sachs where she had a 30-year career in technology, including most recently as the Co-Chief Operating Officer of the Technology Division. As Co-Chief Operating Officer, Ms. Chwick was responsible for financial business planning, setting the technical strategy and management of an 8,000-person organization within the firm. While at Goldman Sachs, she also served as a member of many governance committees, including the firm’s Finance Committee, the firm-wide New Activity Committee and the Technology Risk Committee, and she was Co-Chair of the Technology Division Operating Committee. Ms. Chwick was also the Co-founder and Co-CEO of Trewtec, Inc., providing corporate directors, chief executive officers and chief technology officers with the information to improve their oversight of a company’s technology division. She is a director of Voya Financial (NYSE: VOYA), MarketAxess Holdings Inc. (NASDAQ: MKTX) and Thoughtworks Holding Inc. (NASDAQ: TWKS). At Voya Financial, Ms. Chwick is Chair of the Technology, Innovation and Operations Committee, a member of the Risk, Investment and Finance Committee, and a member of the Nomination, Governance and Social Responsibility Committee. At MarketAxess, she is Chair of the Risk Committee and a member of the Nominating and Governance Committee. At Thoughtworks Holding Inc., Ms. Chwick is a member of the Nominating and Governance Committee and the Compensation and Talent Committee. She is a member of the Risk Committee of the Board. She is also a director of M&T’s subsidiary, M&T Bank, and a member of its Risk Committee.

Experience, Skills and Qualifications

Ms. Chwick brings extensive technology experience, gained in a global financial services firm, combined with strategic perspective and in-depth knowledge of the financial services industry. She holds an undergraduate degree in Mathematics from Queens College, and a Master of Business Administration with a concentration in quantitative analysis from St. John’s University.

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WILLIAM F. CRUGER, JR.
Audit Committee Member Director since 2022

Mr. Cruger, age 65, served as a director of People’s United from 2014 until April 2022, when he joined the M&T Board upon the closing of M&T’s acquisition of People’s United. He served as Vice Chairman of Investment Banking at J.P. Morgan Chase & Co., a leading global financial services firm, until August 2013. Mr. Cruger’s responsibilities included senior client relationship management and transaction leadership with a primary focus on financial institutions, among other sectors. He was Managing Director, Financial Institutions Group at J.P. Morgan Chase from 1996 until 2011 when he was elevated to the position of Vice Chairman. Mr. Cruger also ran the firm’s investment banking practices in Japan from 1991 to 1996, in Latin America from 1989 to 1991, and in Emerging Asia from 1984 to 1988. He is a director of MarketAxess Holdings Inc. (NASDAQ: MKTX), serving as Chair of the Nominating and Governance Committee and a member of the Audit and Finance Committees, and of Virtu Financial, Inc. (NASDAQ: VIRT), serving as Chair of the Audit Committee and a member of the Risk Committee. Mr. Cruger has also previously served as a director of Archipelago, Capital IQ and Credittrade. He is a member of the Audit Committee of the Board. Mr. Cruger is also a director of M&T’s subsidiary, M&T Bank, and a member of its Examining Committee.

Experience, Skills and Qualifications

Mr. Cruger has diverse experience in investment banking at a global financial services firm and extensive knowledge of financial institutions and financial markets. His leadership roles as a director of other financial services firms and his international business experience bring critical skills and strategic insight to the Board. Mr. Cruger holds a Bachelor of Arts from Clark University and a Master of Business Administration from Columbia University.

T. JEFFERSON CUNNINGHAM III
Audit Committee Member Director since 2001

Mr. Cunningham, age 81, is the Chairman and Chief Executive Officer of Magnolia Capital Management, Ltd, a registered investment adviser in Cold Spring, New York. He is the former Chairman of the Board and Chief Executive Officer of Premier National Bancorp, Inc. and Premier National Bank, and of Premier’s predecessors. Mr. Cunningham had a distinguished career in various board and executive-level positions with several leading U.S. and European financial institutions. He is a trustee of Open Space Institute, an environmental conservation organization dedicated to protecting significant landscapes in New York State, where he serves on several committees and as Chairman of its Compensation Committee. Mr. Cunningham is an advisory board member of the Community Foundations of the Hudson Valley in Poughkeepsie, New York. He is a member of the Audit Committee of the Board. Mr. Cunningham is also a director of M&T’s subsidiary, M&T Bank, a member of its Examining Committee and the Chairman of its Directors Advisory Council of the Hudson Valley Division.

Experience, Skills and Qualifications

Mr. Cunningham has extensive experience with commercial and investment banking strategy, both domestically and internationally. He brings in-depth knowledge of risk management, fiduciary oversight responsibility and a valuable international perspective to M&T’s business activities. Mr. Cunningham holds a Bachelor of Arts in Economics from Cornell University and a Master of Business Administration from Stanford University.

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GARY N. GEISEL
Chair of the Compensation and Human Capital Committee Executive Committee Member Director since 2009

Mr. Geisel, age 75, is the retired former Chairman of the Board and Chief Executive Officer of Provident Bankshares Corporation and Provident Bank. He previously served as Chairman of the Board of Saint Agnes Hospital in Baltimore, Maryland having served on its Finance, Governance, Compensation and Executive Committees. Mr. Geisel is a former director of Goodwill Industries of the Chesapeake and served as its Chairman and on the Executive Committee. He is a former director of Annapolis Life Care, Inc., a continuing-care retirement community operator in Annapolis, Maryland, where he served as a member of its Finance and Audit Committee. Mr. Geisel is also a member of the Budget and Finance Committee of the Baltimore Community Foundation. He is the past Chair of the Finance Committee of Urban Teachers, a non-profit teacher preparation program in Baltimore, Maryland. Mr. Geisel is the Chair of the Compensation and Human Capital Committee and a member of the Executive Committee of the Board. He is also a director of M&T’s subsidiary, M&T Bank, a member of its Executive Committee, and Chair of its Directors Advisory Council of the Baltimore-Washington Division.

Experience, Skills and Qualifications

Mr. Geisel brings financial acumen with over 35 years of experience in the banking industry as well as exceptional executive leadership. He holds a Bachelor of Science from Edinboro University of Pennsylvania, a Master of Business Administration from Duquesne University and completed banking programs at the Stonier Graduate School of Banking.

LESLIE V. GODRIDGE
Risk Committee Member Chair of the Trust and Investment Committee of M&T Bank Director since 2020

Ms. Godridge, age 68, served as Vice Chair and Co-Head of Corporate and Commercial Banking for U.S. Bancorp, member of the Managing Committee and served as director of U.S. Bank, N.A.’s Board of Directors, roles she held from 2016 until her retirement in 2020. She joined U.S. Bancorp in 2007 as Executive Vice President and Head of National Corporate & Special Industries and Global Treasury Management. Previously, Ms. Godridge worked for The Bank of New York for 25 years in a variety of senior managerial roles, culminating as Head of Consumer, Commercial, Private Banking and Asset Management. She has been recognized repeatedly on the American Banker’s list of the Most Powerful Women in Banking. Ms. Godridge is a director of Beasley Broadcast Group, Inc. (NASDAQ: BBGI), serving as the Chair of the Audit Committee. She is also a director and Audit Committee member of National Integrity Life Insurance Co. and of Gerber Life Insurance Company and serves as a Trustee and the Treasurer of the Museum of the City of New York. She is a member of the Risk Committee of the Board. Ms. Godridge is also a director of M&T’s subsidiary, M&T Bank, a member of its Risk Committee and Chair of its Trust and Investment Committee. In addition, she is an Advisory Member of the Trust and Investment Committees of Wilmington Trust, N.A., a subsidiary of M&T, and Wilmington Trust Company, a subsidiary of M&T Bank.

Experience, Skills and Qualifications

Ms. Godridge brings extensive banking and finance knowledge with nearly 40 years of experience in the banking industry. She also brings exceptional executive and management experience gained through her senior executive positions at financial institutions. Ms. Godridge holds a Bachelor of Arts from Smith College and a Master of Business Administration from New York University Stern School of Business.

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RENÉ F. JONES
Chief Executive Officer and Chairman of the Board Executive Committee Member Director since 2017

Mr. Jones, age 59, has been Chairman of the Board and Chief Executive Officer of M&T and of M&T Bank since December 2017. He is a member of the Executive Committees of M&T and M&T Bank. Mr. Jones served as an Executive Vice President of M&T from 2006 to 2017, served as Chief Financial Officer of M&T and M&T Bank from 2005 to 2016 and as a Vice Chairman of M&T Bank from 2014 to 2017. Mr. Jones serves as a director and a member of the Audit Committee of ACV Auctions Inc. (NASDAQ: ACVA). He is also a director and member of the Audit and Risk Committee of the Federal Reserve Bank of New York and previously served as a member of the Federal Advisory Council of the Federal Reserve Board. Mr. Jones serves as Vice Chair of the Board of the Bank Policy Institute and a steward for the Council for Inclusive Capitalism. He is also on the Board of Trustees of Boston College, a member of the UB Council of the State University of New York at Buffalo, and a director of the Pan-Massachusetts Challenge, Inc., a nonprofit that raises money for adult and pediatric cancer treatment and research.

Experience, Skills and Qualifications

Mr. Jones joined M&T Bank in 1992 as an Executive Associate and has 30 years of experience in banking. He has served M&T Bank in numerous executive and managerial positions in the Finance, Wealth and Institutional Services, Human Resources, Consumer Lending, Mortgage, and Treasury Divisions which have provided him with valuable institutional knowledge. Mr. Jones holds a Bachelor of Science in Management Science from Boston College and a Master of Business Administration with concentrations in Finance, Organization and Markets from the University of Rochester Simon School of Business.

RICHARD H. LEDGETT, JR.
Risk Committee Member Director since 2017

Mr. Ledgett, age 66, is a private consultant. He served as Deputy Director and Chief Operating Officer of the National Security Agency (“NSA”), the largest intelligence organization in the U.S., from January 2014 until his retirement in April 2017, and worked for the NSA for 29 years. Mr. Ledgett is Chair of Board of Trustees of the Institute for Defense Analyses, a member of a cyber advisory board of Beazley PLC, as well as a director of Elbit Systems of America. He has served as an instructor and course developer at the National Cryptologic School within the NSA in Washington, D.C. and as an adjunct faculty member at the National Intelligence University in Washington, D.C. Mr. Ledgett is a member of the Risk Committee of the Board. He is also a director of M&T’s subsidiary, M&T Bank, and a member of its Executive and Risk Committees.

Experience, Skills and Qualifications

Mr. Ledgett brings four decades of specialty expertise in the areas of intelligence, cybersecurity and cyber operations. He holds a Bachelor of Science in Psychology from the State University of New York at Albany and a Master of Science in Strategic Intelligence from the Defense Intelligence College.

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MELINDA R. RICH
Compensation and Human Capital Committee Member Executive Committee Member Director since 2009

Ms. Rich, age 66, is the Chairman of Rich Holdings Inc, the holding company for international food company Rich Products Corporation and all Rich family business enterprises headquartered in Buffalo, New York. Prior to her appointment as Chairman in August 2022, Ms. Rich had served as Vice Chairman of Rich Products Corporation since 2006. She is Chair of Rich Products Corporation’s Executive Committee and Governance Committee and a member of its Finance and Audit Committee and Compensation and Organization Committee. Ms. Rich is also Chairman of Rich Entertainment Group, which consists of various businesses in the sports, entertainment and restaurant industries. She also serves as Chairman of several other entities within the Rich Products Corporation family of companies. Ms. Rich is a director and member of the Compensation Committee of Weber Inc., a leading manufacturer of outdoor grills and related products, and a director of Grove Entertainment, a production company in New York City. She serves as an Advisor of BDT Capital Partners in Chicago, Illinois and as a Director of the Cleveland Clinic in Cleveland, Ohio. Ms. Rich is also a director of a number of charitable foundations, including Rich Family Foundation, DreamCatcher Foundation, Inc. and Cleveland Rock and Roll, Inc./Rock & Roll Hall of Fame. She is a former director of Wm. Wrigley, Jr. Company. Ms. Rich is a member of the Executive and Compensation and Human Capital Committees of the Board. She is also a director of M&T’s subsidiary, M&T Bank, and a member of its Executive Committee.

Experience, Skills and Qualifications

Ms. Rich brings considerable knowledge of executive compensation matters, leadership roles and service to civic and community organizations. She provides a valuable international perspective on public policy, societal and economic issues. Ms. Rich holds a Bachelor of Arts in Psychology and Business from the University of Colorado. She received an Honorary Doctor of Humane Letters from the Culinary Institute of America, an Honorary Doctor of Law from D’Youville College and an Honorary Doctorate of Humane Letters from Canisius College.

ROBERT E. SADLER, JR.
Chair of the Executive Committee Chair of the Risk Committee Director since 1999

Mr. Sadler, age 78, joined M&T Bank in 1983 and held a number of executive positions, including Vice Chairman of the Board from 2007 until his retirement in June 2010. From June 2005 to January 2007, he served as President and Chief Executive Officer of M&T and M&T Bank. Mr. Sadler served as a consultant to M&T from 2010 to April 2017. He served as a director of Gibraltar Industries, Inc. (NASDAQ: ROCK) from 2004 to 2015 and as a director of Security Mutual Life Insurance Company of New York until 2015. Mr. Sadler is Chair of the Executive and Risk Committees of the Board. He is also a director of M&T’s subsidiary, M&T Bank, and Chair of its Executive and Risk Committees. In addition, Mr. Sadler is Chair of M&T Bank’s Directors Advisory Council–Florida Division.

Experience, Skills and Qualifications

Mr. Sadler brings in-depth knowledge of the financial services industry including significant financial experience and valuable corporate governance, risk management and institutional knowledge. He holds a Bachelor of Arts from Washington and Lee University and a Master of Business Administration from Emory University.

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DENIS J. SALAMONE
Chair of the Audit Committee Director since 2015

Mr. Salamone, age 70, joined the Board upon the closing of M&T’s acquisition of Hudson City Bancorp, Inc. and Hudson City Savings Bank (“Hudson City”) in 2015. He served as Chairman and Chief Executive Officer of Hudson City from September 2014 until November 2015. Mr. Salamone joined Hudson City in 2001 as Senior Executive Vice President and served on its Board of Directors. Between 2002 and 2014, he held several senior executive positions at Hudson City, including President and Chief Operating Officer. Prior to joining Hudson City, Mr. Salamone was an accountant with PricewaterhouseCoopers LLP for 26 years, 16 years as a partner where he served as the Global Financial Services leader for Audit and Business Advisory Services. He is a member of the American Institute of CPAs and a member of the New York State Society of CPAs. Mr. Salamone serves as Chairman of the Board of Trustees for St. Francis College in Brooklyn Heights, New York, as a trustee of the Ridgewood, New Jersey YMCA, and as a trustee and Chair of the Audit and Risk Committee of Valley Health System in Ridgewood, New Jersey. He is the Chair of the Audit Committee of the Board. Mr. Salamone is also a director of M&T’s subsidiary, M&T Bank, the Chair of its Examining Committee and a member of its Executive Committee.

Experience, Skills and Qualifications

Mr. Salamone has more than 40 years of experience in the financial services industry and brings significant accounting skills and knowledge of financial reporting and risk management. He holds a Bachelor of Science in Accounting from St. Francis College.

RUDINA SESERI
Trust and Investment Committee of M&T Bank Member Director since 2020

Ms. Seseri, age 46, is the Founder and Managing Partner of Glasswing Ventures, LLC, an early-stage venture capital firm that invests in artificial intelligence and frontier technology companies that provide solutions in the enterprise and cybersecurity markets. Prior to founding Glasswing Ventures in 2015, she was a partner at Fairhaven Capital, a technology venture capital firm, from 2010 to 2015 after serving as an associate since 2007. Ms. Seseri previously served as a Senior Manager in the Corporate Development Group at Microsoft Corporation, where she was responsible for leading acquisitions and investments in companies of strategic importance, and as an investment banker in the Technology Group at Credit Suisse Group AG, leading public market transactions. She was appointed by the Dean of Harvard Business School as an Executive Fellow in 2022, having previously served as Entrepreneur in Residence in the Rock Center at Harvard Business School since 2013. Ms. Seseri serves as a director of MSC Industrial Direct Co., Inc. (NYSE: MSM) and as a member of its Compensation Committee and of its Nominating and Corporate Governance Committee. She also serves on the boards of several private startup companies. Ms. Seseri is also a director of M&T’s subsidiary, M&T Bank, and a member of its Trust and Investment Committee. In addition, she is an advisory member of the Trust and Investment Committees of Wilmington Trust, N.A., a subsidiary of M&T, and Wilmington Trust Company, a subsidiary of M&T Bank.

Experience, Skills and Qualifications

Ms. Seseri brings nearly 20 years of investing and transactional experience, including in building successful technology companies in innovative fields such as artificial intelligence, machine learning, enterprise software, and digital marketing technologies. She has significant knowledge in areas of technology, digital innovation, consumer solutions and strategic planning. Ms. Seseri holds a Bachelor of Arts from Wellesley College and a Master of Business Administration from Harvard Business School.

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KIRK W. WALTERS
Trust and Investment Committee of M&T Bank Member Director since 2022

Mr. Walters, age 68, previously served as Senior Executive Vice President of Corporate Development and Strategic Planning as well as a director of People’s United. He joined the M&T Board upon the closing of M&T’s acquisition of People’s United in April 2022. In addition, from 2011 to 2014, Mr. Walters served as Chief Financial Officer of People’s United. Prior to joining People’s United, he was a Senior Executive Vice President and a director of Santander Holdings USA, Inc. Previously Mr. Walters held various senior executive positions with Chittenden Corporation from 1996 to 2008; Northeast Federal Corporation (including Chairman, President and Chief Executive Officer) from 1989 to 1995; and CalFed, Inc. from 1984 to 1989. He began his career with Coopers & Lybrand and is a member of the California Society of CPAs. Mr. Walters is also actively involved in several philanthropic activities among which are AngelFlight and ImproveCareNow. He is also a director of M&T’s subsidiary, M&T Bank, and a member of its Trust and Investment Committee. In addition, he is an advisory member of the Trust and Investment Committees of Wilmington Trust, N.A., a subsidiary of M&T, and Wilmington Trust Company, a subsidiary of M&T Bank.

Experience, Skills and Qualifications

Mr. Walters brings substantial banking and financial services industry expertise. He has extensive executive and management experience gained through his leadership roles at various financial institutions. Mr. Walters holds a Bachelor of Science in Accounting from the University of Southern California.

HERBERT L. WASHINGTON
Audit Committee Member Compensation and Human Capital Committee Member Director since 1996

Mr. Washington, age 73, is President of H.L.W. Fast Track, Inc., a fast-food restaurant enterprise located in Youngstown, Ohio, which owned and operated McDonald’s franchises in Ohio and Pennsylvania from 1980 to 2022. He is a director of the Youngstown Ohio Chamber of Commerce and of the Big Ten Athletic Advisory Committee. Mr. Washington was appointed as a director of the Federal Reserve Bank of New York for a three-year term in 1993. He served as Chairman of the Federal Reserve Bank of New York, Buffalo Branch Board from 1992 to 1993. Mr. Washington is a member of the Audit Committee and Compensation and Human Capital Committee of the Board. He is also a director of M&T’s subsidiary, M&T Bank, and a member of its Examining Committee.

Experience, Skills and Qualifications

Mr. Washington brings extensive business acumen, valuable entrepreneurial skills as well as human capital, corporate governance and financial regulation experience. He holds a Bachelor of Arts in Education from Michigan State University.

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CORPORATE GOVERNANCE OF M&T BANK CORPORATION

Corporate Governance Standards

The Board is committed to sound and effective corporate governance that conforms to the highest standards of business ethics and integrity, provides robust oversight of management and promotes the long-term interests of our shareholders. The Board annually evaluates its Corporate Governance Standards in light of best practices and regulatory guidance. The Corporate Governance Standards are available on M&T’s website at ir.mtb.com/corporate-governance. These standards address, among other items, director qualifications and responsibilities, board committees, director compensation and independence, director orientation and continuing education, performance evaluations, director commitments and conflicts of interest.

Board Composition, Diversity and Refreshment

Our Corporate Governance Standards provide that the N&G Committee, in discharging its duties to review director nominee qualifications, consider experience, skill set, independence and diversity in the context of Board needs and obligations. In light of these standards, the N&G Committee endeavors to identify nominees who possess diverse business experiences, life skills, geographic representation and community involvement.

Board Succession and Continuity Process. The Board, acting through the N&G Committee, reviews and considers new director candidates and existing members as part of its ongoing succession planning process for key Board and committee positions. The N&G Committee engages a third party, Ridgeway Partners, to assist in this process, including with the identification and evaluation of potential future director nominees. Based on contributions and feedback from the N&G Committee, other directors, executive management and Ridgeway Partners, a Board framework and analysis of the skills, experiences and attributes that M&T believes would be beneficial to have represented on the Board and its committees have been developed. This process takes into account the current needs of the Board, future director succession planning needs and M&T’s business strategy and industry trends. The importance of diversity in the composition of the Board has been a specific emphasis. The analysis of desired skills and attributes is leveraged throughout the process in identifying and evaluating Board candidates and considering committee assignments.

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Diversity and Tenure. In identifying and recommending nominees to shareholders, our Board believes that its composition should also reflect gender, racial and other diversity. Since Mr. Jones became Chairman and CEO in late 2017, the percentage of diverse directors serving on the Board has increased from 19% to 41% of current directors and 44% of nominees at the Annual Meeting, which includes four women and three people of color. The Board also believes it is desirable to maintain a mix of experienced, longer-tenured directors who possess deep institutional knowledge along with newer directors who have different expertise, backgrounds and fresh perspectives. Over 40% of the director nominees have served on the Board for five years or less.

Board Size. We are asking our shareholders to vote for the election of 16 director nominees. The Board regularly evaluates its size and structure to provide effective oversight and best serve the needs of M&T and the interests of our shareholders and stakeholders. As a financial institution, M&T faces considerable and changing regulatory, risk management and economic demands that require a substantial commitment on the part of our directors. The size of our Board allows for an appropriate number of members to be designated to each committee with the skills, experience and time to provide proper and effective oversight. The diversity of viewpoints and skills on the Board and each committee also allows for an effective check and balance on proposals from management and directors. In addition, the number of independent directors aids in complying with the requisite independence standards of each Board committee.

Over-Boarding Policy. The Board also considers the availability of each candidate to fulfill his or her responsibilities as a director. Both the Corporate Governance Standards and the N&G Committee Charter require that the Board, through the N&G Committee, review a director’s ability to continue to serve as a director of M&T if he or she wishes to join another public company board and would serve on three or more other public company boards after accepting the invitation. In the case of a director who is also an executive officer of a public company, the N&G Committee will conduct such review whenever the director wishes to join another public company board, regardless of the number of other boards on which he or she sits. Each year, the N&G Committee receives a report on and reviews the outside board commitments of all director nominees when considering whether to recommend such directors as nominees.

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Board Skills and Experience. The 16 director nominees represent a range of backgrounds, professions, skills, experiences and communities. The Board believes these complementary skills and experiences produce an effective and highly qualified Board. The skills and diversity characteristics below were self-identified by the directors as part of the company’s annual director questionnaire process.

Board Skills and Experience Matrix

SKILLS AND EXPERIENCE

CEO Experience	✓	✓				✓	✓		✓		✓	✓	✓	✓	✓	✓

Commercial Banking	✓				✓	✓	✓	✓	✓			✓			✓

Wealth / Investment Management					✓	✓		✓	✓				✓	✓	✓

Customer Experience / Retail	✓		✓				✓	✓			✓	✓	✓		✓	✓

Technology / Digital Innovation		✓	✓	✓	✓					✓				✓

Cybersecurity			✓	✓						✓				✓

Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Corporate Governance	✓	✓	✓	✓	✓	✓	✓			✓	✓	✓	✓	✓	✓

Bank Regulatory	✓			✓	✓	✓	✓	✓	✓			✓	✓		✓

Finance / Accounting	✓	✓	✓	✓	✓	✓	✓	✓	✓			✓	✓	✓	✓	✓

Human Capital Management	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

BOARD DEMOGRAPHICS

Gender Diversity				✓ (Female)				✓ (Female)			✓ (Female)			✓ (Female)

Race/Ethnicity Diversity			✓ (Black)						✓ (Black)							✓ (Black)

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Board Independence

In February 2024, the Board conducted its annual director independence review. Based upon the recommendation of the N&G Committee, the Board determined that of the 16 nominees standing for election as directors at the 2024 Annual Meeting (each of whom currently serves as a director), 15 meet the New York Stock Exchange (“NYSE”) standards for independence, as well as Mr. Scannell who is not standing for election. Mr. Jones is the only director and nominee not determined to be independent.

The Board applies the standards of the Securities and Exchange Commission (“SEC”), NYSE and M&T’s Corporate Governance Standards to assist it in making independence determinations. The Board considers all relevant facts and circumstances in determining whether a material relationship exists with M&T. Material relationships that the Board may consider include commercial, banking, consulting, legal, accounting, industrial, charitable and family relationships. As described below, the NYSE listing standards set forth specific relationships that will automatically bar independence.

NYSE “Bright-Line” Independence Tests. Under the NYSE “bright-line” tests, each of the following relationships will automatically bar a director from being independent:

•	A director is employed by M&T or an immediate family member is an executive officer of M&T;

•

A director’s (or immediate family member’s) receipt of more than $120,000 per year in direct compensation from M&T (other than director fees and pension or other forms of deferred compensation for prior service not contingent upon continued service, and other than compensation received by an immediate family member who is not an executive officer for service as an employee);

•	A director’s (or immediate family member’s) affiliation or employment with M&T’s internal or external auditors;

•	A director (or immediate family member) who has been an executive officer of another company where any executive officer of M&T serves or served on that company’s compensation committee; or

•

A director employed by (or an immediate family member is an executive officer of) a company that makes payments to, or receives payments from, M&T in an amount in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenues.

An employee-director of M&T (or a director with an immediate family member who is an M&T executive officer) will not be independent until three years after the employment relationship ends. The other bright-line tests will bar independence if they existed at any time during the prior three years. In addition, a director must be affirmatively determined by our Board to have no material relationship with M&T or its subsidiaries to be considered independent.

In making its determination as to the independence of the directors, the Board considered specific transactions, relationships and arrangements with directors and their immediate family members and any such person’s business affiliations. Additionally, the Board considers ordinary course banking and financial services transactions provided by M&T and its subsidiaries in making its determination as to independence. See the section below titled “Transactions with Directors, Executive Officers and Certain Shareholders” for more information.

The Board, upon the recommendation of the N&G Committee, considered relevant facts and circumstances consistent with the applicable independence standards. Based on its review, the Board affirmatively determined that, other than Mr. Jones, each member of the Board is “independent” and does not have any material relationships with M&T or its subsidiaries.

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Board Leadership Structure

Chairman. Mr. Jones was elected as M&T’s Chairman of the Board and appointed Chief Executive Officer in December 2017. Mr. Jones has been an employee of M&T for more than 30 years and has been a member of executive management for over 18 years. The Board believes that in light of Mr. Jones’ significant broad-based experience with M&T and his leadership tenure with the organization, his service as Chairman continues to be appropriate for the Board as it fosters effective decision making and clear accountability.

Lead Independent Director. The Board adheres to M&T’s Corporate Governance Standards and annually elects a non-executive Vice Chairman of the Board who performs the duties of lead independent director. Mr. Brady has served as the lead independent director since 2015. As lead independent director, Mr. Brady presides over the executive sessions of the non-management directors. Mr. Brady also currently serves as the Chair of the N&G Committee, which oversees the efforts of M&T and the Board to maintain effective corporate governance practices and Board composition.

Executive Sessions of the Non-Management Directors. The non-management directors meet at regularly scheduled executive sessions without management. Mr. Brady, Vice Chairman of the Board and the lead independent director, presides at these meetings. In the absence of the lead independent director, the non-management directors determine which director will preside at such meetings.

Board Self-Evaluation Process

The N&G Committee oversees an annual self-evaluation of the Board. Prior to the beginning of the Board’s self-evaluation each year, the N&G Committee considers possible enhancements to the process, including changes to the evaluation format and the written questionnaire. The written questionnaire, which is provided to each director, covers a range of topics related to Board effectiveness and performance, including questions on Board composition, culture, committee performance, risk management, oversight of corporate strategy, management accountability, and agenda and meeting effectiveness.

After completion of the written questionnaire, the full Board, led by the Chair of the N&G Committee, reviews the results and holds a self-evaluation discussion. Any points of attention or changes to Board practices are identified, and the Chair of the N&G Committee has the opportunity to meet with the Chief Legal Officer or others as necessary to discuss any such follow-up items. Later in the year, the lead independent director also leads a discussion on Board effectiveness and solicits further feedback during an executive session of the non-management directors. In addition to this formal Board self-evaluation process, directors are encouraged to provide feedback at any point during the year. Board committees also perform their own self-evaluation process as required in their respective charters.

Board Continuing Education and Orientation

The Board, through discussions with management and requests throughout the year, identifies areas of focus for director education and development. As a result, educational topics are planned throughout the year and presented at meetings of the Board and committees on a regular basis. The presentations are provided by both internal specialists and outside advisors on a range of topics to enhance directors’ knowledge of areas important to their ability to carry out Board and committee responsibilities. Directors are also encouraged to pursue outside learning opportunities and offered membership by M&T in a leading national director education association.

Newly elected directors participate in the company’s director orientation program. The director orientation program aims to acquaint newly elected directors with M&T’s business, culture and governance framework. Members of executive leadership, including heads of business lines and departments, participate in a detailed live orientation session with new directors, reviewing the company’s culture and values, business structure, strategic objectives and planning, risk management matters, corporate governance program, internal audit services and compliance programs, and policies applicable to directors, among other topics.

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Board’s Role in Risk Oversight

The Risk Committee assists the Board in its oversight of risk management functions. Management has established the Enterprise Risk Framework (“Risk Framework”) through which M&T identifies, assesses, monitors, controls, communicates, and escalates risk in a manner designed to ensure the Risk Committee is provided the transparency necessary to be effective in its oversight responsibilities.

The Risk Framework, which is reviewed and approved by the Risk Committee at least annually, represents M&T’s overall risk management approach, including the policies, processes, controls, and systems, through which the company seeks to manage risk. It provides a common foundation for all employees and officers as well as directors to understand and communicate the types of risks that M&T faces in pursuit of its business objectives.

M&T’s Risk Framework includes the following critical elements:

• The Risk Appetite Statement, which articulates, in written form, the types of risks that M&T is willing to accept and those that M&T seeks to avoid in pursuit of its business objectives. It affirms the principles by which M&T identifies itself, while providing a central guide for decision making processes.

• The “Three Lines of Defense” Control Structure, which is intended to clarify roles, responsibilities and accountabilities for decision making, risk taking and control across M&T. The Second and Third Lines of Defense provide independent oversight to help ensure thorough and effective identification, assessment, monitoring, and mitigation of risks.

• Risk Governance Committee oversight through a multi-tiered structure responsible for overseeing proactive risk identification, developing an aggregated view of risks, and providing a consistent governance methodology across M&T. The Risk Governance Committees are management committees predominately chaired by members of our Independent Risk Management teams, and membership spans employees from all three Lines of Defense. All such committees report up to the Management Risk Committee, which is chaired by the Chief Risk Officer (“CRO”), and serves as the executive level committee responsible for the implementation and oversight of the Risk Framework.

• Clearly defined roles and responsibilities through the establishment of Risk Management policies and procedures.

• Risk Reporting, which provides a sustainable mechanism designed to ensure that the Management Risk Committee and the Risk Committee are notified of all material risks and provided an independent assessment of M&T’s activities by the Second Line of Defense.

In addition to the Risk Committee, the Audit Committee plays a key role in risk management oversight through the validation and oversight of our internal controls, policies and procedures to help ensure their effectiveness, as described further below in the description of the Audit Committee. Our C&HC Committee also provides oversight of risks associated with M&T’s compensation programs, as described in more detail under “Incentive Compensation Governance” in the Compensation Discussion and Analysis section of this proxy statement.

At each Board meeting, the Board receives a report from the Chair of the Risk Committee and the CRO. Further, the CRO provides reports directly to the Risk Committee at each of its meetings as well as at least twice per year to the Audit Committee and at least annually to the C&HC Committee. The Board also regularly receives reports from the Chair of the Audit Committee. During 2023, the Risk Committee held 17 meetings, including two joint meetings with the Audit Committee.

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Oversight of Sustainability and ESG Matters

Board Oversight. The Board is committed to effective oversight of sustainability and environmental, social and governance (“ESG”) matters. The Board maintains such oversight through its committee structure.

•

N&G Committee: The N&G Committee serves as a resource to the Board on corporate governance, sustainability and ESG matters and oversees the company’s overall sustainability and ESG strategy and policies;

•	Risk Committee: The Risk Committee is responsible for oversight of M&T’s Risk Framework, which includes the oversight of climate risk;

•

C&HC Committee: The C&HC Committee reviews M&T’s human capital and talent management strategies, including employee diversity, equity and inclusion, well-being and engagement, and recruitment, development and retention; and

•	Audit Committee: The Audit Committee discusses key ESG and sustainability-related disclosures, including internal procedures and controls related to such disclosures.

Management Governance Structure. Board oversight is supported by a management governance structure which includes our Sustainability Committee. The Sustainability Committee oversees M&T’s sustainability and ESG management framework, including the strategies, objectives, disclosures, goals and targets, communications, and policies established across the company to identify, measure, monitor, control, respond to, report on, and execute on ESG risks and opportunities. The Sustainability Committee is comprised of key executive leaders and reports to the N&G Committee. In addition, we have established a Sustainability Working Group and Climate Steering Committee comprised of senior leaders from across M&T to provide feedback, guidance and promote alignment and effectiveness of sustainability initiatives and the enterprise-wide climate program, respectively.

Climate risk is integrated into our Risk Framework with oversight from the Risk Committee. The Climate Risk Working Group was established by M&T’s senior-level Operational Risk Committee to aid in the governance and review of oversight of climate risk and is comprised of employees across the company who monitor for climate risks.

M&T provides more information regarding its sustainability and ESG program, priorities and progress in its annual Sustainability Report, which can be found on M&T’s Investor Relations website at ir.mtb.com.

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Board Committees

Board and Committee Membership

(as of March 1, 2024)

Director	Audit	Compensation and Human Capital	Executive	Nomination and Governance	Risk
John P. Barnes(1)					✓
Robert T. Brady(2)			✓	Chair
Carlton J. Charles				✓
Jane Chwick(1)					✓
William F. Cruger, Jr.(3)	✓
T. Jefferson Cunningham III	✓
Gary N. Geisel		Chair	✓
Leslie V. Godridge(1)					✓
René F. Jones(4)			✓
Richard H. Ledgett, Jr.					✓
Melinda R. Rich		✓	✓
Robert E. Sadler, Jr.(1)			Chair		Chair
Denis J. Salamone(3)	Chair
John R. Scannell				✓
Rudina Seseri
Kirk W. Walters
Herbert L. Washington	✓	✓
(1)	Designated as a “risk management expert” under Regulation YY of the Board of Governors of the Federal Reserve System.
(2)	Mr. Brady also serves as the non-executive Vice Chairman of the Board who performs the duties of lead independent director.
(3)	Determined to be an “audit committee financial expert” under SEC rules.
(4)	Mr. Jones serves as the Chairman of the Board.

Audit Committee

The Audit Committee has the authority and responsibility to engage and discharge the independent registered public accounting firm, pre-approve all audit and non-audit services to be provided by such firm, review the plan and results of the auditing engagement, review management’s evaluation of the adequacy of M&T’s system of internal controls over financial reporting, direct and supervise investigations into matters within the scope of its duties, and perform the duties set forth in its written charter and such other duties as are required by applicable laws or SEC rules. The Audit Committee also approves the compensation of M&T’s Chief Auditor. In addition, the Audit Committee serves as the Examining Committee for M&T Bank and Wilmington Trust, N.A. The members of the Audit Committee are Messrs. Cruger, Cunningham, Salamone (Chair) and Washington, each of whom served on the Committee throughout 2023. The Audit Committee held 14 meetings in 2023, including two joint meetings with the Risk Committee.

The Audit Committee is comprised solely of directors who are not officers or employees of M&T and who the Board has determined have the requisite financial literacy to serve on the Audit Committee. The Board determined that no member of the Audit Committee has any material relationship with M&T that might interfere with the exercise of the member’s independent judgment and that each member meets the standards of independence established by the SEC and the NYSE. In addition, the Board has determined that at least one member of the Audit Committee meets the NYSE standard of having “accounting or related financial management expertise.” The Board, based upon the recommendation of the N&G Committee, after reviewing all relevant facts and circumstances, has determined that Mr. Cruger and Mr. Salamone each is an “audit committee financial expert” under SEC rules.

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The Audit Committee is governed by a written charter approved by the Board. The Audit Committee Charter is available on M&T’s website at ir.mtb.com/corporate-governance.

Compensation and Human Capital (C&HC) Committee

The C&HC Committee, in accordance with its charter, is responsible for discharging the responsibilities of the Board relating to the compensation of M&T’s executive officers as well as administering M&T’s equity compensation plans and awarding grants thereunder. The C&HC Committee is also responsible for oversight of M&T’s human capital and talent management strategies, including strategies related to employee diversity, equity and inclusion, well-being, engagement, recruitment, development and retention.

The C&HC Committee recommends to the Board the compensation and benefits of directors and reviews and approves the compensation and benefits of executive officers of M&T. The C&HC Committee is also responsible for reviewing with management the Compensation Discussion and Analysis (“CD&A”) and providing a report recommending to the Board whether such CD&A should be included in the proxy statement.

The members of the C&HC Committee are Mr. Geisel (Chair), Ms. Rich and Mr. Washington, each of whom served on the Committee throughout 2023. The C&HC Committee held seven meetings in 2023, including one joint meeting with the N&G Committee.

The C&HC Committee is comprised solely of directors who are not officers or employees of M&T. The Board determined that no member of the C&HC Committee has any material relationship with M&T that might interfere with the exercise of the member’s independent judgment and that each member meets the standards of independence established by the SEC and the NYSE, including for compensation committees.

The C&HC Committee is governed by a written charter approved by the Board. The C&HC Committee Charter is available on M&T’s website at ir.mtb.com/corporate-governance.

Executive Committee

The Board has empowered its Executive Committee to act when the Board is not in session, during which time the Executive Committee possesses all of the Board’s powers in the management of the business and affairs of M&T, except as otherwise limited by law. The members of the Executive Committee are Mr. Brady, Mr. Geisel, Mr. Jones, Ms. Rich and Mr. Sadler (Chair), each of whom served on the Committee throughout 2023. The Executive Committee held seven meetings in 2023. The Executive Committee of M&T meets jointly with the Executive Committee of M&T Bank, which includes Messrs. Ledgett and Salamone as rotating members, in addition to Mr. Brady, Mr. Geisel, Mr. Jones, Ms. Rich and Mr. Sadler (Chair).

The Executive Committee is governed by a written charter approved by the Board. The Executive Committee Charter is available on M&T’s website at ir.mtb.com/corporate-governance.

Nomination and Governance (N&G) Committee

The N&G Committee is responsible for evaluating and overseeing the efforts of M&T and of the Board to maintain effective corporate governance practices and identifying candidates for election to the Board. In addition, the N&G Committee is responsible for reviewing M&T’s strategy and policies relating to sustainability and ESG matters, including engagement with shareholders and other stakeholders.

The members of the N&G Committee are Messrs. Brady (Chair), Charles and Scannell, each of whom served on the Committee in 2023. Mr. Charles joined the N&G Committee upon his election to the Board in January 2023. The N&G Committee held six meetings in 2023, including one joint meeting with the C&HC Committee.

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The N&G Committee considers nominees for director who are recommended by various persons or entities, including, but not limited to, non-management directors, the Chief Executive Officer and other executive officers of M&T, and shareholders. As explained above under “Board Composition, Diversity and Refreshment,” in evaluating all nominees for director, including those recommended by shareholders, the N&G Committee reviews the qualifications and independence of the potential nominee in light of the composition of the current Board and its various committees. This assessment includes, among other considerations, the potential nominee’s diversity, qualification as independent, skills, experience, tenure, contribution and appropriate geographic balance in the context of the needs of the Board and its committees. The N&G Committee has engaged Ridgeway Partners to assist with identification and evaluation of potential future director nominees.

The N&G Committee will consider candidates nominated by shareholders who are properly submitted in writing to M&T’s Corporate Secretary at One M&T Plaza, Buffalo, New York 14203 and received no earlier than 150 days and no later than 120 days prior to the anniversary of the date on which M&T first mailed its proxy materials for the preceding year’s Annual Meeting of Shareholders. For the 2025 Annual Meeting of Shareholders, M&T’s Corporate Secretary must receive those nominations no earlier than October 6, 2024 and no later than November 5, 2024.

The N&G Committee is comprised solely of directors who are not officers or employees of M&T. The Board determined that no member of the N&G Committee has any material relationship with M&T that might interfere with the exercise of the member’s independent judgment and that each member meets the standards of independence established by the SEC and the NYSE.

The N&G Committee is governed by a written charter approved by the Board. The N&G Committee Charter is available on M&T’s website at ir.mtb.com/corporate-governance.

Risk Committee

The Risk Committee assists the Board in its oversight of M&T’s risk management function, including the strategies, policies, procedures and systems established by management to identify, assess, measure and manage the major risks facing M&T. In discharging its duties of risk oversight, the Risk Committee provides input to management on risk appetite, risk profile and regulatory requirements and assesses the effectiveness of M&T’s risk management framework. See “Board’s Role in Risk Oversight” above for more information about the Risk Committee’s role in assisting the Board in its oversight of risk management functions.

The members of the Risk Committee are Mr. Barnes, Ms. Chwick. Ms. Godridge, Mr. Ledgett and Mr. Sadler (Chair), each of whom served on the Committee throughout 2023. The Risk Committee held 17 meetings in 2023, including two joint meetings with the Audit Committee.

Regulation YY promulgated by the Federal Reserve Board (“FRB”), requires that publicly traded bank holding companies such as M&T must maintain a risk committee chaired by an independent director and include at least one member meeting the FRB standards of experience in identifying, assessing and managing risk exposures of large, complex financial firms commensurate with the company’s structure, risk profile complexity, activities and size (a “risk management expert”). The Board, based upon the recommendation of the N&G Committee, after reviewing all relevant facts and circumstances, determined that Mr. Barnes, Ms. Chwick, Ms. Godridge and Mr. Sadler each is a “risk management expert.”

The Risk Committee is governed by a written charter approved by the Board. The Risk Committee Charter is available on M&T’s website at ir.mtb.com/corporate-governance.

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Board and Committee Attendance

The Board held 10 meetings in 2023. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees on which the director served. The average attendance of directors at Board and board committee meetings held in 2023 was approximately 96%.

96% Average attendance of directors at Board and committee meetings in 2023

M&T’s Corporate Governance Standards encourage all members of the Board to attend its Annual Meeting of Shareholders, absent exigent circumstances. All directors attended the 2023 Annual Meeting of Shareholders, which was held virtually.

Codes of Business Conduct and Ethics

M&T makes its Code of Business Conduct and Ethics available to all employees. M&T requires all employees to certify that they have read and are familiar with the employee policies and procedures and their content, including our Code of Business Conduct and Ethics, and that they will adhere to such policies and procedures.

M&T’s Code of Business Conduct and Ethics applies to our directors, officers, advisors and employees, as well as to our agents and representatives, including consultants. Our Code of Business Conduct and Ethics requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the best interests of M&T. In addition, our Code of Business Conduct and Ethics expects individuals to report any observed illegal or unethical behavior and provides a retaliation-free reporting mechanism. Our Code of Business Conduct and Ethics is a guide to help ensure that all individuals live up to the highest ethical standards.

M&T also maintains a Code of Ethics for CEO and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Controller and any other senior financial officers designated by the Chief Financial Officer from time to time. This Code of Ethics supplements our Code of Business Conduct and Ethics and is intended to promote honest and ethical conduct, full and accurate financial reporting and compliance with laws, as well as other matters.

Our Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers are available on M&T’s website at ir.mtb.com/corporate-governance. In accordance with SEC rules, M&T will post on its website or file a Form 8-K to report any amendment to or waiver from any provision in the Code of Business Conduct and Ethics or Code of Ethics for CEO and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Controller, or persons performing similar functions.

In addition to being available on M&T’s website at ir.mtb.com/corporate-governance, any shareholder can request copies of M&T’s Corporate Governance Standards, the charters for each of the Audit Committee, C&HC Committee, Executive Committee, N&G Committee or Risk Committee, as well as our Code of Business Conduct and Ethics, and our Code of Ethics for CEO and Senior Financial Officers. To make a request, shareholders may either mail their request to M&T Bank Corporation, Attention: Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send such request to Shareholder Relations via electronic mail at ir@mtb.com.

Communications with the Board

Any shareholder or other interested party wishing to communicate with the Board or any individual director may submit his or her written correspondence to M&T Bank Corporation’s Corporate

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Secretary, One M&T Plaza, Buffalo, New York 14203. The Corporate Secretary will provide the communication, or prepare a summary of the communication, to the appropriate member(s) of the Board, unless, in the judgment of the Corporate Secretary, the matter is not intended or appropriate for the Board.

Majority Voting Standard for Director Elections

Pursuant to M&T’s Amended and Restated Bylaws, in an uncontested election when a quorum is represented, the affirmative vote of a majority of the votes cast with respect to a director nominee is required for the election of that nominee as a director. If an incumbent director in an uncontested election does not receive the affirmative vote of a majority of the votes cast, that director would still be elected, but would be required to tender his or her resignation to the Board. The independent members of the Board would then determine whether or not to accept such resignation, taking into account the recommendation of the N&G Committee. The Board will publicly disclose, in a press release or SEC filing, its decision to accept or reject such resignation within 90 days after the certification of the election results.

Compensation and Human Capital Committee Interlocks and Insider Participation

Mr. Geisel, Ms. Rich and Mr. Washington served as members of the C&HC Committee during 2023, and each currently serves as a member. No individual who served as a member of the C&HC Committee during 2023 was at any time or formerly an officer or employee of M&T or any of its subsidiaries. During 2023, none of M&T’s executive officers served as a director of another entity, one of whose executive officers served on the C&HC Committee, and none of M&T’s executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as a member of M&T’s Board or on the C&HC Committee.

The Board determined that all members of the C&HC Committee are independent and have no financial or personal relationships with M&T requiring disclosure pursuant to SEC rules (other than director compensation, equity ownership and transactions made in the ordinary course of business with its banking or other operating subsidiaries as described in this proxy statement).

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Director Compensation

The compensation program for our non-employee directors aims to compensate directors in a competitive range compared to peer financial institutions, commensurate with the significant amount of time, effort and expertise required to fulfill director duties. The program also aims to align the interests of our directors with M&T’s shareholders through the award of an annual Board equity retainer.

The director compensation structure provides annual compensation to directors approximately 50 percent in equity and 50 percent in cash (depending upon committee participation) through an annual Board equity retainer and an annual Board cash retainer, as well as annual committee cash retainers for service on Board committees. There are no per meeting fees.

Equity Award. The annual Board equity retainer component is granted in the form of restricted stock units having a grant date fair value of $130,000 for the lead independent director and of $120,000 for each other non-employee director. For 2023, the restricted stock units were awarded in April 2023, vest on the one-year anniversary of the grant date, and have such other terms as provided in a Directors’ Restricted Stock Unit Award Agreement and under the M&T Bank Corporation 2019 Equity Incentive Compensation Plan, as amended and restated (the “2019 Equity Plan”).

Cash Fees. Under the annual Board cash retainer component, a cash retainer of $100,000 is paid to the lead independent director and a cash retainer of $90,000 is paid to each other non-employee director.

Committee Fees. The following annual cash retainers are also paid to the members of the committees of the Board:

•	An annual cash retainer of $40,000 is paid to the Chair of the Audit Committee, and an annual cash retainer of $20,000 is paid to each other member of the Audit Committee.

•	An annual cash retainer of $25,000 is paid to the Chair of the C&HC Committee and an annual cash retainer of $15,000 is paid to each other member of the C&HC Committee.

•

An annual cash retainer of $25,000 is paid to the Chair of the Executive Committee, and an annual cash retainer of $15,000 is paid to each other member of the Executive Committee (including directors who serve on the Executive Committee of M&T’s subsidiary, M&T Bank).

•	An annual cash retainer of $25,000 is paid to the Chair of the N&G Committee and an annual cash retainer of $15,000 is paid to each other member of the N&G Committee.

•	An annual cash retainer of $40,000 is paid to the Chair of the Risk Committee and an annual cash retainer of $25,000 is paid to each other member of the Risk Committee.

In addition, directors who also serve as members of M&T Bank’s Trust and Investment Committee are paid an annual cash retainer of $12,000, with the Chair paid an annual cash retainer of $15,000.

The annual Board and committee cash retainers are paid in quarterly installments, with quarterly payments paid in arrears at the beginning of each calendar quarter for service during the prior quarter.

Directors who are salaried officers of M&T or its subsidiaries do not receive any compensation for their service as directors.

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The following table sets forth the compensation of directors (who are not salaried officers of M&T or its subsidiaries) for fiscal year 2023.

2023 Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	All Other Compensation ($)	Total ($)
John. P. Barnes	115,000.00	120,013.20	—	235,013.20
Robert T. Brady	140,000.00	130,077.20	—	270,077.20
Carlton J. Charles(4)	135,000.00	120,013.20	—	255,013.20
Jane Chwick	115,000.00	120,013.20	—	235,013.20
William F. Cruger, Jr.	110,000.00	120,013.20	—	230,013.20
T. Jefferson Cunningham III	110,000.00	124,069.20	—	234,069.20
Gary N. Geisel	130,000.00	124,069.20	—	254,069.20
Leslie V. Godridge	130,000.00	120,013.20	—	250,013.20
Richard H. Ledgett, Jr.	130,000.00	120,013.20	—	250,013.20
Melinda R. Rich	105,000.00	120,013.20	—	225,013.20
Robert E. Sadler, Jr.	155,000.00	128,125.20	—	283,125.20
Denis J. Salamone	145,000.00	120,013.20	—	265,013.20
John R. Scannell	105,000.00	120,013.20	—	225,013.20
Rudina Seseri	102,000.00	120,013.20	—	222,013.20
Kirk. W. Walters	102,000.00	120,013.20	—	222,013.20
Herbert L. Washington	125,000.00	120,013.20	—	245,013.20

(1)	As described above the table, cash fees are paid in quarterly installments at the beginning of each calendar quarter for service the prior quarter.

(2)

The amounts in this column include the annual Board equity retainer granted in April 2023 under the compensation program for our non-employee directors, as described on the prior page. The annual Board equity retainer was granted under the 2019 Equity Plan and vests upon the one-year anniversary of the grant date. The grant date fair value of the annual Board equity retainer is based on the closing price of M&T common stock on the NYSE as of the grant date. Grants to directors for the annual Board equity retainer are rounded up to the next whole share.

(3)

For each of Messrs. Cunningham, Geisel and Sadler, the amount listed in this column also includes the grant date fair value of an annual equity award paid for such director’s service on an M&T Bank Regional Directors Advisory Council (each, a “DAC Award”), which is granted under the 2019 Equity Plan and is vested upon grant. The grant date fair value of each annual DAC Award granted in 2023 as included in the column is based on the closing price of M&T common stock on the NYSE as of the grant date and is as follows for each director: (i) $4,065 for Mr. Cunningham; (ii) $4,065 for Mr. Geisel; and (iii) $8,112 for Mr. Sadler.

(4)

Mr. Charles was elected to the Board in January 2023. For service in the first quarter of 2023, in addition to his quarterly cash retainer payment for such period, Mr. Charles received $30,000 in cash fees reflecting the prorated value of the equity retainer for such period.

M&T Bank Regional Directors Advisory Council Fees

As reflected in the 2023 Director Compensation Table above, Messrs. Cunningham, Geisel and Sadler also received an annual equity award in 2023 for their service on an M&T Bank Regional Directors Advisory Council (“DAC”). During 2023, Mr. Cunningham served as Chairman of the DAC of the Hudson Valley Division of M&T Bank; Mr. Geisel served as Chairman of the DAC of the Baltimore-Washington Division of M&T Bank; and Mr. Sadler served as Chairman of the DAC of the Florida Division of M&T Bank. The annual equity award for DAC service is granted under the 2019 Equity Plan and is vested upon grant. The value of each equity award is described in the 2023 Director Compensation Table above.

Director Stock Ownership Guidelines

Under M&T’s Corporate Governance Standards, each director is expected to own shares of M&T common stock, which includes all beneficially owned shares and unvested restricted stock units, with a value equal to at least five times the amount of the director’s annual cash retainer. Each director is expected to meet this ownership guideline by the fifth anniversary of his or her initial election to the Board. Directors who receive no personal compensation for their service are not subject to this guideline. All directors are in compliance with the director stock ownership guidelines (as of February 14, 2024).

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Stock Ownership Information

The tables below set forth direct and indirect ownership of common stock (and in the case of Mr. Walters, ownership of a series of preferred stock as described) by each of our directors, each of the NEOs, all directors and executive officers as a group, and by each person who is known to be the beneficial owner of more than 5% of such securities as of February 14, 2024. The tables also show the percentage of total shares outstanding of common stock and preferred stock, as applicable, represented by such ownership as of February 14, 2024.

For purposes of these tables, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) where, in general, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if such person has the right to acquire the beneficial ownership of the security within 60 days.

Directors and Named Executive Officers Stock Ownership

Name of Beneficial Owner	Number of Shares†		Percentage of Class
John P. Barnes	329,133	(1)(2)	*
Robert T. Brady	21,545	(3)	*
Carlton J. Charles	954		*
Jane Chwick	4,540		*
William F. Cruger, Jr.	7,401		*
T. Jefferson Cunningham III	25,212	(4)	*
Gary N. Geisel	19,652		*
Leslie V. Godridge	2,649		*
René F. Jones	217,911	(2)(5)(6)	*
Richard H. Ledgett, Jr.	4,758		*
Melinda R. Rich	20,631		*
Robert E. Sadler, Jr.	100,707	(7)	*
Denis J. Salamone	77,084	(8)	*
John R. Scannell	4,393		*
Rudina Seseri	1,736		*
Kirk W. Walters	110,319	(2)(6)(9)	*
	40,000	(10)	*
Herbert L. Washington	16,345	(11)	*
Daryl N. Bible	15,000		*
Christopher E. Kay	16,218	(2)	*
Darren J. King	101,122	(2)(6)(12)	*
Doris P. Meister	33,987	(2)(6)	*
Kevin J. Pearson	124,497	(2)(6)(13)	*
Current directors and executive officers as a group (29 persons) common stock ownership	1,370,747	(2)(6)	*
Current directors and executive officers as a group (29 persons) Series H Perpetual Non-Cumulative Preferred stock ownership	40,000		*

†	Represents shares of common stock, except as indicated in footnote 10 for Mr. Walters.

*	Less than 1% of class of shares (i.e., of outstanding common stock or preferred stock, as applicable)

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(1)	Includes 1,558 shares held by the Nancy Barnes Living Trust and 69,960 shares held by the John P. Barnes Living Trust.
(2)

Includes shares subject to options granted under (a) M&T ‘s incentive compensation plans, and (b) plans of companies acquired by M&T, the obligations of which have been assumed by M&T and converted into options to receive shares of M&T common stock, all of which are currently exercisable or are exercisable within 60 days after February 14, 2024: Mr. Barnes – 221,722 shares; Mr. Jones – 120,960 shares; Mr. Walters – 69,165 shares; Mr. Kay – 5,818 shares; Mr. King – 41,080 shares; Ms. Meister – 25,538 shares; Mr. Pearson – 67,414 shares; and all directors and executive officers as a group – 616,206 shares. Out-of-the-money options are included in the shares presented as beneficially owned to the extent they are currently exercisable or exercisable within 60 days after February 14, 2024.

(3)

Includes 8,000 shares held by a charitable remainder annuity trust of which Mr. Brady and his spouse are co-trustees and of which Mr. Brady’s spouse is the current annuity beneficiary for the lesser of her life or 21 years.

(4)

Includes 11,619 shares held through client accounts at Magnolia Capital Management, Ltd., a registered investment advisory firm of which Mr. Cunningham is the Chairman and Chief Executive Officer, and over which shares he has dispositive and voting powers. Mr. Cunningham has no pecuniary interest in such shares.

(5)	Includes 1,360.3 shares held indirectly as custodian for Mr. Jones’ children.

(6)

Includes shares through participation in the M&T Bank Corporation Retirement Savings Plan: Mr. Jones – 5,709 shares; Mr. Walters – 8 shares; Mr. King – 1,230 shares; Ms. Meister – 1,175 shares; Mr. Pearson – 3,283 shares; and all directors and executive officers as a group – 14,648 shares. Such individuals retain voting and investment power over their respective shares in the M&T Bank Corporation Retirement Savings Plan.

(7)

Includes 19,398 shares owned by the Sadler Family Foundation, a charitable foundation formed by Mr. Sadler. Mr. Sadler is a trustee of the Sadler Family Foundation and holds voting and dispositive power over the shares owned by it. Also includes 32,831 shares owned by a close relative of Mr. Sadler.

(8)

Includes 25,000 shares held in a grantor retained annuity trust of which Mr. Salamone is the trustee. Mr. Salamone disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(9)	Includes 4,688 shares owned by Lacey & Sadie, LLC and 30,091 shares owned by Gus & Bonnie, LLC.

(10)	Shares of Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series H, par value $1.00 per share, owned by Gus & Bonnie, LLC.

(11)	Includes 500 shares owned by a close relative of Mr. Washington.

(12)	Includes 1,450 shares held indirectly as custodian for Mr. King’s son and 2,900 shares held by close relatives of Mr. King.

(13)

Includes 5,788 shares held in a grantor retained annuity trust of which Mr. Pearson is the trustee. Mr. Pearson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

The following table sets forth certain information with respect to all persons or groups known by M&T to be the beneficial owners of more than 5% of its outstanding common stock as of February 14, 2024.

Beneficial Owners Holding More Than 5% of M&T Bank Corporation’s Common Stock

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership	Percentage of Class
The Vanguard Group, Inc.	100 Vanguard Blvd. Malvern, PA 19355	19,433,884(1)	11.71%
Wellington Management Group LLP	280 Congress Street Boston, MA 02210	13,341,040(2)	8.04%
BlackRock, Inc.	50 Hudson Yards New York, NY 10001	13,109,596(3)	7.90%
State Street Corporation	One Lincoln Street Boston, MA 02111	9,151,943(4)	5.51%

(1)

The Vanguard Group, Inc. (“Vanguard”) filed an amended Schedule 13G with the SEC on February 13, 2024, reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of M&T common stock as of December 31, 2023. Vanguard reported that it has shared voting power with respect to 217,569 of the indicated shares, sole dispositive power with respect to 18,693,530 of the indicated shares and shared dispositive power with respect to 740,354 of the indicated shares.

(2)

Wellington Management Group LLP (“Wellington Management”) filed an amended Schedule 13G with the SEC on February 9, 2024, reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of M&T common stock as of December 31, 2023. Wellington Management reported that it has shared voting power with respect to 12,356,467 of the indicated shares and shared dispositive power with respect to all 13,341,040 of the indicated shares, which includes shares beneficially owned by certain subsidiaries of Wellington Management.

(3)

BlackRock, Inc. (“BlackRock”) filed an amended Schedule 13G with the SEC on January 26, 2024, reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of M&T common stock as of December 31, 2023. BlackRock reported that it has sole voting power with respect to 11,930,479 of the indicated shares and sole dispositive power with respect to all 13,109,596 of the indicated shares, which includes shares beneficially owned by certain subsidiaries of BlackRock.

(4)

State Street Corporation (“State Street”) filed an amended Schedule 13G with the SEC on January 29, 2024, reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of M&T common stock as of December 31, 2023. State Street reported that it has shared voting power with respect to 1,379,317 of the indicated shares and shared dispositive power with respect to 9,141,128 of the indicated shares, which includes shares beneficially owned by certain subsidiaries of State Street.

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M&T is the sponsor of a number of employee benefit plans that hold an aggregate of 3,583,977 shares of M&T common stock as of February 14, 2024. Its principal banking subsidiary, M&T Bank, has sole voting authority over 815,423 of these shares. The remaining 2,768,554 shares of M&T common stock are voted by the trustee of the applicable employee benefit plan pursuant to the instructions of the participants in accordance with the terms of each such plan. Certain of the directors and executive officers of M&T hold indirect beneficial interests in the holdings of these employee benefit plans. See also footnote 6 to the table set forth above titled “Directors and Named Executive Officers Stock Ownership.”

Delinquent Section 16(a) Reports

Pursuant to Section 16 of the Exchange Act, M&T’s directors and certain officers, as well as persons who beneficially own more than 10% of the outstanding shares of M&T’s common stock, are required to file reports regarding their initial M&T stock ownership and subsequent changes to their ownership with the SEC. Based solely on a review of the reports filed for fiscal year 2023 and related written representations from the reporting persons, the company believes that all filings required to be made by its reporting persons were filed on a timely basis.

M&T Bank Corporation Insider Trading Policy

All of M&T’s directors, officers and employees are subject to M&T’s Insider Trading Policy. The Insider Trading Policy prohibits the purchase or sale of M&T securities by persons who possess material, nonpublic information, as well as the unauthorized disclosure of such information to others, and also sets forth M&T’s trading window limitations. In addition, as described below, the Insider Trading Policy sets forth M&T’s anti-hedging and anti-pledging policies.

Anti-Hedging Policy. All directors, officers and employees are prohibited from engaging in any transactions that are designed to hedge or offset a decrease in the market value of M&T securities or from engaging in any form of short-term trading in M&T securities. Such prohibited short-term trading transactions include those involving exchange-traded options and the use of puts and calls, caps and collars and short sales, and prohibited hedging transactions include those involving prepaid variable forward contracts, equity swaps, collars, exchange funds and other derivatives that are designed to hedge.

Anti-Pledging Policy. All directors and executive officers are prohibited from holding M&T securities in a margin account, borrowing against any account in which M&T securities are held or pledging M&T securities as collateral for a loan or other indebtedness, except in the following limited circumstances: (1) the director or executive officer may only pledge shares he or she holds in excess of M&T’s applicable stock ownership guidelines, (2) the director or executive officer must have the financial ability to repay the loan or margin call without resorting to the pledged securities, (3) in the case of an executive officer, prior to any pledging transaction, the executive officer must consult with M&T’s Chief Legal Officer to confirm compliance with the policy, and (4) any decision by a director to engage in a pledging transaction must be reported to the N&G Committee and the Chairman of the Board, and any decision by an executive officer to engage in pledging must be reported to the N&G Committee and the Chief Executive Officer.

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Transactions with Directors, Executive Officers and Certain Shareholders

Directors and executive officers of M&T and their immediate family members and affiliated entities are, and have been, customers of, and have had transactions with the banking and other operating subsidiaries of M&T, and additional transactions may be expected to take place in the future between such persons and M&T’s subsidiaries. As described in “Board Independence” under the section titled “Corporate Governance of M&T Bank Corporation,” the Board reviews such related party or affiliate transactions in its review and assessment of director independence. Additionally, these transactions are subject to M&T’s Code of Business Conduct and Ethics. See “Code of Business Conduct and Ethics” under the section titled “Corporate Governance of M&T Bank Corporation” above for more information.

Regulation O Policies and Procedures. Any financial services provided to directors, executive officers and their immediate family members and affiliated entities are offered in the ordinary course of business, upon substantially the same terms and conditions, including price, as we provide to similarly situated customers. M&T’s subsidiary banks extend credit to some of the directors and their immediate family members and affiliated entities. All such extensions of credit outstanding at any time since January 1, 2023, comply with our policies and procedures and Federal Reserve Board Regulation O. All extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to M&T or its subsidiary banks, and did not involve more than the normal risk of collectability or present other unfavorable features.

Related-Party Transactions Policy. The Board adopted a written related-party transactions policy in November 2022. Under the policy, our executive officers, directors (and nominees), large shareholders, and their immediate family members (each a “Related Party”) may not enter into a transaction with M&T or a subsidiary in which the amount involved exceeds $120,000, and in which the Related Party has a direct or indirect material interest, without approval from the N&G Committee. Under certain circumstances, a related party transaction may be brought before the Board for consideration, and the Board may elect to review any proposed related party transaction or designate another independent body of the Board to review the proposed transaction. Under the policy, Related Parties are deemed not to have a direct or indirect material interest in various types of transactions, including certain compensation provided in connection with the discharge of duties; indemnification or advancement of expenses; charitable contributions; transactions involving competitive bids; ordinary course loans and other ordinary course deposit, banking, commercial, fiduciary or other financial services relationships; and transactions in which a Related Party’s interest derives solely from his or her service as a director of another entity or from certain equity interests.

Our N&G Committee (or Board or other independent body of the Board) will take into account the following factors, as appropriate, among other factors it deems appropriate in approving or rejecting a proposed transaction: (i) the benefits to M&T and whether the transaction is consistent with the interests of M&T and its shareholders; (ii) whether the transaction would impair the independence of an otherwise independent non-employee director; (iii) the availability of other sources for comparable products or services; (iv) whether the terms of the transaction are fair to M&T and on the same basis as would apply if the transaction did not involve a Related Party; and (v) whether the transaction would present an improper conflict of interest.

Certain Transactions. A family member of one of our executive officers (Michael J. Todaro) and a family member of one of our directors (John P. Barnes) each is employed as non-executive officer employee of M&T Bank. During 2023, each person earned more than $120,000 in total direct compensation from M&T Bank. This compensation is within the range for employees within the same grade as each person.

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BlackRock, Inc. and subsidiaries (“BlackRock”) and FMR LLC and subsidiaries (“Fidelity”) were each the beneficial owners of more than 5 percent of our common stock for all or part of 2023. We engaged Blackrock Investment Management, LLC as a sub-advisor, BlackRock Institutional Trust Company, N.A. as a glidepath manager and utilized BlackRock Institutional Trust Company, N.A. funds within our Wilmington Trust, N.A. collective funds. These relationships were in the ordinary course, at arms-length and unrelated to BlackRock’s ownership of our stock. In 2023, our collective funds paid fees of approximately $6.8 million and $1,580 to BlackRock Institutional Trust Company, N.A. and Blackrock Investment Management, LLC, respectively. Our Collective Investment Trust business was divested in April 2023. Additionally, we engage Fidelity Stock Plan Services LLC to provide administration and recordkeeping services for its stock plans, including its equity compensation awards and Employee Stock Purchase Program. These relationships are in the ordinary course, at arms-length and unrelated to Fidelity’s ownership of M&T stock. In 2023, we paid fees of approximately $501,395 to Fidelity Stock Plan Services LLC.

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PROPOSAL 2

ADVISORY, NON-BINDING VOTE TO APPROVE THE 2023 COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS

M&T Bank Corporation believes that its 2023 compensation policies and practices are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of its shareholders, while reducing incentives for unnecessary and excessive risk taking. Our executive compensation programs are described in detail in the sections titled “Compensation Discussion and Analysis” and “Executive Compensation” below.

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related SEC rules require that all U.S. public companies provide their shareholders with an advisory vote on the compensation of their named executive officers. At each Annual Meeting of Shareholders since M&T’s 2011 Annual Meeting, the Board has provided shareholders with the ability to vote, on an advisory basis, on the compensation of M&T’s named executive officers.

This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to vote on the overall compensation program of M&T and specifically as it applies to the named executive officers through the following resolution:

“RESOLVED, that the 2023 compensation paid to M&T Bank Corporation’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

The shareholder vote on this matter is advisory, meaning that it will serve as a recommendation to the Board, but will not be binding. The C&HC Committee will consider the outcome of this vote when determining future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2023 COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS.

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COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

This Compensation Discussion and Analysis (the “CD&A”) provides information regarding the 2023 compensation of M&T’s Chief Executive Officer (“CEO”), M&T’s current and former Chief Financial Officer (“CFO”) and the three most highly compensated executive officers other than the CEO and CFO (collectively, the “NEOs”). For 2023, our NEOs were the following individuals:

Name	Title
René F. Jones	Chairman Chief Executive Officer
Daryl N. Bible	Senior Executive Vice President Chief Financial Officer
Darren J. King	Senior Executive Vice President Co-Head of Businesses & Former Chief Financial Officer
Kevin J. Pearson	Vice Chairman & Co-Head of Businesses
Christopher E. Kay	Senior Executive Vice President Head of Enterprise Platforms
Doris P. Meister	Senior Executive Vice President Head of Wealth Management

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Overview of M&T Bank Corporation

M&T’s vision is focused on long-term sustained performance. We strive to consistently maintain a conservative risk profile and a strong financial position to ensure high levels of service to our customers and communities throughout economic cycles.

2023 Financial Performance Highlights

M&T’s results for 2023 reflected a year of strong performance as measured by several key metrics including diluted net operating earnings per common share, net operating return on average tangible assets, and net operating return on average tangible common equity with 2023 operating results exceeding 2022 performance on all three metrics(1). M&T’s 2023 financial performance reflects disciplined balance sheet management, prudent pricing during a period of higher rates and customer disintermediation, and diligent expense management to generate positive operating leverage. Through a period of economic uncertainty, M&T grew Tangible Book Value per Share and Common Equity Tier 1 capital while reducing its Stress Capital Buffer during the year. Notwithstanding M&T’s strong results cited below, and our performance relative to our peer group, M&T’s performance on diluted net operating earnings per common share, net operating return on average tangible assets, and net operating return on average tangible common equity were below its Operating Plan largely driven by the rate environment. Specific 2023 performance highlights are noted below:(2)

•	GAAP-basis net income in 2023 totaled $2.74 billion, increasing 38% from $1.99 billion in 2022;

•

Diluted earnings per common share, which include merger-related expenses in 2022, were $15.79 compared with $11.53 in 2022; diluted net operating earnings per common share(1) increased 12% to $16.08 from $14.42 in 2022;

•

GAAP-basis net income expressed as rate of return on average assets and average common shareholders’ equity of 1.33% and 11.06%, respectively, as compared with 1.05% and 8.67% in 2022; net operating return on average tangible assets and average tangible common equity(1) were 1.42% and 17.60%, respectively, as compared with 1.35% and 16.70% in 2022;

•

Taxable-equivalent net interest income for 2023 was $7.17 billion, compared with $5.86 billion in 2022 reflecting a higher net interest margin (3.83% in 2023 vs. 3.39% in 2022) and a larger balance sheet; average loans grew 11% in 2023 primarily driven by commercial and industrial loans;

•

Non-interest income excluding gains/losses on investment securities grew 7% from prior year, driven by growth in mortgage banking revenues, particularly in mortgage servicing, and commercial service charges; reported 2023 non-interest income includes a $225 million gain on the sale of Collective Investment Trust business while reported 2022 non-interest income included a $136 million gain on the sale of the M&T Insurance Agency;

•

Non-interest operating expense(1) grew 14% from the prior year. 2023 results include a special FDIC assessment of $197 million; excluding this impact, non-interest operating expense grew 10% from 2022, largely driven by a full year of operations of People’s United Financial, Inc. and increased compensation costs;

•	Net charge-offs expressed as a percentage of average loans was 0.33% compared with 0.13% in 2022;

•

In 2023, M&T’s common stock dividend grew 8% representing the 7th year of consecutive increases; in Q1 2023 M&T repurchased 3.8 million shares at a total cost of $600 million, or 2% of outstanding shares, no shares were repurchased in the last three quarters of 2023; M&T’s Common Equity Tier 1 ratio remained strong at 10.98% at the end of 2023, up from 10.44% at year-end 2022; Tangible Book Value per Share grew 14% from $86.59 at the end of 2022 to $98.54 at the end of 2023.

(1)

M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature. See “Supplemental Reporting of Non-GAAP Results of Operations” in M&T’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 21, 2024 (the “2023 Form 10-K”) for a reconciliation of GAAP amounts with these corresponding non-GAAP amounts.

(2)	For more information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2023 Form 10-K

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In addition to the above financial highlights from 2023, M&T continued to focus on its core businesses across a growing footprint, helping our clients achieve their financial goals while making a difference in people’s lives throughout 2023. M&T regularly assesses the health and vitality of each of our businesses to see where we might be able to deliver more value for our clients and our shareholders. As part of that exercise, last year we sold our Collective Investment Trust business to a firm with deep expertise in the space. This transaction aims to scale the support we can provide to our clients while positively impacting the returns we deliver for our shareholders.

M&T’s Executive Compensation Philosophy and Objectives

The objectives of M&T’s executive compensation programs are to attract and retain executives capable of maximizing performance for the benefit of M&T and its shareholders. We endeavor, over time and based on performance, to establish total direct compensation (“TDC”) in a competitive range around the median of the market for our compensation peer group. Our longstanding compensation philosophy is to emphasize long-term equity-based compensation for our NEOs. This philosophy, combined with C&HC Committee engagement and oversight, allows us to align our compensation with performance by:

•	linking the size of individual equity awards to the NEO’s role, responsibilities and prior and anticipated future contributions, as well as to the performance of M&T;

•	tying a significant portion of the NEOs’ ultimate realized compensation to future performance and the value of M&T common stock, in alignment with our shareholders;

•	balancing growth with prudent risk taking, through the use of equity compensation with robust forfeiture provisions;

•	creating a culture of stock ownership and retention, including through M&T’s Stock Ownership and Retention Guidelines for Executives;

•

performing, for each NEO, an annual assessment of the “market price of the seat” and balancing external data with an executive’s experience, role, responsibilities, and prior and anticipated future contributions; and

•	assessing short-term performance and awarding variable compensation based on a balanced discretionary assessment of holistic bank and individual performance.

We design our executive compensation program to promote risk mitigation and good governance, which includes maintaining the following best practices:

What We Do:	What We Don’t Do:
✓ Strong alignment between pay and performance	Hedging or pledging of M&T securities (except in limited circumstances pursuant to prescribed policy)

✓ Discourage excessive risk taking through program design	Repricing of stock options
✓ Maintain robust Stock Ownership & Retention Guidelines	“Timing” of equity grants (i.e., instead we only grant long-term incentives on pre-determined dates)

✓ Retain an independent compensation consultant to advise and support the C&HC Committee in its role	Tax gross-ups (other than in connection with relocation)
✓ Maintain a compensation forfeiture policy which subjects incentives to risk adjustments	Pay dividends on unvested stock units or unearned performance units

✓ Review share utilization	Grant excessive severance, pension or other benefits
✓ Annual risk assessment of incentive compensation plans	Enter into employment contracts with our executives

✓ Routinely engage with shareholders
✓ Use a peer group to provide perspective on competitive pay levels

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2023 Say-on-Pay Vote and Shareholder Outreach

Our 2023 shareholder vote on executive compensation passed with 93.39% support. The C&HC Committee considered this to be an indication that our shareholders believe that the NEOs’ compensation is aligned with the performance of M&T.

In addition, we regularly engage with our shareholders’ proxy voting and investor stewardship teams to gain a deeper understanding of the perspectives and concerns related to our executive compensation programs. In these meetings, our shareholders have generally expressed a positive view with respect to our executive compensation program.

We regularly evaluate whether our executive compensation programs support our compensation philosophy and objectives and monitor program alignment with our priorities. Further, we continue to look for ways to provide transparent disclosure around these programs. In connection with this review, combined with other factors discussed in this CD&A as well as the feedback we received from our shareholders, the C&HC Committee made the following changes in recent years:

•

Continuing to emphasize the link between long-term company performance and executive compensation by issuing a significant proportion of NEO Long Term Incentive (“LTI”) in the form of Performance-Vested Stock Units (“PVSUs”), providing an increase in the proportion delivered in PVSUs for 2023 performance that were granted in 2024; and

•

Developing and introducing performance scorecards for our NEOs that explicitly link company, business unit/function and individual performance to compensation determinations for formal use in performance year 2023 and beyond.

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Components of Executive Compensation

The components of our executive compensation program, described below, align with M&T’s philosophy to emphasize long-term equity-based compensation, while providing compensation that will attract and retain executive officers capable of achieving M&T’s performance objectives.

Compensation Element	Objective	Determination of Award Levels and Key Features

Base Salary	• Provides fixed pay reflective of an executive’s role, responsibilities and individual performance	• Scope of the executive’s responsibilities • Experience • Internal and external comparison • Past and expected future performance • Peer compensation market data

Short-Term: Cash Incentive (“STI”)

• Provides annual incentive opportunity generally reflective of overall bank and individual performance; considers both quantitative and qualitative performance

• Quantitative – reflects balance between financial and risk performance

• Qualitative – reflects progress towards key strategic initiatives and other individual performance factors

• Pool funded based on a percentage of operating income

• Rewards NEOs based on:

➢ Company performance as reflected by financial results (including key metrics such as net operating income, EPS, Efficiency Ratio, Return on Tangible Common Equity (ROTCE), Return on Tangible Assets (ROTA) and returns to shareholders)(1)

➢ Achievement of annual performance objectives across all stakeholder groups (customers, communities, employees and regulators, including both financial and non-financial measures)

➢ Risk management and adherence to risk appetite

➢ Other key strategic initiatives for the year

➢ Award values also consider peer compensation market data

Long-Term: Equity-Based Incentive (“LTI”)

• Provides equity-based incentive opportunity generally reflective of overall bank and individual performance

• Aligns rewards with sustained long-term performance and shareholder value

• Provides a strong retention tool

• Unearned/unvested awards subject to forfeiture

• Equity-based incentives awarded to NEOs in the form of performance-based stock unit awards and stock options

• Performance-based stock unit awards key features:

➢ Performance-Hurdled Stock Units (PHSUs)

¡   Vesting: Ratably at target over three years

¡   Performance Metric: Absolute ROTCE(1)

➢ Performance-Vested Stock Unit Awards (PVSUs)

¡   Vesting: Cliff vest after a 3-year performance period with final payout ranging from 0%-150% of target based on performance

¡   Performance Metric: Absolute ROTCE and Relative ROTCE to peer group(1)

¡   Beginning with the 2024 grant, the Performance Metrics will also include Absolute and Relative ROTA(1)

• Non-Qualified Stock Options (NQ Stock Options) key features:

➢ Vesting: 3-year annual pro-rata

➢ Option Term: 10 years

• Initial award value is based on:

➢ Roles/responsibilities and expected future contribution

➢ Company and individual performance for the immediately preceding year

➢ Consideration of peer compensation market data

• Amount ultimately realized is based on:

➢ Absolute company performance for the immediately preceding year relative to the business plan

➢ Absolute and relative company performance over the 3-year period from date of grant

➢ Long-term, sustained corporate performance and stock price

(1)

The C&HC Committee and management use certain non-GAAP financial measures as they believe they better reflect the impact of acquisition activity in reported results. See Appendix A of this proxy statement as well as “Supplemental Reporting of Non-GAAP Results of Operations” in the 2023 Form 10-K for a reconciliation of GAAP amounts with these corresponding non-GAAP amounts. See Appendix A of this proxy statement as well for a description of how ROTCE and ROTA are calculated.

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2023 Performance Year Pay Mix

Our executive compensation program provides for a market-competitive mix of base salary, short-term cash incentives (STI) and long-term equity-based incentives (LTI) that vest over time in alignment with our compensation philosophy and the objectives cited above. In light of the financial results cited above, the short-term incentive plan funding for the company was established at 90% of target, with target representing a fully funded market-competitive STI pool.

Executive performance scorecards were introduced for 2023 performance year and serve to provide more structure around our performance-guided discretionary variable compensation program, specifically with respect to short-term incentive awards. The executive performance scorecards consider overall bank performance, in addition to the performance of the business unit(s) or functional area(s) led by each NEO and their individual contributions predominantly with respect to risk management, leadership and talent development. As a result of the executive performance scorecard review, short-term incentives were increased for some NEOs and decreased for others. For continued retention and shareholder alignment, LTI awards for NEOs were maintained at 2022 performance year levels or increased modestly to better reflect market competitiveness.

The charts below represent the 2023 performance year total compensation pay mix of our CEO and the average of our other NEOs. For purposes of this and other “performance year” disclosures in this CD&A, compensation for the “performance year” consists of (i) annual base salary as of the end of the performance year, (ii) STI paid in the following year for the prior year’s performance, and (iii) the LTI award (target value) granted in the following year for the prior year’s performance and in consideration of anticipated future contributions. The LTI award is comprised of PHSUs, PVSUs and NQ Stock Options. This view differs from the disclosure in the 2023 Summary Compensation Table (“SCT”) set forth in the “Executive Compensation” section beginning on page 65 below, in that the LTI awards disclosed in the SCT reflect equity awards granted during 2023 for the prior performance year (i.e., 2022 performance). We prefer the performance year view as this is how we (and many of our peer companies) tend to view executive compensation.

The charts below show the 2023 performance year pay mix for our CEO and the average for our other NEOs, of which 88% of pay is “at risk” for Mr. Jones and, on average, 83% of pay is “at risk” for our other NEOs.

*Excludes one NEO (Ms. Meister) who was not granted an LTI award in 2024 in light of her upcoming transition to a consulting role. See page 60 below.

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Roles and Responsibilities

M&T’s executive compensation programs are administered through the joint efforts of various constituents to ensure sound holistic governance around compensation determinations.

Role of the C&HC Committee

The C&HC Committee is responsible for determining M&T’s compensation philosophy and objectives, as well as compensation of the executive officers (including the NEOs) and reporting such determinations to the full Board. As discussed below, in determining the amount and mix of compensation to be paid to each NEO, the C&HC Committee reviews the compensation levels of the NEOs relative to a group of commercial banking peers that are similar in size and business mix (the “peer group”). As part of this review, the C&HC Committee also considers the financial performance of M&T relative to the peer group, as well as certain other factors, including M&T’s stock price performance and relative shareholder returns, compensation mix philosophy, risk management, and individual and corporate performance.

The C&HC Committee’s responsibilities include:

•	annually reviewing and approving the corporate goals and objectives relevant to CEO compensation and evaluating the CEO’s performance in light of those goals and objectives;

•	annually reviewing and approving the base salaries, annual incentive opportunities and overall TDC of the NEOs and other Section 16 executive officers; and

•	annually reviewing and approving equity award opportunities of the NEOs.

The C&HC Committee receives reports from the CFO and Chief Risk Officer (“CRO”) regarding M&T’s financial performance and risk management performance, respectively, prior to finalizing TDC for the NEOs. The C&HC Committee regularly meets with the Chief Executive Officer, Chief Human Resources Officer, and Chief Talent Officer to review the effectiveness of the bank’s performance management, compensation, and succession planning practices. This increases transparency and governance in areas such as pay-for-performance, pay equity, identification of succession risks, and management’s efforts to mitigate those risks by preparing future leaders to operate the bank. To further support succession planning, in 2023 the C&HC Committee held a joint meeting with the N&G Committee to review succession plans for executive leadership roles, including Chief Executive Officer, and other key positions and intends to hold this meeting annually going forward. Additionally, the C&HC Committee’s independent compensation consultant, whose role is described more fully below, participates in meetings throughout the year, as requested.

Role of the Chief Executive Officer

The Chief Executive Officer (and the Vice Chairman, with respect to Ms. Meister only) provided the performance assessments for the NEOs (other than the Chief Executive Officer) and made compensation recommendations to the C&HC Committee in this regard. Performance achieved against business unit/function and individual goals set in early 2023, as well as overall bank financial results and risk management were considered when making the initial compensation recommendations. Ultimate decision making authority for the compensation determinations for all NEOs, including the Chief Executive Officer, however, lies solely with the C&HC Committee.

Role of Independent Compensation Consultant

In 2023, the C&HC Committee continued to retain McLagan, which is part of the Human Capital Solutions practice at Aon plc, to provide executive compensation consulting services. McLagan’s role is to provide analysis and advice to the C&HC Committee regarding the amount and form of executive compensation, attend C&HC Committee meetings, as requested, and advise the C&HC Committee on executive compensation levels, market trends, regulatory issues and other developments that may impact

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M&T’s executive compensation programs. In 2023, McLagan performed the following services for the C&HC Committee:

•	recommended the peer group used as a reference for compensation decisions for the NEOs;

•	conducted detailed market analyses on executive and director compensation relative to our peer group, including all elements of TDC, and advised on general industry pay practices;

•	advised the C&HC Committee on contemporary pay practices to create executive compensation opportunities that align more closely with M&T’s strategic objectives and long-term performance;

•	advised the C&HC Committee on market competitive base salaries, annual cash incentives and long-term incentives for NEOs; and

•	advised the C&HC Committee on regulatory issues.

The fees for these services totaled $304,698. McLagan/Aon also provided $305,299 in additional compensation survey/advisory services to management during 2023. Management engaged McLagan/Aon for these services after consultation with the C&HC Committee. Based on an assessment of SEC and NYSE factors, the C&HC Committee determined that McLagan was independent and that engagement of McLagan did not present any conflicts of interest. McLagan also determined that it was independent from our management and confirmed this in a written statement delivered to the C&HC Committee.

Peer Group

On an annual basis, the C&HC Committee, with the assistance of McLagan, makes decisions about compensation levels for each of the NEOs with reference to the compensation peer group—a group of commercial banking institutions of similar business makeup, size and geographic reach. For the 2023 year-end compensation review, M&T continued the practice of having the same peer group for both compensation (used as a reference for compensation levels for NEOs) and financial (used as a reference for our financial performance) comparison.

The eleven commercial banking companies listed below were identified by selecting a group of U.S.-based commercial bank holding companies generally having assets or market capitalization within a reasonable range of M&T and excluded those that had a significantly dissimilar business mix, or had a substantial international presence. The 2023 peer group is unchanged from 2022:

2023 Peer Group (size statistics as of June 30, 2023)

Peer	Market Cap (in Millions)	Assets (in Millions)
U.S. Bancorp (USB)	50,649	680,825
PNC Financial Services Group, Inc (PNC)	50,128	558,207
Truist Financial Corporation (TFC)	40,425	554,549
M&T (MTB)	20,531	207,672
Percent Rank	71%	60%
Fifth Third Bancorp (FITB)	17,845	207,276
Regions Financial Corporation (RF)	16,721	155,656
Huntington Bancshares Incorporated (HBAN)	15,608	188,505
Citizens Financial Group, Inc. (CFG)	12,380	223,066
KeyCorp (KEY)	8,646	195,037
First Horizon National Corporation (FHN)	6,296	85,071
Comerica Incorporated (CMA)	5,579	90,761
Zions Bancorporation (ZION)	3,979	87,230
Median (excluding M&T)	15,608	195,037

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Process for Determining 2023 NEO Compensation

Factors Considered. In determining NEO compensation, the C&HC Committee uses a holistic and balanced discretionary approach, guided by the executive performance scorecards to evaluate performance against the following quantitative and qualitative factors:

Quantitative Factors	Qualitative Factors
Operating Income	Asset quality relative to the banking industry
EPS	Responsiveness to economic environment
Return on Assets	Achievement of business plans
Returns to Shareholders	Achievement of performance objectives related to diversity, equity and inclusion, and employee engagement
Various capital ratios	Achievement of performance objectives related to customer satisfaction and customer growth
Competitive market compensation data	Leadership and establishment of strategic direction
Efficiency ratio	Effective risk management and adherence to the risk appetite

One of the key components of our executive compensation program is tying pay to company performance. At the beginning of each year, bank-wide and business unit/function specific performance goals are established, as are other goals related to our strategic imperatives. At the end of the year, the C&HC Committee compares these expectations to actual results for M&T and each NEO. We evaluate corporate performance by using a diverse set of performance metrics to ensure that no single measure can disproportionately impact compensation. Our performance is evaluated against internal expectations and our operating plan for the year and is balanced with a relative performance evaluation by comparing our results to those of the peer group.

STI and Executive Performance Scorecards. To further ensure a strong alignment between performance and compensation determinations (specifically STI awards), executive performance scorecards were developed and introduced for each of the NEOs for performance year 2023. The executive performance scorecards provide a consistent framework to measure company, business unit/function and individual performance against established quantitative and qualitative metrics. In addition, all performance is reviewed in the context of the company’s and the business unit/functional area’s risk appetite. The CRO provides a bankwide and business unit/function specific risk adherence score that was taken into consideration when finalizing performance ratings and the resulting STI awards.

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Below is an illustration of how the executive performance scorecards are structured and what factors/metrics are considered with corresponding weightings. Company performance (strategic imperatives and achievement against operating plan), Business Line/Functional performance (Growth, Profits, Returns, Customer Experience (“CX”) and Employee Experience (“EX”)) and Individual performance (primarily Leadership and Risk Management Outcomes) are all considered in the short-term incentive award determination.

Market Analysis. The C&HC Committee reviews an estimated market pay range for each NEO role. Ranges are developed based on public information and third-party market surveys of compensation for the same or comparable roles at peer firms. This practice is designed to ensure that our NEO pay appropriately reflects market pay, based on varying levels of performance. On a TDC basis when compared to the CEOs at our compensation peer group of firms, Mr. Jones is positioned below, but within a competitive range of the 50th percentile. The C&HC Committee determined that all of our other NEOs were appropriately positioned in the range of our peer group compensation data based on tenure in the role and performance.

In establishing pay levels for the NEOs, the C&HC Committee considers the various quantitative and qualitative factors set forth in this CD&A in the context of market data, internal equity, the value of the executive’s performance over the long-term, and their future potential with M&T. In addition, the C&HC Committee reviewed the performance of the NEOs against the executive performance scorecard metrics described above.

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Below is a summary of the annual pay for performance review cycle for the 2023 performance year:

Annual Pay for Performance Cycle
Step	Timing	Activities
1	1st Quarter of 2023

Set Annual Objectives

1.  Quantitative – 2023 Operating Plan

• Bank-wide goals

• Business-unit specific goals

2.  Qualitative – 2023 Strategic Imperatives

• Differentiate our customer experience

• Grow new customers / develop new markets

• Drive operational effectiveness

• Optimize our risk management infrastructure

• Be a talent and people driven organization

3.  Cascade objectives to each Executive Officer

4.  Distribute executive performance scorecards to Executive Officers

2	2nd Quarter of 2023

Succession Planning

1.  Joint meeting between the C&HC Committee and the N&G Committee to review succession plans for executive leadership roles, including Chief Executive Officer, and other key positions

3	3rd Quarter of 2023	Establish Peer Group (as advised by McLagan) 1. Review and update peer group to be used as a reference for executive officer compensation and Board compensation
4	4th Quarter of 2023

Preliminary Review and Discussion of NEO and Other Executive Officer Competitive Market Data

1.  Review of 2023 Financial Performance including relative performance on key financial metrics

2.  Review 2023 Risk Management Assessment

3.  Review current compensation market position based on peer market data (as advised by McLagan)

5	4th Quarter of 2023

Assess Performance Against the Quantitative and Qualitative Objectives Described Above for NEOs and Other Executive Officers

1.  Evaluate performance

• C&HC Committee rates CEO’s performance

• C&HC Committee and the CEO evaluate and rate the performance of the other Executive Officers based on performance appraisals and executive performance scorecard results

2.  Quantitative and qualitative performance is assessed based on executive performance scorecards

6	1st Quarter of 2024

Link Pay to Performance

1.  Finalize performance evaluations for NEOs and other Executive Officers

2.  Determine final total compensation, mix of pay and specific pay actions

• 2024 Base Salary

• 2023 STI (Paid in 2024 for 2023 Performance)

• 2024 LTI (Granted in 2024 for 2023 Performance)

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2023 NEO Compensation Elements

Base Salary. The C&HC Committee made 2023 base salary determinations for the NEOs in January 2023, with the exception of Mr. Bible, whose compensation was established by the C&HC Committee in December 2022, in expectation of his commencement of employment in the second quarter of 2023. At that time, given the individual performance of each of the NEOs and their respective positioning against competitive market data for their roles, the C&HC Committee determined that the base salaries for Messrs. Jones and King should be increased to continue to approach the median of market, while the remaining NEOs were deemed to be well positioned compared to market.

Named Executive Officer	2023 Base Salary(1) ($)	Percentage Change from 2022 Base Salary
René F. Jones	1,100,000	10.0%
Daryl N. Bible	740,000	n/a
Darren J. King	700,000	2.2%
Kevin J. Pearson	775,000	0.0%
Christopher E. Kay	725,000	0.0%
Doris P. Meister	800,000	0.0%

(1)	Base salaries listed are full year salaries, and Mr. Bible’s employment began on June 1, 2023.

Variable Compensation. M&T maintains a performance-guided discretionary approach to its incentive programs. While we aim to deliver TDC in a competitive range around the median of the market for our peer group, we do not use formulas for determining performance year incentives. Instead, individual target award levels are derived using various factors including competitive market pay ranges, time in job and strategic importance of a given role to the organization. As described above, the C&HC Committee performs a holistic, balanced performance assessment of company, business unit/function and individual performance that considers quantitative and qualitative factors, market compensation levels by role, and internal equity.

The introduction of executive performance scorecards in 2023 further strengthened the link between company, business unit/function and individual performance and compensation determinations. These executive performance scorecards provide a framework to assess performance across the various positions each NEO holds and provides additional structure to apply rigor around incentive compensation recommendations. Results of the executive performance scorecards were presented to the C&HC Committee and were reviewed in conjunction with written performance appraisals to provide a holistic view of each NEO’s performance. Additional support was provided from the CRO in assessing the risk adherence for each business unit/function. Consequently, the C&HC Committee considered the following factors in making the award determinations in January 2024 for 2023 performance:

•	the performance of M&T during 2023 relative to its operating plan and relative to the financial peer group;

•	achievement of key strategic objectives and goals set in Q1 of the performance year;

•	the leadership and contribution of each of the NEOs to that performance;

•	the performance of the business unit/function which each NEO has oversight;

•	effective risk management and adherence to M&T’s risk appetite statement; and

•	compensation peer group market data for the roles occupied by each of the NEOs.

Short-term (Cash) Incentive Compensation. Based upon the performance factors described above, as well as relevant market compensation information, the C&HC Committee determined that it was appropriate to fund the STI pool at 90% of target (with target reflecting a fully funded pool).

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Applying the executive performance scorecard results, including individual performance ratings, the C&HC Committee consequently set the amount of STI awards to each NEO for the 2023 performance year as follows:

Named Executive Officer	2023 STI ($)	Percentage Change from 2022 STI
René F. Jones	2,150,000	-10%
Daryl N. Bible	750,000	n/a
Darren J. King	1,350,000	23%
Kevin J. Pearson	1,300,000	-13%
Christopher E. Kay	950,000	-5%
Doris P. Meister	750,000	-21%

Long-term (Equity-based) Incentive Compensation. Consistent with our philosophy of linking compensation to M&T’s performance for the continued alignment with M&T’s shareholders, a substantial portion (60% to 71%) of 2022 performance year variable compensation was awarded to NEOs through LTI grants in January 2023 under the 2019 Equity Plan, excluding Mr. Bible, as he was not employed at the time of the 2023 LTI grant. The C&HC Committee established the LTI compensation mix to maximize shareholder value and tie the NEOs’ compensation to M&T’s long-term performance. The NEO LTI mix awarded in January 2023 based upon 2022 performance was 40% Performance Hurdled Stock Units (PHSUs), 40% Performance Vested Stock Units (PVSUs) and 20% Non-Qualified Stock Options (NQ Stock Options or stock options). All of the LTI awards are fully at risk as stock options are worthless without stock appreciation and the PHSUs are subject to annual performance hurdles with no downside protection (i.e., they vest at target or not at all). Going forward, M&T will continue to monitor, evaluate, and modify this program as deemed necessary to ensure continued evolution in line with our business strategy and compensation philosophy.

The C&HC Committee determined the dollar value of the LTI awards to be made to the NEOs at its meeting in January 2023. Following that meeting, the 2022 performance year equity awards were granted on January 31, 2023. In light of a gap to competitive market positioning, the C&HC Committee determined that an increase in the dollar value of the LTI awards to be awarded for 2022 performance was warranted for all NEOs.

Named Executive Officer(1)	2022 Performance Year LTI Awards (2023 Grant) ($)	2022 Performance Year Options (20%) ($)	2022 Performance Year PHSUs (40%) ($)	2022 Performance Year PVSUs (40%) ($)
René F. Jones	6,000,000	1,200,000	2,400,000	2,400,000
Darren J. King	2,000,000	400,000	800,000	800,000
Kevin J. Pearson	2,500,000	500,000	1,000,000	1,000,000
Christopher E. Kay	1,475,000	295,000	590,000	590,000
Doris P. Meister	1,750,000	350,000	700,000	700,000

(1)	Mr. Bible was not yet employed by M&T at the time of these grants.

PHSUs. PHSUs are utilized as a retention vehicle and were granted as part of the LTI mix in January 2023 for the 2022 plan year, consistent with prior years. PHSUs vest ratably at target each year over three years based on achievement of an absolute ROTCE safety and soundness performance hurdle for each year, which has been established at 5%. If the performance hurdle is not satisfied for a given year, the portion of the stock award that is scheduled to vest on the vesting date immediately following that annual performance period will not vest and will be forfeited unless otherwise determined by the C&HC Committee. Any dividend equivalents credited during the annual performance period are accrued and paid in cash to the extent the PHSUs vest and are distributed.

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2021-2023 PHSU Award Payouts. At the conclusion of the annual performance period for the PHSU grants made in 2021, 2022 and 2023, the company’s ROTCE was calculated to be 17.6%, which was above the absolute threshold required for each tranche to vest and pay out at target (100%). The C&HC Committee certified the payout at its meeting in January 2024. See Appendix A for a description of how ROTCE is calculated.

Named Executive Officer(1)	Grant Date	Target Award	Distributed Performance Adjusted Shares
René F. Jones	1/29/21	4,278	4,278
	1/31/22	3,129	3,129
	1/31/23	5,128	5,128
Darren J. King	1/29/21	1,405	1,405
	1/31/22	827	827
	1/31/23	1,709	1,709
Kevin J. Pearson	1/29/21	2,328	2,328
	1/31/22	1,417	1,417
	1/31/23	2,136	2,136
Christopher E. Kay	1/29/21	1,888	1,888
	1/31/22	768	768
	1/31/23	1,260	1,260
Doris P. Meister	1/29/21	1,168	1,168
	1/31/22	685	685
	1/31/23	1,495	1,495

(1)	Mr. Bible did not receive a grant of PHSUs in 2021, 2022 or 2023 as he was not yet employed by M&T at the time of these grants.

PVSUs. The C&HC Committee also grants PVSUs, which cliff vest after three years based on absolute and relative average ROTCE performance over the three-year performance period, with final payout values ranging from 0% to 150% of target. In addition, the PVSUs have accrued reinvested dividend equivalent units, which will pay out at the time the underlying shares vest and are subject to the same performance payout percentage.

PVSU Performance Metrics(1)	Absolute ROTCE	Payout	Relative ROTCE	Payout(2)
Above Absolute Maximum – payout is 150% regardless of relative performance	≥17%	150%	N/A	150%

Performance between these two Absolute ROTCE levels is assessed relative to the peer group	5% to < 17%	Payout by relative ROTCE Scale	>75th %’ile 50th %’ile 25th %’ile <25th %’ile	150% 100% 75% 50%
Below Absolute Threshold – payout is zero, regardless of relative performance	< 5%	0%	N/A	0%

(1)	See Appendix A for a description of how ROTCE is calculated and a reconciliation of GAAP amounts with corresponding non-GAAP amounts.

(2)	For performance between the 25th and 75th percentiles, payout will be determined based on straight-line interpolation.

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2021-2023 PVSU Award Payout. At the conclusion of the three-year performance period for the 2021 PVSU grant, the company’s three-year average ROTCE was calculated to be 17.0%, which yielded a 150% payout. The C&HC Committee certified the payout at its meeting in February 2024. See Appendix A for a reconciliation of GAAP amounts with corresponding non-GAAP amounts for the 2021-2023 ROTCE calculations.

Year	ROTCE(1) (%)	Earn out (%)

2021	16.8

2022	16.7

2023	17.6

Three-Year Avg.	17.0	150%

(1)	See Appendix A for a description of how ROTCE is calculated and a reconciliation of GAAP amounts with corresponding non-GAAP amounts.

Named Executive Officer(1)	2021 Target Award	Distributed Performance Adjusted Shares(2)

René F. Jones	12,834	21,284

Darren J. King	4,213	6,986

Kevin J. Pearson	6,982	11,579

Doris P. Meister	3,503	5,809

(1)	Messrs. Bible and Kay did not receive a grant of PVSUs in 2021.

(2)

Earned PVSUs includes payout of underlying Dividend Equivalent Units (DEUs). The DEUs are also subject to the same earnout percentage of 150% as approved by the C&HC Committee. The earned DEUs for the NEOs are as follows: Mr. Jones 2,033, Mr. King 667, Mr. Pearson 1,106 and Ms. Meister 554.

Stock Options. M&T also awards a portion of the 2022 performance year LTI awards in the form of stock options. Stock options align our NEOs’ interests with those of shareholders by providing value only if M&T’s stock price increases from the date that the stock option is granted. In addition, the vesting schedule for the stock options promotes retention of our NEOs. The stock option awards granted to the NEOs in January 2023 for 2022 performance vest ratably over three years. Stock options create close alignment with shareholder experience, and due to their ten-year term, support M&T’s business strategy and compensation philosophy by providing a link to long-term business objectives and sustained long-term value creation.

2024 Long-Term Incentive Grant.

Each year the C&HC Committee evaluates the LTI mix to maintain competitiveness, drive appropriate behaviors and align the interests of our executives with M&T’s long-term performance. To further strengthen the link between company performance and executive compensation, in 2023 the C&HC Committee increased the percentage of the award granted in the form of PVSUs and decreased the other two vehicles. The NEO LTI mix awarded in January 2024 based upon 2023 performance was:

•	50% Performance-Vested Stock Units

•	35% Performance-Hurdled Stock Units

•	15% Non-Qualified Stock Options

Named Executive Officer(1)	2023 Performance Year LTI Awards (2024 Grant) ($)	Percentage Change from 2022 Performance Year LTI	2023 Performance Year Options (15%) ($)	2023 Performance Year PHSUs (35%) ($)	2023 Performance Year PVSUs (50%) ($)
René F. Jones	6,000,000	0%	900,000	2,100,000	3,000,000
Daryl N. Bible	2,125,000	n/a	318,750	743,750	1,062,500
Darren J. King	2,200,000	10%	330,000	770,000	1,100,000
Kevin J. Pearson	2,500,000	0%	375,000	875,000	1,250,000
Christopher E. Kay	1,500,000	2%	225,000	525,000	750,000

(1)	Ms. Meister did not receive a 2024 LTI grant in light of her upcoming transition to a consulting role.

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2024 PVSUs. The C&HC Committee approved a plan design change for the PVSUs granted in 2024. This updated plan maintains a three-year cliff vesting schedule, but now includes two metrics – ROTCE and Return on Tangible Assets (“ROTA”). Both metrics are weighted equally (50% each) and both take into consideration the three-year average performance on an absolute and relative basis. Final payout values range from 0% to 150% of target. In addition, the updated PVSU design maintains the accrued reinvested dividend equivalent units, which will payout at the time the underlying shares vest and are subject to the same performance payout percentage.

	PVSU Performance Metric 1	Absolute ROTCE	Payout	Relative ROTCE	Payout(2)
Metric 1: ROTCE(1) 50% weighting	Above Absolute Maximum – payout is 150% regardless of relative performance	≥17%	150%	N/A	150%
	Performance between these two Absolute ROTCE levels is assessed relative to the peer group	5% to < 17%	Payout by relative ROTCE Scale	>75th %’ile 50th %’ile 25th %’ile <25th %’ile	150% 100% 75% 50%
	Below Absolute Threshold – payout is zero, regardless of relative performance	< 5%	0%	N/A	0%

(1)	See Appendix A for a description of how ROTCE is calculated.

(2)	For performance between the 25th and 75th percentiles, payout will be determined based on straight-line interpolation.

	PVSU Performance Metric 2	Absolute ROTA	Payout	Relative ROTA	Payout(2)
Metric 2: ROTA(1) 50% weighting	Above Absolute Maximum – payout is 150% regardless of relative performance	≥1.25%	150%	N/A	150%
	Performance between these two Absolute ROTA levels is assessed relative to the peer group	0.35% to < 1.25%	Payout by relative ROTA Scale	>75th %’ile 50th %’ile 25th %’ile <25th %’ile	150% 100% 75% 50%
	Below Absolute Threshold – payout is zero, regardless of relative performance	< 0.35%	0%	N/A	0%

(1)	See Appendix A for a description of how ROTA is calculated.

(2)	For performance between the 25th and 75th percentiles, payout will be determined based on straight-line interpolation.

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Individual Performance Assessments

The C&HC Committee assessed the performance of each NEO based on the factors described in the “Process for Determining 2023 NEO Compensation” section above, and against our 2023 strategic imperatives, as well as each NEO’s individual performance goals, as more fully described below. In addition, the C&HC Committee also considers market-competitive compensation levels in determining each NEO’s TDC.

René F. Jones

Chairman and Chief Executive Officer

Mr. Jones completed his sixth year as Chairman and CEO in 2023. The C&HC Committee established Mr. Jones’ TDC based on the company’s performance relative to peers and our 2023 Operating Plan (including metrics that were missed), as well as progress toward our long-term strategic objectives. Specifically, the C&HC Committee considered the following performance factors (among others discussed in this CD&A) in establishing Mr. Jones’ TDC:

• Business results/shareholder return

¡  Diluted EPS was $15.79, up 37% from $11.53 in 2022

¡  Operating EPS* was $16.08, up 12% from $14.42 in 2022

¡  Return on Average Tangible Assets* was 1.42%, up from 1.35% in 2022

¡  GAAP-basis net income totaled $2.74 billion, up from $1.99 billion in 2022

¡  Increased quarterly common stock dividend per share 8% during 2023 from $1.20 to $1.30, representing the 7th year of consecutive increases

¡  Notwithstanding strong performance relative to peer group, performance on diluted net operating earnings per common share, net operating return on average tangible assets, and net operating return on average tangible common equity were below Operating Plan

• Optimizing use of resources/increasing resiliency

¡  Established workstreams to optimize community bank coverage, enterprise contact and enterprise operations

¡  Enhanced system resiliency including continued improvements in cybersecurity

• Risk management

¡  Executed Commercial Bank’s strategy

¡  Made significant talent investment in second- and third-line risk capabilities

¡  Successfully divested from two businesses to align portfolio with the bank’s risk profile

¡  Company continues to operate within its established risk appetite parameters as affirmed by the Risk Committee of the Board

• Strategic partnerships

¡  Serves on Federal Reserve Bank of New York Board of Directors for three-year term ending December 31, 2024

¡  Serves on the Board (Vice Chair) of the Bank Policy Institute

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• Talent
¡  Concluded year one of internal sponsorship program to
strengthen pipeline of diverse leaders
¡  Continued focus on succession plans to support continuity and increase diversity
¡  Continued to mature our pay-for-performance practice and
culture
*  See “Supplemental Reporting of Non-GAAP Results of Operations” in the 2023 Form 10-K for
a reconciliation GAAP amounts with these corresponding non-GAAP amounts

	Performance Year
	2022	2023
Salary	$1,000,000	$1,100,000
STI Payout	$2,400,000	$2,150,000
NQ Stock Options	$1,200,000	$900,000
PHSUs(1)	$2,400,000	$2,100,000
PVSUs(2)	$2,400,000	$3,000,000
LTI Grant	$6,000,000	$6,000,000
Total Direct Compensation	$9,400,000	$9,250,000

(1) Represents grant date fair value. Actual payout dependent on achievement of performance hurdle.

(2) Represents grant date fair value. Actual payout could range from 0%-150% of target depending on actual performance achieved.

Linking 2023 CEO Pay Elements to Performance

•	Over 88% variable pay for the 2023 performance year

•	Over 65% of variable pay is equity-based deferred LTI subject to multi-year vesting and forfeiture to align shareholder and executive interests

•	NQ Stock Options vest ratably over three years and provide value only if M&T’s stock price increases from the date that the options are granted

•	PHSUs vest ratably over three years and are earned based on achievement of an absolute ROTCE performance hurdle each year

•	PVSUs are earned only to the extent M&T performance is achieved against absolute and relative average ROTCE and ROTA over a three-year period

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Daryl Bible

Senior Executive Vice President and Chief Financial Officer

In addition to the 2023 performance
year compensation that was delivered to
Mr. Bible, upon his joining of M&T,
Mr. Bible received a cash bonus of
$500,000 (less taxes) which will be
forfeitable by Mr. Bible should he
separate from M&T within one year, and
an award of restricted stock units valued
at $2,500,000, which will vest ratably
over three years subject to continued
employment.

Having joined in June 2023 and served as CFO for the second half of 2023, Mr. Bible brought experienced leadership, guidance and insight into critical corporate performance measurements. Additionally, the C&HC Committee considered the following performance factors (among others discussed in this CD&A) in establishing Mr. Bible’s TDC:

• Business results/shareholder return

¡  Diluted EPS was $15.79, up 37% from $11.53 in 2022

¡  Operating EPS* was $16.08, up 12% from $14.42 in 2022

¡  Return on Average Tangible Assets* was 1.42%, up from 1.35% in 2022

¡  GAAP-basis net income totaled $2.74 billion, up from $1.99 billion in 2022

¡  Increased quarterly common stock dividend per share 8% during 2023 from $1.20 to $1.30, representing the 7th year of consecutive increases

¡  Notwithstanding strong performance relative to peer group, performance on diluted net operating earnings per common share, net operating return on average tangible assets, and net operating return on average tangible common equity were below Operating Plan

• Enhanced processes and communication

¡  Stood up quarterly regulatory meetings and deepened representation to improve outreach

¡  Improved resource allocation and governance of key enterprise initiatives

• Finance modernization

¡  Brought in experienced talent to accelerate transformation

¡  Worked with Technology and Operations to drive agile ways of working

¡  Enhanced Data Governance Framework, including automation of data risk and controls

• Risk Management

¡  Collaborated with Risk and Line of Businesses to formulate a balanced strategy and targeted objectives for CRE concentration changes

*  See “Supplemental Reporting of Non-GAAP Results of Operations” in the 2023 Form 10-K for a reconciliation GAAP amounts with these corresponding non-GAAP amounts

	Performance Year(1)
	Target Comp 2023	Actual Comp 2023(2)
Salary	$740,000	$418,385
STI Payout	$1,200,000	$750,000
NQ Stock Options	$318,750	$318,750
PHSUs(3)	$743,750	$743,750
PVSUs(4)	$1,062,500	$1,062,500
LTI Grant	$2,125,000	$2,125,000
Total Direct Compensation	$4,065,000	$3,293,385

(1) Mr. Bible’s 2022 Performance Compensation is not listed as he was not employed for the 2022 performance year.

(2) Represents a pro-rated base salary due to Mr. Bible’s mid-year start date.

(3) Represents grant date fair value. Actual payout dependent upon achievement of performance hurdle.

(4) Represents grant date fair value. Actual payout could range from 0%-150% of target depending on actual performance achieved.

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Darren J. King

Senior Executive Vice President and Co-Head of Businesses

As CFO for the first half of 2023, Mr. King directed the company’s strong financial performance. Upon assuming leadership of our Consumer Bank portfolio, Mr. King led continued strong results in the Retail, Business Banking, Mortgage Banking and Dealer Services businesses. For the 2023 performance year, the C&HC Committee considered the mixed results of the portfolio of businesses he oversees and the following performance factors, including an expanded role (among others discussed in this CD&A) in establishing Mr. King’s TDC:

• Business results/shareholder return

¡  Diluted EPS was $15.79, up 37% from $11.53 in 2022

¡  Operating EPS* was $16.08, up 12% from $14.42 in 2022

¡  Return on Average Tangible Assets* was 1.42%, up from 1.35% in 2022

¡  GAAP-basis net income totaled $2.74 billion, up from $1.99 billion in 2022

¡  Increased quarterly common stock dividend per share 8% during 2023 from $1.20 to $1.30, representing the 7th year of consecutive increases

¡  In addition, our Retail business saw year-over-year increases in Net Customer Growth, Revenue Growth, Net Income, as well as on ROTCE

¡  Notwithstanding strong performance relative to peer group, performance on diluted net operating earnings per common share, net operating return on average tangible assets, and net operating return on average tangible common equity were below Operating Plan

• Risk management

¡  Maintained and enhanced controls to ensure accuracy in SEC/Reg reporting

¡  Organized and led cross-business unit calls during market liquidity events, overseeing changes designed to preserve (then grow) our diverse deposit base

• Successful transition

¡  Facilitated seamless transition to new CFO, including joint meetings with analysts and investors to maintain continuity

¡  Partnered with Mr. Pearson to jointly lead entire business portfolio in alignment with the bank’s strategic priorities

*  See “Supplemental Reporting of Non-GAAP Results of Operations” in the 2023 Form 10-K for a reconciliation GAAP amounts with these corresponding non-GAAP amounts

	Performance Year
	2022	2023
Salary	$685,000	$700,000
STI Payout	$1,100,000	$1,350,000
NQ Stock Options	$400,000	$330,000
PHSUs(1)	$800,000	$770,000
PVSUs(2)	$800,000	$1,100,000
LTI Grant	$2,000,000	$2,200,000
Total Direct Compensation	$3,785,000	$4,250,000

(1) Represents grant date fair value. Actual payout dependent on achievement of performance hurdle.

(2) Represents grant date fair value. Actual payout could range from 0%-150% of target depending on actual performance achieved.

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Kevin J. Pearson

Vice Chairman and Co-Head of Businesses

Mr. Pearson has overall responsibility for M&T’s Commercial Bank, as well as our Wealth and Institutional Client Services divisions under the Wilmington Trust brand. For performance year 2023, the C&HC Committee considered the mixed results of the portfolio of businesses he oversees and the following performance factors (among others discussed in this CD&A) in establishing his TDC:

• Business results/shareholder return

¡  Diluted EPS was $15.79, up 37% from $11.53 in 2022

¡  Operating EPS* was $16.08, up 12% from $14.42 in 2022

¡  Return on Average Tangible Assets* was 1.42%, up from 1.35% in 2022

¡  GAAP-basis net income totaled $2.74 billion, up from $1.99 billion in 2022

¡  Increased quarterly common stock dividend per share 8% during 2023 from $1.20 to $1.30, representing the 7th year of consecutive increases

¡  In addition, revenue growth for Commercial, Wealth and Institutional Client Services divisions each increased year-over-year

¡  Notwithstanding strong performance relative to peer group, performance on diluted net operating earnings per common share, net operating return on average tangible assets, and net operating return on average tangible common equity were below Operating Plan

• Risk Management

¡  Executed Commercial Bank’s strategy

¡  Mobilized resources to accelerate transformation of the Bank’s commercial credit administration processes

• Talent

¡  Supported executive level hires and moves to improve resiliency and operational effectiveness of the Commercial Bank

¡  Partnered with Mr. King to jointly lead all businesses in alignment with bank priorities

*  See “Supplemental Reporting of Non-GAAP Results of Operations” in the 2023 Form 10-K for a reconciliation GAAP amounts with these corresponding non-GAAP amounts

	Performance Year
	2022	2023
Salary	$775,000	$775,000
STI Payout	$1,500,000	$1,300,000
NQ Stock Options	$500,000	$375,000
PHSUs(1)	$1,000,000	$875,000
PVSUs(2)	$1,000,000	$1,250,000
LTI Grant	$2,500,000	$2,500,000
Total Direct Compensation	$4,775,000	$4,575,000

(1) Represents grant date fair value. Actual payout dependent upon achievement of performance hurdle.

(2) Represents grant date fair value. Actual payout could range from 0%-150% of target depending on actual performance achieved.

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Christopher E. Kay

Senior Executive Vice President and Head of Enterprise Platforms

Mr. Kay assumed responsibility as the head of the company’s Enterprise Platforms in June 2023, focusing on accelerating scale in key enterprise functions. At that time, Mr. Kay transitioned responsibility for Consumer, Business Banking and Mortgage. For performance year 2023, the C&HC Committee considered the following performance factors (among others discussed in this CD&A) in establishing Mr. Kay’s TDC:

• Business Results

¡  Through Q2 2023, increased revenue for the retail portfolio

¡  Managed liquidity daily with real-time adjustments to balance ILST (Internal Liquidity Stress Test) standard levels and estimate short term liquidity risk

¡  Sponsored initiatives to optimize use of resources (revenue and efficiency)

• Talent

¡  Hired and onboarded new head of digital banking; assisted development and execution of the organization’s digital modernization efforts

¡  Sponsored leadership to create and implement durable and flexible operating/technology model with greater customer centricity

• Risk management

¡  Led communications and readiness planning for bank initiatives

¡  Established governance routines to increase transparency

	Performance Year
	2022	2023
Salary	$725,000	$725,000
STI Payout	$1,000,000	$950,000
NQ Stock Options	$295,000	$225,000
PHSUs(1)	$590,000	$525,000
PVSUs(2)	$590,000	$750,000
LTI Grant	$1,475,000	$1,500,000
Total Direct Compensation	$3,200,000	$3,175,000

(1) Represents grant date fair value. Actual payout dependent upon achievement of performance hurdle.

(2) Represents grant date fair value. Actual payout could range from 0%-150% of target depending on actual performance achieved.

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Doris P. Meister

Senior Executive Vice President and Head of Wealth Management

For performance year 2023, the C&HC Committee considered the following performance factors (among others discussed in this CD&A) in establishing Ms. Meister’s TDC:

•	Business Results
¡	Despite the regional bank crisis in early 2023, the company’s Wealth Management business was able to maintain a client retention score of 97% while Net Promoter Scores improved
¡	Net customer growth and revenue growth were both up year-over-year
¡

Wealth Management missed on its net contribution versus the Operating Plan primarily due to lower net interest income, caused in part by the sharp increase in deposit costs and lower than planned balances

•	Growth and productivity
¡	Implemented new High Net Worth Growth strategy to further scale the wealth business
¡	Accelerated the cross-sell program with the Commercial Bank, including introducing our largest People’s United commercial clients to our wealth capabilities
¡	Streamlined operating processes, intended to reduce cycle time and improve advisory productivity
¡	Streamlined fiduciary business process and created rapid response team to handle complex trusts
•	Talent
¡	Externally hired and internally promoted key talent

Performance Year
2023(1)
Salary	$800,000
STI Payout	$750,000
LTI Grant(2)	$0
Total Direct Compensation	$1,550,000

(1) Ms. Meister’s 2022 Performance Compensation is not listed as she was not an NEO for 2022.

(2) Ms. Meister did not receive an LTI grant in 2024 in light of her upcoming transition to a consulting role as described below.

Ms. Meister’s Retirement and Consulting Agreement. On February 9, 2024, M&T and Ms. Meister entered into a Retirement and Consulting Agreement (the “Agreement”) in connection with Ms. Meister’s transition to a consulting role with the company, which will be effective on or about May 31, 2024. In order to ensure a smooth and effective transition of leadership of our wealth management business, pursuant to the Agreement, Ms. Meister will provide consulting services for a period of 24 months from Ms. Meister’s last day of employment. As consideration for her provision of consulting services, Ms. Meister will receive subject to her execution and non-revocation of the Agreement (including a general release therein), as well as her compliance with non-solicitation and non-compete covenants, a monthly consulting fee of $101,666.66.

Ms. Meister’s outstanding equity awards will vest pursuant to the existing terms of her award agreements with respect to retirement eligibility as follows: (i) all vesting restrictions on outstanding PHSU awards will lapse; (ii) outstanding PVSU awards remain subject to the company’s actual performance and will be paid on the original schedule for such awards after the applicable performance, and (iii) all NQ Stock Options continue to vest pursuant to their original schedule and the exercise period ends on the earlier of 4 years following retirement or the original 10 year expiration date. In light of her upcoming shift to a consulting role, Ms. Meister did not receive an LTI award in 2024.

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Retirement and Other Benefits

M&T maintains two tax-qualified retirement plans for its employees, one a defined benefit plan and the other a defined contribution plan. Mr. Pearson participates in the defined benefit plan and continues to receive benefit accruals. Messrs. Jones and King elected to have their benefits accrued under the defined contribution plan. This election was made pursuant to a one-time election that was offered to all participants in the defined benefit plan in late 2005 to either (i) remain an active participant in the defined benefit plan and earn future benefits under a new reduced benefit formula or (ii) retain the frozen benefit in the defined benefit plan and earn future benefits under a new defined contribution plan formula beginning January 1, 2006. Ms. Meister and Messrs. Kay and Bible are not eligible to participate in the defined benefit plan and are participants in the defined contribution plan.

In addition, M&T maintains nonqualified defined benefit and defined contribution retirement plans to supplement retirement benefits for the NEOs in order to make up for benefits that cannot be provided in the qualified plans due to Internal Revenue Code limits; however, compensation recognized for the purpose of these plans is capped at two times the annual Internal Revenue Code Section 401(a)(17) limit. The nonqualified plans are not funded, except as benefits are actually paid to executive officers upon retirement or such other date elected by the executive. Additional information regarding these retirement plans and arrangements is provided in the sections titled “Pension Benefits” and “Nonqualified Deferred Compensation.”

M&T does not provide the NEOs with severance packages beyond what is provided to employees of M&T, generally. Consequently, the NEOs have historically participated in the M&T Bank Corporation Employee Severance Pay Plan (“Severance Pay Plan”), which provides for post-employment severance payments that are tiered based upon an employee’s position and years of service, and the continuation of certain employee benefits. Upon a “Qualifying Event” (defined in the Severance Pay Plan as any permanent, involuntary termination of a participant’s active employment as a result of a reduction in force, restructuring, outsourcing or elimination of position), a NEO would be entitled to benefits under the Severance Pay Plan.

Other than benefits that are generally available to our employees, M&T does not maintain any individual executive severance or change in control arrangements. M&T’s compensation plans do not contain payments or benefits to NEOs that are specifically triggered by a change in control, except that the 2019 Equity Plan provides that, upon a change in control, all employees, including the NEOs, would become fully vested in any outstanding awards that were not already vested. M&T has elected to provide such acceleration because of a belief that the principal purpose of providing executive officers and other employees with equity incentives is to align their interests with those of M&T’s shareholders and that this alignment should be enhanced, not weakened, in the context of a change in control. Accelerating the vesting of equity-based compensation upon a change in control allows our employees the same opportunity as other shareholders to sell shares freely following the completion of the transaction and realize the economic benefits of such transaction, without forcing them to be exposed to the post-closing performance of the acquirer. More information regarding severance benefits and the impact of a change in control can be found later in the “Potential Payments Upon Termination or Change in Control” section.

Perquisites. Generally, M&T provides limited perquisites to its NEOs. The perquisites that are provided are designed to assist NEOs in being productive and are limited to those that management and the C&HC Committee believe are consistent with M&T’s overall compensation philosophy. Given the importance of developing business relationships for M&T’s success, the NEOs are generally reimbursed for certain initiation fees and dues they incur for club memberships deemed advisable for business purposes, tax preparation, parking, meals and executive physical examinations.

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Sound Compensation and Governance Practices and Policies

M&T’s executive compensation programs are managed in consideration of the Interagency Guidance on Sound Incentive Compensation Policies and other regulatory requirements. In light of these requirements, M&T has adopted certain governance practices, which are more fully described below.

Stock Ownership and Retention Guidelines for Executives and Board Members. M&T’s philosophy has been to foster a culture for its NEOs to acquire and retain M&T common stock. To bolster this philosophy, M&T maintains formal Stock Ownership and Retention Guidelines (“Stock Ownership Guidelines”) for our executive officers in order to further align their interests with those of our shareholders. The Stock Ownership Guidelines mandate that executive officers own a significant amount of M&T common stock measured as a multiple of base salary as follows:

Role	Ownership Guideline (Multiple of Base Salary)
Chairman and Chief Executive Officer	6x
Other NEOs	3x
Other executive officers	2x

M&T requires its executive officers to achieve the targeted stock ownership levels within five years of first becoming subject to the guidelines. Once the ownership threshold is met, executives are expected to maintain the required ownership amount as long as they are subject to the guidelines. Shares counted towards these guidelines include any shares held by the executive directly or through a broker, shares held through employee benefit plans, and shares held as restricted stock units or restricted stock awards, whether vested or unvested. Unvested PVSUs and unexercised stock options do not count as shares held by the executive for purposes of the guidelines. If an executive officer fails to meet the requirements of this policy, the individual must hold 50% of all shares acquired from the settlement of equity awards, net of shares withheld for taxes or payment of exercise price, if applicable, until the executive meets the ownership threshold. Pursuant to the Stock Ownership Guidelines, the C&HC Committee reviews compliance with the Stock Ownership Guidelines on an annual basis. As of February 14, 2024, all executive officers are in compliance with the Stock Ownership Guidelines.

Members of the Board are also required to own M&T common stock with a value equal to five times their annual cash retainer and are expected to meet this ownership guideline by the fifth anniversary of his or her initial election to the Board. Directors who receive no personal compensation for their service are not subject to this guideline. As of February 14, 2024, all directors are in compliance with the director stock ownership guidelines.

Anti-Hedging and Anti-Pledging Policies. M&T’s Insider Trading Policy prohibits all employees from engaging in any hedging transactions or any form of short-term trading with respect to M&T securities. The Insider Trading Policy also prohibits executive officers from pledging M&T securities, except in limited circumstances. None of our NEOs pledged any M&T securities in 2023. For more information regarding the anti-hedging and anti-pledging policies, see “M&T Bank Corporation Insider Trading Policy” further above in this proxy statement.

Clawback and Forfeiture Policies. M&T has a Forfeiture Policy that sets forth the circumstances under which the C&HC Committee may cause a downward adjustment in current year compensation as well as cause all or part of unvested equity awards to be canceled. Such circumstances include, but are not limited to, action or inaction on the part of an employee that results in a significant loss event (either to M&T as a whole or to a significant business line), a restatement of the financial statements due to material noncompliance with applicable financial reporting requirements, or a violation of M&T’s risk policies or procedures.

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In 2023, M&T also adopted the M&T Bank Corporation Executive Compensation Recoupment Policy (the “Recoupment Policy”) that provides for clawback of erroneously awarded incentive-based compensation received by M&T’s current or former executive officers. Such clawback is triggered if the company is required to prepare an accounting restatement. The Recoupment Policy was adopted pursuant to NYSE listing standards that implemented the clawback provisions of the Dodd-Frank Act.

In addition, our CEO and CFO are subject to the clawback provision of the Sarbanes-Oxley Act of 2002, which generally requires that they reimburse M&T for any bonus or other incentive- or equity-based compensation and any profits on sales of M&T common stock that they receive within the 12-month period following the public issuance of financial information if there is an accounting restatement because of material noncompliance, as a result of misconduct, with any financial reporting requirement under the federal securities laws.

Working together, the components of the executive compensation programs continue to drive alignment of our NEOs’ interests with those of our shareholders, are consistent with the safety and soundness of M&T and provide an enhanced ability to account for the duration of risks and adjust compensation in the event of misconduct or adverse risk outcomes.

Incentive Compensation Governance and Compensation Risk Assessment. M&T works continuously to ensure effective controls are in place for its incentive compensation programs. As part of M&T’s enhanced enterprise risk framework, control functions, including Human Resources, Finance, Compliance, Legal, Internal Audit, and Risk Management, are actively involved in the oversight of M&T’s incentive compensation programs. In addition, the CRO meets with the C&HC Committee to review and discuss M&T’s risk scorecard, which details the CRO’s assessment of risk management at M&T.

Active and effective oversight of M&T’s incentive compensation practices is also provided by the C&HC Committee. The C&HC Committee is responsible for maintaining M&T’s Forfeiture Policy and the Recoupment Policy in addition to determining the appropriate pay mix and total compensation for M&T’s NEOs. Additionally, the C&HC Committee is responsible for establishing the appropriate performance measure for performance-based stock unit awards. Reviews of M&T’s compensation plans and practices by the C&HC Committee and M&T management did not identify any plan that was reasonably likely to have a material adverse impact on the bank or that would incentivize excessive risk-taking.

Tax Matters

Internal Revenue Code Section 162(m) generally imposes a $1 million cap on the deductibility of compensation paid to certain executive officers of a publicly held corporation during a year. The executive officers to whom Section 162(m) applies for 2023 include M&T’s CEO and CFO, the next three most highly compensated executive officers, and any such “covered employee” for a year after 2016. The C&HC Committee considers tax consequences to M&T as one of many factors when it makes compensation determinations, and will award compensation to NEOs that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible for income tax purposes.

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COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT

The Compensation and Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussions, the Compensation and Human Capital Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report was adopted by the Compensation and Human Capital Committee of the Board of Directors on February 16, 2024:

Gary N. Geisel, Chair

Melinda R. Rich

Herbert Washington

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EXECUTIVE COMPENSATION

The following table contains information concerning the compensation of M&T’s NEOs in the fiscal years ended December 31, 2023, 2022 and 2021.

2023 Summary Compensation Table

Name and Principal Position	Yr.	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non- Equity In- centive Plan Comp. ($)	Change in Pension Value and Non- Qualified Deferred Comp. Earnings(2) ($)	All Other Comp.(3),(4) ($)	Total ($)
René F. Jones	2023	1,100,000	2,150,000	4,800,120	1,200,010	—	11,982	123,445	9,385,557
Chairman &	2022	1,000,000	2,400,000	4,240,259	1,060,019	—	—	115,429	8,815,707
Chief Executive Officer	2021	1,000,000	1,500,000	3,400,240	850,016	—	—	117,918	6,868,174
Daryl N. Bible	2023	418,385	750,000	2,500,137	—	—	—	23,162	3,691,684
Senior Executive Vice President &	2022	—	—	—	—	—	—	—	—
Chief Financial Officer	2021	—	—	—	—	—	—	—	—
Darren J. King	2023	700,000	1,350,000	1,600,248	400,035	—	3,952	103,392	4,157,627
Senior Executive Vice President &	2022	685,000	1,100,000	1,120,110	280,038	—	—	92,599	3,277,747
Co-Head of Businesses (Former Chief Financial Officer)	2021	685,000	815,000	1,116,192	279,007	—	—	89,524	2,984,723
Kevin J. Pearson	2023	775,000	1,300,000	2,000,232	500,020	—	163,129	68,719	4,807,100
Vice Chairman &	2022	775,000	1,500,000	1,920,092	480,006	—	—	57,979	4,733,077
Co-Head of Businesses	2021	765,000	1,000,000	1,849,811	462,417	—	85,753	64,624	4,227,604
Christopher E. Kay	2023	725,000	950,000	1,180,296	295,044	—	—	71,608	3,221,948
Senior Executive Vice President &	2022	725,000	1,000,000	1,040,163	260,009	—	—	61,015	3,086,187
Head of Enterprise Platforms	2021	—	—	—	—	—	—	—	—
Doris P. Meister	2023	800,000	750,000	1,400,256	350,019	—	—	84,875	3,385,150
Senior Executive Vice President &	2022	800,000	950,000	928,202	232,042	—	—	18,586	2,928,831
Head of Wealth Management	2021	800,000	740,000	928,085	232,021	—	—	67,776	2,767,881

(1)

The amounts indicated represent the aggregate grant date fair value of equity awards granted to each of the NEOs. The grant date fair values are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”).

The grant date fair value of stock awards for 2023 reflected in this column is based on the closing price of M&T common stock on January 31, 2023, or $156.00. These amounts were calculated in accordance with applicable accounting guidance (i.e., at target for PVSUs awarded in 2023). At the maximum level of performance, the value of the PVSUs awarded in 2023 would be: $3,600,168 for Mr. Jones; $1,200,264 for Mr. King; $1,500,252 for Mr. Pearson; $885,300 for Mr. Kay; and $1,050,192 for Ms. Meister. For Mr. Bible, this Stock Awards column reflects the sign-on grant of time-vested Restricted Stock Units, which were awarded at the time of his hire pursuant to our stock grant policy, the grant date fair value of which is based on the closing price of M&T common stock on July 31, 2023, or $139.86.

For purposes of determining the fair value of stock option awards, we use an option pricing model and the assumptions provided in the table below. M&T determines the dividend yield by dividing the current annual dividend on M&T’s common stock by the option exercise price. A historical weekly measurement of volatility is determined based on the expected life of the option granted. The risk-free interest rate is determined by reference to the yield on an outstanding U.S. Treasury Note with a term equal to the expected life of the option granted. Expected life is determined by reference to the M&T’s historical experience.

Dividend Yield	3.08%
Volatility	33.83
Risk-Free Interest Rate	3.61%
Expected Life (Years)	6.50

(2)

This column includes the aggregate positive change in actuarial present value of each NEO’s accumulated benefit under the M&T Bank Corporation Pension Plan (“Qualified Pension Plan”) and M&T Bank Corporation Supplemental Pension Plan (“Supplemental Pension Plan”). In accordance with SEC rules, to the extent the aggregate change in present value of all defined benefit plans for a particular fiscal year would have been a negative amount, the amount has instead been reported as $0 and the aggregate compensation for the NEO in the “Total” column has not been adjusted to reflect the negative amount. The assumptions used to calculate the present value of accumulated benefits are the same as those used for Financial Accounting Standards Board Accounting Standards Codification Topic 715, Compensation-Retirement Benefits (“FASB ASC Topic 715”) financial statement disclosure purposes, except that no pre-retirement decrements are assumed. The present value of accrued benefits as of December 31, 2023 is calculated assuming the executive commences his or her accrued benefit earned through December 31, 2023 at normal retirement age. See Note 13 to the Financial Statements of M&T Bank Corporation in our Annual Report on Form 10-K, which was filed with the SEC on February 21, 2024.

Normal retirement age is age 65 for all participants. It is assumed that the participants will elect the single life annuity form.

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(3)	This column includes information from the following table for each NEO in 2023:

Name	Retirement Savings Plan ($)	Leadership Retirement Savings Plan ($)	Qualified Retirement Accumulation Account ($)	Leadership Retirement Accumulation Account ($)	Qualified Discretionary Employer Contribution ($)	Term Life Insurance Premiums ($)
René F. Jones	16,500	16,500	21,450	21,450	—	4,902
Daryl N. Bible	2,846	—	—	—	1,025	1,782
Darren J. King	16,500	16,500	16,500	16,500	—	1,242
Kevin J. Pearson	16,500	16,500	—	—	—	7,524
Christopher E. Kay	16,500	16,500	7,425	7,425	—	1,615
Doris P. Meister	16,500	16,500	9,075	9,075	—	14,478

(4)	Perquisites provided to the NEOs in 2023 included the following (as indicted by “X”):

Name	Club Membership Dues & Expenses	Tax Preparation	Parking	Meals	Executive Physical	Relocation
René F. Jones	X	X	X	X	X
Daryl N. Bible				X		X
Darren J. King	X	X	X	X
Kevin J. Pearson		X	X	X
Christopher E. Kay		X	X	X
Doris P. Meister	X	X		X

No perquisites provided in 2023 exceeded the greater of $25,000 or 10% of the total perquisites provided to each NEO.

CEO Pay Ratio

In accordance with the final rule issued under section 953(b) of the Dodd-Frank Act, companies, including M&T, are required to disclose the ratio of the total annual compensation of their CEO to that of their median employee. The SEC rules require disclosure of (i) the median of the annual total compensation of all employees of M&T, except the CEO; (ii) the annual total compensation of the CEO; and (iii) the ratio of the amount of annual total compensation of the CEO to the amount of the median annual total compensation of all employees of M&T. Because the SEC rules do not mandate a particular approach to determining the median employee, M&T has employed the following approach:

As allowed under section 953(b), we have chosen to continue using the same median employee for purposes of this disclosure as was used in the proxy statement for the 2023 Annual Meeting of Shareholders. There has been no material change in our employee population that we believe would significantly impact this disclosure. Our median employee was identified by calculating the total cash compensation and equity awards granted within the twelve months prior to December 31, 2023 to all domestic employees, excluding the CEO, employed as of December 31, 2023, the last day of our fiscal year. The fixed compensation of our employees hired during the year was annualized.

Additionally, non-U.S. employees account for 0.60% of M&T’s employees and therefore have been excluded under the de minimis exemption allowed by the rule. These non-U.S. employees being excluded are from Canada (9 employees), France (1 employee), the United Kingdom (77 employees), Germany (9 employees) and Ireland (37 employees).

Total non-U.S. employees:	133
Total U.S. employees (not including CEO):	22,089

As calculated using the methodology required for the 2023 Summary Compensation Table, the annual total compensation of Mr. Jones was $9,385,557 and the annual total compensation of the median employee for the corresponding period was $84,682, which yields a ratio of 111 to 1.

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Grants of Plan-Based Awards

The following table reflects the terms of compensation plan-based awards granted to the NEOs in 2023.

2023 Grants of Plan-Based Awards

Name	Grant Date	C&HC Committee Approval Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)(2) (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options(3) (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(5) ($)
			Threshold	Target	Max.	Threshold	Target	Max.
René F. Jones	1/31/2023	1/26/2023	—	—	—	—	15,385	23,078	—	—	—	2,400,060
	1/31/2023	1/26/2023	—	—	—	—	15,385	—	—	—	—	2,400,060
	1/31/2023	1/26/2023	—	—	—	—	—	—	—	25,168	156.00	1,200,010
Daryl N. Bible(4)	7/31/2023	5/19/2023	—	—	—	—	—	—	17,876	—	—	2,500,137
Darren J. King	1/31/2023	1/26/2023	—	—	—	—	5,129	7,694	—	—	—	800,124
	1/31/2023	1/26/2023	—	—	—	—	5,129	—	—	—	—	800,124
	1/31/2023	1/26/2023	—	—	—	—	—	—	—	8,390	156.00	400,035
Kevin J. Pearson	1/31/2023	1/26/2023	—	—	—	—	6,411	9,617	—	—	—	1,000,116
	1/31/2023	1/26/2023	—	—	—	—	6,411	—	—	—	—	1,000,116
	1/31/2023	1/26/2023	—	—	—	—	—	—	—	10,487	156.00	500,020
Christopher E. Kay	1/31/2023	1/26/2023	—	—	—	—	3,783	5,675	—	—	—	590,148
	1/31/2023	1/26/2023	—	—	—	—	3,783	—	—	—	—	590,148
	1/31/2023	1/26/2023	—	—	—	—	—	—	—	6,188	156.00	295,044
Doris P. Meister	1/31/2023	1/26/2023	—	—	—	—	4,488	6,732	—	—	—	700,128
	1/31/2023	1/26/2023	—	—	—	—	4,488	—	—	—	—	700,128
	1/31/2023	1/26/2023	—	—	—	—	—	—	—	7,341	156.00	350,019

(1)

Vesting of the PVSU awards granted to the NEOs in 2023, which appears in the first row for each NEO (except for Mr. Bible), is scheduled to occur on a three-year cliff basis. The PVSUs are earned only to the extent M&T performance is achieved against a pre-established absolute and relative net operating ROTCE metric (“PVSU Performance Metric”) for the three-year performance period of 2023–2025, with performance certified by the C&HC Committee in the first quarter of 2026. Depending on the level of the PVSU Performance Metric achieved, the number of shares vesting will be a range between 0% to 150% of the initial award value and will include any accumulated reinvested dividend equivalent units. The awards issued allow for accelerated vesting at target in cases of death and disability, on a pro-rata basis for an involuntary termination without cause, or based on the greater of target or actual performance achieved in the case of a change in control.

(2)

Vesting of the PHSU awards granted to the NEOs in 2023, which appears in the second row for each NEO (except for Mr. Bible), is scheduled to occur on a graduated basis with 33% vesting on January 31, 2024, an additional 33% vesting on January 31, 2025 and the remaining 34% vesting on January 31, 2026. Each vesting is contingent upon M&T achieving a pre-established net operating ROTCE metric (“PHSU Performance Hurdle”). Awards are only payable at the target level; if the PHSU Performance Hurdle is not satisfied for a given year, the portion of the stock award that is scheduled to vest on the vesting date immediately following that performance period will not vest and will be forfeited unless otherwise determined by the C&HC Committee. The awards allow for accelerated vesting in cases of death, disability, position elimination, retirement, or a change in control.

(3)

Vesting of the stock option awards granted to the NEOs in 2023 is scheduled to occur on a graduated basis with 33% vesting on January 31, 2024, an additional 33% vesting on January 31, 2025 and the remaining 34% vesting on January 31, 2026. The awards expire 10 years from the grant date. The awards allow for accelerated vesting in cases of death, disability, or a change in control with an exercise period of one year from the date of termination (but not beyond 10 years from the date of grant). Upon retirement, the awards continue to vest according to the schedule noted above with an exercise period equal to the lesser of four years following the date of retirement or 10 years from the date of grant.

(4)

The grant for Mr. Bible was delivered in Restricted Stock Units upon his employment and in accordance with the stock granting policy. The vesting is scheduled to occur on a graduated basis with 33% vesting on July 31, 2024, an additional 33% vesting on July 31, 2025 and the remaining 34% vesting on July 31, 2026. The Restricted Stock Units allow for accelerated vesting in cases of death, disability, retirement, position elimination, or change in control.

(5)

The amounts indicated represent the aggregate grant date fair value of equity awards granted to each of the NEOs in 2023. The grant date fair values are calculated in accordance with FASB ASC Topic 718.

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Outstanding Equity Awards at Fiscal Year-End

The following table reflects the number and terms of stock option awards and stock awards outstanding as of December 31, 2023 for the NEOs.

Outstanding Equity Awards at 2023 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un- exercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)(3)(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
René F. Jones	16,770	—	—	190.78	1/31/28	—	—	—	—
	22,215	—	—	164.54	1/31/29	—	—	—	—
	30,541	—	—	173.04	2/5/30	—	—	—	—
	18,488	9,245	—	132.47	1/29/31	—	—	—	—
	7,656	15,313	—	169.38	1/31/32	—	—	—	—
	—	25,168	—	156.00	1/31/33	25,922	3,553,388	49,225	6,747,778
Daryl N. Bible(5)	—	—	—	—	—	17,876	2,450,442	—	—
Darren J. King	6,038	—	—	190.78	1/31/28	—	—	—	—
	7,742	—	—	164.54	1/31/29	—	—	—	—
	11,356	—	—	173.04	2/5/30	—	—	—	—
	6,068	3,035	—	132.47	1/29/31	—	—	—	—
	2,022	4,046	—	169.38	1/31/32	—	—	—	—
	—	8,390	—	156.00	1/31/33	8,188	1,122,411	14,667	2,010,595
Kevin J. Pearson	10,062	—	—	190.78	1/31/28	—	—	—	—
	13,296	—	—	164.54	1/31/29	—	—	—	—
	18,540	—	—	173.04	2/5/30	—	—	—	—
	10,058	5,029	—	132.47	1/29/31	—	—	—	—
	3,467	6,934	—	169.38	1/31/32	—	—	—	—
	—	10,487	—	156.00	1/31/33	11,574	1,586,564	21,422	2,936,545
Christopher E. Kay	1,878	3,756	—	169.38	1/31/32	—	—	—	—
	—	6,188	—	156.00	1/31/33	7,207	987,936	12,089	1,657,179
Doris P. Meister	6,708	—	—	190.78	1/31/28	—	—	—	—
	7,984	—	—	173.04	2/5/30	—	—	—	—
	2,523	2,524	—	132.47	1/29/31	—	—	—	—
	1,676	3,352	—	169.38	1/31/32	—	—	—	—
	—	7,341	—	156.00	1/31/33	7,027	963,261	12,526	1,717,072

(1)	Vesting details provided below in separate chart for outstanding Stock Options, PHSUs and PVSUs.

(2)

Vesting of the PHSU awards granted to the NEOs in 2021, 2022 and 2023 occurs on a graduated basis with 33% of the award vesting on the first anniversary of the grant date, an additional 33% of the award vesting on the second anniversary of the grant date, and the remaining 34% of the award vesting on the third anniversary of the grant date. Each vesting is contingent upon M&T achieving the pre-established PHSU Performance Hurdle. If the PHSU Performance Hurdle is not satisfied for a given period, the portion of the stock award that is scheduled to vest on the vesting date immediately following that performance period will not vest and will be forfeited unless otherwise determined by the C&HC Committee. Note that with respect to the 2019 awards, the award agreements issued under the 2009 Equity Incentive Compensation Plan allow for accelerated vesting in cases of death, disability, retirement or a change in control, while the 2020, 2021, 2022 and 2023 awards, which were issued under the 2019 Equity Incentive Compensation Plan, allow accelerated vesting in the aforementioned cases plus in situations of a position elimination. See footnotes (1), (2) and (3) to the table set forth above titled “2023 Grants of Plan-Based Awards” for the vesting schedule of the stock awards granted to the NEOs in 2023. See the below chart for more detailed information concerning the number of outstanding shares from each PHSU grant that remain unvested and their corresponding vesting dates.

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(3)

Vesting of the PVSU award granted to the NEOs in 2023 occurs on a 3-year cliff basis and has a payout range of 0% to 150% based on pre-established absolute and relative ROTCE performance over the 3-year performance period. Shares in this column include the accrued dividend equivalent units, which accrue quarterly at the time the quarterly dividend is paid and reflect maximum payout at 150%. See the below chart for more detailed information concerning the number of outstanding shares from each PVSU grant that remain unvested and their corresponding vesting dates.

(4)

The PVSUs granted on January 29, 2021, with a performance period of January 1, 2021 through December 31, 2023, vested on December 31, 2023, and were earned based on the level of achievement against the pre-established performance metrics as determined by the C&HC Committee on February 16, 2024. These PVSUs are reflected in the 2023 Options Exercised and Stock Vested table.

(5)

The grant for Mr. Bible was delivered in Restricted Stock Units upon his employment and in accordance with our stock grant policy. The vesting is scheduled to occur on a graduated basis with 33% vesting on July 31, 2024, an additional 33% vesting on July 31, 2025 and the remaining 34% vesting on July 31, 2026. The Restricted Stock Units allow for accelerated vesting in cases of death, disability, retirement, position elimination, or change in control.

Name(1)	Grant Date	Total Unvested Options Outstanding	Options Not Vested	Remaining Vesting Dates
René F. Jones	1/29/21	9,245	9,245	1/29/24
	1/31/22	15,313	7,656	1/31/24
			7,657	1/31/25
	1/31/23	25,168	8,389	1/31/24
			8,389	1/31/25
			8,390	1/31/26
Darren J. King	1/29/21	3,035	3,035	1/29/24
	1/31/22	4,046	2,023	1/31/24
			2,023	1/31/25
	1/31/23	8,390	2,796	1/31/24
			2,797	1/31/25
			2,797	1/31/26
Kevin J. Pearson	1/29/21	5,029	5,029	1/29/24
	1/31/22	6,934	3,467	1/31/24
			3,467	1/31/25
	1/31/23	10,487	3,495	1/31/24
			3,496	1/31/25
			3,496	1/31/26
Christopher E. Kay	1/31/22	3,756	1,878	1/31/24
			1,878	1/31/25
	1/31/23	6,188	2,062	1/31/24
			2,063	1/31/25
			2,063	1/31/26
Doris P. Meister	1/29/21	2,524	2,524	1/29/24
	1/31/22	3,352	1,676	1/31/24
			1,676	1/31/25
	1/31/23	7,341	2,447	1/31/24
			2,447	1/31/25
			2,447	1/31/26

(1)	Mr. Bible did not have any outstanding Stock Options as of December 31, 2023.

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Name(1)	Grant Date	Performance Based Stock Units Granted	Performance Based Stock Units Not Vested		Remaining Vesting Dates
René F. Jones	1/29/21	12,834	4,278		1/29/24
	1/31/22	9,388	3,129		1/31/24
			3,130		1/31/25
	1/31/22	15,646	16,789	(2)	12/31/24
	1/31/23	15,385	5,128		1/31/24
			5,128		1/31/25
			5,129		1/31/26
	1/31/23	15,385	16,028	(2)	12/31/25
Darren J. King	1/29/21	4,213	1,405		1/29/24
	1/31/22	2,480	827		1/31/24
			827		1/31/25
	1/31/22	4,133	4,435	(2)	12/31/24
	1/31/23	5,129	1,709		1/31/24
			1,710		1/31/25
			1,710		1/31/26
	1/31/23	5,129	5,343	(2)	12/31/25
Kevin J. Pearson	1/29/21	6,982	2,328		1/29/24
	1/31/22	4,251	1,417		1/31/24
			1,418		1/31/25
	1/31/22	7,085	7,603	(2)	12/31/24
	1/31/23	6,411	2,136		1/31/24
			2,137		1/31/25
			2,138		1/31/26
	1/31/23	6,411	6,679	(2)	12/31/25
Christopher E. Kay	1/29/21	5,662	1,888		1/29/24
	1/31/22	2,303	768		1/31/24
			768		1/31/25
	1/31/22	3,838	4,118	(2)	12/31/24
	1/31/23	3,783	1,260		1/31/24
			1,261		1/31/25
			1,262		1/31/26
	1/31/23	3,783	3,941	(2)	12/31/25
Doris P. Meister	1/29/21	3,503	1,168		1/29/24
	1/31/22	2,055	685		1/31/24
			686		1/31/25
	1/31/22	3,425	3,675	(2)	12/31/24
	1/31/23	4,488	1,495		1/31/24
			1,496		1/31/25
			1,497		1/31/26
	1/31/23	4,488	4,676	(2)	12/31/25

(1)	Mr. Bible did not have any outstanding PHSUs or PVSUs as of December 31, 2023.

(2)

Awards indicated are PVSUs with a three-year cliff vesting schedule with payouts ranging from 0% to 150% of target based on absolute and relative ROTCE performance. Also included in these figures are the accrued reinvested dividend equivalent units which are accrued on a quarterly basis and will pay out at the time the underlying shares vest and are subject to the same performance payout percentage. The PVSUs vest on December 31 of the last year of the three-year performance period, as indicated in the chart, but are not actually earned and settled until after the level of achievement against the pre-established performance metrics is determined by the C&HC Committee, which is completed in the first quarter of the year following the three-year performance period.

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Options Exercised and Stock Vested

The following table sets forth the number of stock option awards exercised and the value realized upon exercise during 2023 for the NEOs, as well as the number of stock awards vested and the value realized upon vesting.

2023 Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
René F. Jones	—	—	32,111	4,740,425.56
Darren J. King	—	—	10,488	1,549,403.42
Kevin J. Pearson	—	—	17,398	2,570,030.61
Christopher E. Kay	—	—	4,100	683,083.08
Doris P. Meister	—	—	8,779	1,298,409.99

(1)

Includes PVSUs granted on January 29, 2021 with a performance period of January 1, 2021 through December 31, 2023. The PVSUs and dividend equivalent units vested on December 31, 2023 and were earned after the level of achievement 150% against the pre-established performance metrics was determined by the C&HC Committee on February 16, 2024.

(2)

Amounts were calculated using the closing price of M&T’s common stock on the NYSE on the vesting dates. This also includes accrued cash dividends that payout only to the extent the underlying shares vest and distribute to participants.

Pension Benefits

The following table sets forth the present value of the accumulated pension benefits for the NEOs.

2023 Pension Benefits(1)(5)

Name	Plan Name	Number of Years Credited Service(3)	Present Value of Accumulated Benefit ($)	Payments during Last Fiscal Year ($)
René F. Jones	Qualified Pension Plan(2)	13	251,620	—
Darren J. King	Qualified Pension Plan(2)	5	82,980	—
Kevin J. Pearson	Qualified Pension Plan(2)	34	1,185,299	—
	Supplemental Pension Plan(2)(4)	34	403,828	—

(1)	Please refer to footnote (2) to the “2023 Summary Compensation Table” for the assumptions used to calculate the present value of accumulated benefits.

(2)

The Qualified Pension Plan provides tax-qualified pension benefits for a broad base of M&T employees. Effective January 1, 2006, the formula used to calculate benefits under the Qualified Pension Plan and the Supplemental Pension Plan was modified with respect to benefits earned after 2005. Benefits accrued under the prior formula as of December 31, 2005 were frozen and all Qualified Pension Plan participants, including each NEO (other than Ms. Meister and Messrs. Kay and Bible, who were never eligible to participate in the Qualified Pension Plan), were given a one-time election to remain an active participant in the Qualified Pension Plan and earn future benefits under a new reduced pension benefit formula, or to retain the frozen benefit in the Qualified Pension Plan and earn future enhanced benefits pursuant to a new component under the M&T Bank Corporation Retirement Savings Plan known as the “Qualified RAA.” Under the Qualified Pension Plan, each participant’s retirement benefit equals the sum of (a) the participant’s accrued benefit as of December 31, 2005 and (b) for each year of credited service earned after December 31, 2005, the sum of (i) 1% of compensation up to the Internal Revenue Code Section 401(a)(17) compensation limit for the plan year plus (ii) 0.35% of eligible compensation for the plan year in excess of 50% of that year’s Social Security wage base. Mr. Pearson elected to remain in the Qualified Pension Plan for periods on and after January 1, 2006. Messrs. Jones and King elected to discontinue their future participation in the Qualified Pension Plan and Supplemental Pension Plan, choosing instead to participate in the Qualified RAA effective January 1, 2006. Messrs. Jones and King have an accrued benefit under the Qualified Pension Plan as of December 31, 2005 but have ceased to earn any benefit accrual service and any further benefit under the Qualified Pension Plan as of January 1, 2006.

(3)

The years of credited service for all of the NEOs are based only on their service while eligible for participation in the Qualified Pension Plan. Generally, a participant must be paid for at least 1,000 hours of work during a plan year to be credited with a year of service for purposes of the Qualified Pension Plan.

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(4)

As described in footnote (2) above, effective January 1, 2006, the formula used to calculate benefits under the Qualified Pension Plan and the Supplemental Pension Plan was modified with respect to benefits earned after 2005, and participants were given the opportunity to elect whether to continue participation in the Qualified Pension Plan and the Supplemental Pension Plan. Of the NEOs, Mr. Pearson elected to continue to actively participate in the revised Qualified Pension Plan and, as such, Mr. Pearson continues to participate in the Supplemental Pension Plan. Messrs. Jones and King elected to discontinue their future active participation in the Qualified Pension Plan and Supplemental Pension Plan, choosing instead to participate in the Qualified RAA effective January 1, 2006. M&T maintains a nonqualified deferred compensation plan that is designed to provide participants with contributions that cannot be provided under the Qualified RAA because of the Internal Revenue Code Section 401(a)(17) compensation limit. For purposes of those contributions, compensation is capped at two times the annual Internal Revenue Code Section 401(a)(17) limit. For 2023, the Internal Revenue Code Section 401(a)(17) limit was $330,000 resulting in a plan compensation maximum of $660,000. Messrs. Jones and King participated in the nonqualified deferred compensation plan in 2023 and were credited with a contribution for 2023 as reported below under the discussion of 2023 Nonqualified Deferred Compensation Plans.

(5)	Ms. Meister and Messrs. Kay and Bible are not participants in the Qualified Pension Plan or Supplemental Pension Plan.

Explanation of 2023 Pension Benefits Table. The 2023 Pension Benefits Table indicates, for each of the Qualified Pension Plan and the Supplemental Pension Plan, the NEO’s number of years of credited service, present value of accumulated benefit and any payments made during the year ended December 31, 2023. See footnote (2) to the “2023 Summary Compensation Table.”

The amounts indicated in the column titled “Present Value of Accumulated Benefit” represent the lump-sum value, as of December 31, 2023, of the annual benefit that was earned by the NEOs as of December 31, 2023, assuming payment begins at each executive’s normal retirement age, or their current age, if later. The normal retirement age is defined as age 65 in the Qualified Pension Plan and the Supplemental Pension Plan. Certain assumptions were used to determine the present value of accumulated benefits payable at normal retirement age. Those assumptions are described in footnote (2) to the “2023 Summary Compensation Table.” Certain material terms of each of the Qualified Pension Plan and the Supplemental Pension Plan are summarized in the footnotes to the “2023 Pension Benefits Table” and in the narrative below.

Qualified Pension Plan. Benefits under the Qualified Pension Plan are paid over the lifetime of the NEO or the lifetimes of the NEO and a beneficiary, as elected by the NEO. If the NEO is married on the date payments are to begin under the Qualified Pension Plan, payment will be in the form of a joint and 50% survivor annuity with the spouse as beneficiary unless the NEO elects another form of payment with the consent of the spouse. None of the NEOs who are participants in the Qualified Pension Plan are eligible to elect to receive the benefit due under the Qualified Pension Plan in the form of a one-time lump sum payment. If benefits are paid in a form in which a benefit is to be paid to a beneficiary after the death of the NEO, benefits are reduced from the amount payable as a lifetime benefit solely to the NEO in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan. A participant’s benefit under the Qualified Pension Plan is generally payable as an annuity with monthly benefit payments. The Qualified Pension Plan benefits of all participants, including those benefits of NEOs, are payable from the assets held by an irrevocable, tax-exempt trust. In calculating a participant’s benefit, annual compensation in excess of the annual Internal Revenue Code 401(a)(17) limit may not be considered.

A participant is eligible for early retirement under the Qualified Pension Plan if the participant retires before normal retirement age but after attaining age 55 and completing 10 years of service. An early retirement benefit is reduced 4% per year for each year that the benefit commences prior to normal retirement age. At December 31, 2023, Mr. King was not eligible for early retirement and Messrs. Jones and Pearson were eligible for early retirement. Benefits under the Qualified Pension Plan are 100% vested after an employee has completed at least five years of service, and each NEO is 100% vested in his benefits in the Qualified Pension Plan.

Supplemental Pension Plan.

The Supplemental Pension Plan provides a benefit that is intended to make up for benefits that cannot be provided under the Qualified Pension Plan due to the Internal Revenue Code Section 401(a)(17) compensation limit. Under the Supplemental Pension Plan, compensation up to two times the annual Internal Revenue Code Section 401(a)(17) limit may be considered. For 2023, the Internal Revenue Code Section 401(a)(17) limit was $330,000 resulting in a compensation maximum of $660,000.

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Generally, benefits under the Supplemental Pension Plan are paid over the lifetime of the NEO or the lifetimes of the NEO and a beneficiary, as elected by the NEO. The Supplemental Pension Plan allows a NEO to elect to receive the benefit due under the plan in the form of a one-time lump sum payment. If benefits are paid as a lump sum payment, benefits are adjusted from the amount payable as a lifetime benefit solely to the NEO in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan.

The pension benefit under the Supplemental Pension Plan is reduced in the same manner as under the Qualified Pension Plan if it begins to be paid before normal retirement age and continues to accrue in the same manner as under the Qualified Pension Plan if it begins to be paid after the normal retirement age.

Service is determined under the Supplemental Pension Plan in the same manner as under the Qualified Pension Plan, as described above. The vesting schedule in the Supplemental Pension Plan is the same as in the Qualified Pension Plan and all of the NEOs who are participants in the Supplemental Pension Plan are 100% vested in their benefits in the Supplemental Pension Plan.

A participant is eligible for early retirement under the Supplemental Pension Plan if the participant retires before normal retirement age but after attaining age 55 and completing 10 years of service. An early retirement benefit is reduced 4% per year for each year that the benefit commences prior to normal retirement age. At December 31, 2023, Messrs. Jones and Pearson were eligible for early retirement, while Mr. King was not eligible for early retirement.

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Nonqualified Deferred Compensation

The following table sets forth contributions, earnings and year-end balances for 2023 with respect to nonqualified deferred compensation for the NEOs.

2023 Nonqualified Deferred Compensation

Name	Nonqualified Deferred Compensation Component	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
René F. Jones	Leadership Deferral/Match	174,423	15,250	97,766	—	779,468
	Leadership RAA	—	19,825	8,897	—	72,477
Darren J. King	Leadership Deferral/Match	234,827	15,250	289,993	—	1,450,315
	Leadership RAA	—	15,250	33,580	—	187,444
Kevin J. Pearson	Leadership Deferral/Match	188,750	15,250	340,825	—	1,636,628
	Leadership RAA	—	—	—	—	—
Christopher E. Kay	Leadership Deferral/Match	86,250	15,250	99,543	—	351,334
	Leadership RAA	—	6,863	6,394		22,229
Doris P. Meister	Leadership Deferral/Match	151,000	—	19,508	—	323,393
	Leadership RAA	—	8,388	577	—	22,990

(1)

The executive contributions to the Leadership Deferral/Match component were based on the NEOs’ deferral elections and the salaries set forth in the “2023 Summary Compensation Table.” The salaries in the “2023 Summary Compensation Table” include these contributions. Beginning in 2020, the NEOs had the opportunity to also make deferrals from their cash STI compensation.

(2)

This column represents M&T matching contributions made by M&T attributable to 2022 based on compensation earned and service performed during the year. These contributions by M&T to the Leadership Deferral/Match and the Leadership RAA components attributable to 2022 were made after December 31, 2022.

(3)

This column reflects earnings or losses on nonqualified deferred compensation account balances in 2023. Earnings may increase or decrease depending on the performance of the elected investment options. Earnings on these plans are not “above-market” and thus are not reported in the “2023 Summary Compensation Table.” Plan balances may be invested in various mutual funds and common stock. Investment returns on those funds and common stock ranged from (1.44%) to 46.71% for the year ended December 31, 2023.

(4)

This column represents the year-end balances of the NEOs’ nonqualified deferred compensation accounts. These balances include NEOs’ and M&T contributions that were included in the Summary Compensation Tables in previous years; such contribution amounts were reported each year in the “All Other Compensation” column of the Summary Compensation Table and are quantified by footnote thereto. Amounts in this column include earnings that were not previously reported in the respective year’s Summary Compensation Table because they were not “above-market” earnings.

Overview of Nonqualified Deferred Compensation Plans. M&T maintains the Leadership Retirement Savings Plan, a nonqualified deferred compensation plan. See footnote (3) to the “2023 Summary Compensation Table” for information regarding M&T Bank’s contribution to the Leadership Retirement Savings Plan on behalf of each of the NEOs for 2023.

Leadership Retirement Savings Plan—Overview

The Leadership Retirement Savings Plan is an unfunded, nonqualified defined contribution plan offered to select members of management and other highly compensated employees of M&T. It is intended to make up for benefits that cannot be provided under the Retirement Savings Plan due to the Internal Revenue Code Section 401(a)(17) compensation limit. It consists of three components— Leadership Deferral/Match, Leadership RAA and Leadership DEC—and provides benefits in excess of those provided under the Qualified 401(k) and Qualified RAA and DEC components of the Retirement Savings Plan, which are described below.

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Under the tax-qualified 401(k) (the “Qualified 401(k)”) component of the Retirement Savings Plan, a participant may elect to contribute up to 50% of compensation (subject to the Internal Revenue Code Section 401(a)(17) limit), in which event, the participant will be credited with a matching employer contribution equal to 100% of contributions that do not exceed 5% of the participant’s compensation. All participants are always 100% vested in all contributions in the Qualified 401(k) component of the Retirement Savings Plan. All NEOs participate in the Qualified 401(k) component of the Retirement Savings Plan.

Under the Qualified RAA component of the Retirement Savings Plan, a participant hired prior to December 31, 2019 will be credited with an employer contribution based on a percentage of compensation (subject to the Internal Revenue Code 401(a)(17) compensation limit) and the participant’s years of service recognized under the plan. The employer contribution will be made for each year in which the participant is credited with at least 1,000 hours of service and is employed by M&T on December 31st of such year (or for such years where employment was terminated during the year due to retirement, death or disability). Benefits under the Qualified RAA component are subject to a five-year vesting schedule. As explained in the discussion of the “2023 Pension Benefits Table,” Ms. Meister and Messrs. Jones and King participate in the Qualified RAA, and are fully vested in the Qualified RAA benefits based on their years of service. Mr. Kay became eligible to participate in the Qualified RAA in 2019 and became fully vested as of December 31, 2023.

Under the Qualified DEC component of the Retirement Savings Plan, a participant hired after December 31, 2019 will be credited with an employer contribution based on compensation (subject to the Internal Revenue Code 401(a)(17) compensation limit) multiplied by a discretionary contribution percentage, if any, determined by the bank from year to year. Mr. Bible received a DEC contribution based on 2023 eligible earnings.

Leadership Retirement Savings Plan—Leadership Deferral/Match

The Leadership Deferral/Match component of the Leadership Retirement Savings Plan is designed to provide compensation deferral opportunities and matching contributions that cannot be provided under the Qualified 401(k) component of the Retirement Savings Plan due to the Internal Revenue Code Section 401(a)(17) compensation limit. With the exception of Mr. Bible who was not eligible for the Leadership Retirement Savings Plan in 2023, all of the NEOs participate in the Leadership Deferral/Match component.

Under the Leadership Deferral/Match component, a participant may elect to contribute up to 50% of compensation, capped at two times the annual Internal Revenue Code Section 401(a)(17) limit. The participant must elect the contribution percentage before the beginning of the plan year. For 2023, the Internal Revenue Code Section 401(a)(17) compensation limit was $330,000 resulting in a compensation maximum of $660,000.

Additionally, select members of management who contribute to the Leadership Deferral/Match component for a given plan year and have maximized their Qualified 401(k) contributions are credited with a matching employer contribution under the Leadership Deferral/Match component, determined under the same matching formula as in the Qualified 401(k) component of the Retirement Savings Plan (equal to 100% of contributions that do not exceed 5% of the participant’s compensation). With the exception of Mr. Bible who was not eligible for the Leadership Retirement Savings Plan in 2023, all of the NEOs were credited with a maximum company matching contribution of $16,500 under the Leadership Retirement Savings Plan for the 2023 plan year. Company matching contributions for 2023 under the Leadership Deferral/Match component are credited to the participant’s bookkeeping account in the first quarter of 2024. These values are also reflected in the “Leadership Retirement Savings Plan” column set forth in footnote (3) of the “2023 Summary Compensation Table.”

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A participant is always 100% vested in both his own contributions and the employer matching contributions, and all earnings thereon under the Leadership Deferral/Match component. The Leadership Retirement Savings Plan provides that a participant may elect to receive benefits at a specified age or date, upon separation from service, at death or disability, or at the earliest of these events. A participant may elect to receive benefits in the form of a single lump sum or in annual installments payable over 5 or 10 years. Elections are made with respect to each year’s contribution to the Leadership Deferral/Match component prior to the beginning of each plan year. All payments from the Leadership Deferral/Match component are made in the form of cash.

Leadership Retirement Savings Plan—Leadership Retirement Accumulation Account and Leadership Discretionary Employer Contribution

The Leadership RAA component of the Leadership Retirement Savings Plan is designed to provide participants with benefits that cannot be provided under the Qualified RAA and DEC as a result of the Internal Revenue Code Section 401(a)(17) compensation limit. Ms. Meister and Messrs. Jones, King and Kay participated in the Leadership RAA in the 2023 plan year. Mr. Kay became eligible for the Leadership RAA in 2019. Mr. Bible will be eligible for the Leadership DEC in the 2024 plan year.

For a given plan year, the Leadership RAA and DEC component credits a contribution on behalf of a participant that is equal to the difference between (1) the contribution that would be provided based on the participant’s compensation under the Qualified RAA and DEC if the Internal Revenue Code Section 401(a)(17) limit did not exist, up to two times the Internal Revenue Code Section 401(a)(17) limit, and (2) the contribution actually provided under the Qualified RAA and DEC. Mr. Jones was credited with a Leadership RAA contribution of $21,450 for the 2023 plan year. Mr. King was credited with Leadership RAA contribution of $16,500 for the 2023 plan year. Ms. Meister received a Leadership RAA contribution of $9,075 for the 2023 plan year and Mr. Kay received a Leadership RAA contribution of $7,425 for the 2023 plan year. The book reserve accounts attributable to Leadership RAA contributions are subject to the same vesting schedule as the accounts in the Qualified RAA, and Ms. Meister and Messrs. Jones, King and Kay are fully vested in their Leadership RAA account. Company contributions for 2023 under the Leadership RAA are credited to the participant’s bookkeeping account in the first quarter of 2024. Service crediting for the Leadership RAA is determined in the same manner as under the Qualified RAA. These values are also reflected in the “Leadership Retirement Accumulation Account” column set forth in footnote (3) of the “2023 Summary Compensation Table.”

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Potential Payments Upon Termination or Change in Control

The following table indicates the potential post-employment payments and benefits for the NEOs in the events indicated below as though termination of employment occurred on December 31, 2023.

M&T maintains certain arrangements, plans and programs under which our NEOs would be eligible to receive severance payments and other benefits upon termination of employment or a change in control of the company. M&T also sponsors a number of broad-based health, life and disability benefit programs for its employees, in which the NEOs also participate, such as short- and long-term disability coverage and group term life insurance coverage, which are not included below.

While our plans provide for the payout amounts indicated below, actual amounts that M&T may pay out and the assumptions used in arriving at such amount can only be determined at the time of such executive’s termination or change in control and could differ materially from the amounts set forth below. Our plans do not provide for any payment at, following or in connection with a termination for cause.

2023 Post-Employment Benefits

Name	Involuntary / without cause(1) ($)	Death / Disability(2) ($)	Retirement(3) ($)	Change in Control(4) ($)
René F. Jones(5)
Severance and Health Benefit Coverage	2,241,163	—	—	2,241,163
LTI(6)	5,947,887	8,179,755	8,179,755	8,179,755
Total	8,189,050	8,179,755	8,179,755	10,420,918
Daryl Bible(7)
Severance and Health Benefit Coverage	1,521,774	—	—	1,521,774
LTI(6)	2,450,442	2,450,442	—	2,450,442
Total	3,972,216	2,450,442	—	3,972,216
Darren J. King(5)(7)
Severance and Health Benefit Coverage	1,438,552	—	—	1,438,552
LTI(6)	1,813,821	2,504,772	—	2,504,772
Total	3,252,373	2,504,772	—	3,943,324
Kevin J. Pearson(5)
Severance and Health Benefit Coverage	1,592,024	—	—	1,592,024
LTI(6)	2,656,067	3,613,811	3,613,811	3,613,811
Total	4,248,091	3,613,811	3,613,811	5,205,835
Christopher E. Kay(5)(7)
Severance and Health Benefit Coverage	1,489,926	—	—	1,489,926
LTI(6)	1,544,380	2,092,721	—	2,092,721
Total	3,034,306	2,092,721	—	3,582,647
Doris Meister(5)(8)
Severance and Health Benefit Coverage	1,645,255	—	—	1,645,255
LTI(6)	1,536,032	2,131,243	2,131,243	2,131,243
Total	3,181,287	2,131,243	2,131,243	3,776,498

(1)

In the event of an involuntary termination without cause (i) unvested PVSUs will accelerate at target, but the payout will be prorated to reflect number of months of service provided over the 36-month performance period; (ii) unvested PHSUs will accelerate at target and (iii) NQ Stock Options continue to vest for one year following termination and the exercise period ends on the earlier of one year following termination or the original 10-year expiration date.

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(2)	All vesting restrictions lapse immediately upon death or disability at target.

(3)

For employees who resign and are retirement eligible (defined as having reached age 55 with 10 or more years of service or as otherwise provided under an employee’s equity award agreement) (i) all vesting restrictions on PHSUs lapse immediately and (ii) PVSUs and NQ Stock Options continue to vest pursuant to their original vesting schedule and the exercise period for NQ Stock Options ends on the earlier of 4 years following retirement or the original 10 year expiration date.

(4)

In the event of a change in control, all vesting restrictions will lapse. With respect to the PVSUs, the payout will be at an amount equal to the greater of target or actual performance, calculated as of the quarter end immediately prior to the change in control announcement. For purposes of this disclosure, a payout at target is assumed. Cash severance is payable only upon a termination of employment.

(5)

See the “Present Value of Accumulated Benefit” column of the “2023 Pension Benefits” table and the “Aggregate Balance at Last FYE” column of the “2023 Nonqualified Deferred Compensation” table for additional payments upon termination.

(6)

Value computed for each stock option grant by multiplying (i) the difference between (a) $137.08, the closing market price of a share of our common stock on December 29, 2023 and (b) the exercise price per share for that option granted by (ii) the number of shares subject to each option that vests or continues to vest. PHSUs and PVSUs are valued at target based on the closing market price of a share of our common stock on December 29, 2023.

(7)	Messrs. Bible, King and Kay are not retirement eligible.

(8)

On February 9, 2024, M&T and Ms. Meister entered in a Retirement and Consulting Agreement in connection with Ms. Meister’s transition to a consulting role with the company, which will be effective on or about May 31, 2024. See “Compensation Discussion and Analysis—Individual Performance Assessments—Ms. Meister’s Retirement and Consulting Agreement” for information on Ms. Meister’s post-employment benefits in connection with her pending retirement.

Severance Pay Plan

M&T maintains the Severance Pay Plan, which is a broad-based, tiered severance plan that provides eligible employees with post-employment severance payments and the continuation of certain employee benefits when a “Qualifying Event” (defined as any permanent, involuntary termination of a participant’s active employment as a result of a reduction in force, restructuring, outsourcing or elimination of position) occurs. The amount of severance an employee is eligible to receive is based upon the employee’s position and years of service. Each NEO participates in the plan. Upon the occurrence of a Qualifying Event, each NEO will be entitled to:

•	the continuation of his or her cash base salary for 104 weeks as determined at the time of the Qualifying Event; and

•

the continuation of certain benefits for up to the first 18 months in which severance payments are made, for those benefits that the NEO has elected at the time of the Qualifying Event, which may include medical, dental, vision and life insurance, and flexible spending accounts, provided the NEO continues to make contributions at the active employee rate.

Accelerated Vesting of Equity Awards

As a general matter, all employees, including the NEOs, would be immediately vested in any unvested equity awards at the time of a change in control, death and disability. Unvested shares of PHSUs granted to the NEOs will also vest automatically at retirement. Unvested shares of PVSUs will vest automatically at target in the case of death or disability, at the greater of target or actual performance in the event of a change in control, and will continue vesting into retirement, subject to actual performance according to the original payout schedule. The NQ Stock Options also continue to vest according to the original schedule upon retirement, and the exercise period is shortened to the lesser of four years post-retirement or the remaining original term. See also footnote (3) to the table titled “2023 Grants of Plan-Based Awards.”

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Pay Versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO,” also known as our CEO), and other NEOs and company performance for the fiscal years listed below. The C&HC Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. Pursuant to SEC rules, the information in this “
Pay Versus Performance Disclosure
” section shall not be deemed to be incorporated by reference into any M&T filing under the Securities Act or Exchange Act, unless expressly incorporated by specific reference in such filing.
Pay Versus Performance Table

Year	Summary Compensation Table Total for René F. Jones¹ ($)	Compensation Actually Paid to René F. Jones¹,²,³ ($)	Average Summary Compensation Table Total for Non-PEO NEOs 1 ($)	Average Compensation Actually Paid to Non-PEO NEOs 1,2,3 ($)	Value of Initial Fixed $100 Investment based on: 4		Net Income ($ Millions)	Return on Tangible Common Equity 5
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	9,385,557	9,677,118	3,852,702	3,883,837	92.38	96.65	2,741	17.6%
2022	8,815,707	8,747,318	4,052,188	4,106,681	93.94	97.52	1,992	16.7%
2021	6,868,174	9,143,656	3,554,911	4,583,251	96.83	124.06	1,859	16.8%
2020	5,532,007	3,876,327	3,254,389	2,358,820	77.91	89.69	1,353	12.8%

1.	Mr. Jones was our PEO for each year presented. The individuals comprising the non-PEO NEOs for each year presented are listed below.

2020—2021	2022	2023
Darren J. King	Darren J. King	Daryl Bible
Richard S. Gold	Richard S. Gold	Darren J. King
Kevin J. Pearson	Kevin J. Pearson	Kevin J. Pearson
Doris P. Meister	Christopher E. Kay	Christopher E. Kay
Doris P. Meister

2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by M&T’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the other NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718 and valuation assumptions do not differ materially from those disclosed as of the grant date of the equity awards. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for René F. Jones ($)	Exclusion of Change in Pension Value for René F. Jones ($)	Exclusion of Stock Awards and Option Awards for René F. Jones ($)	Inclusion of Pension Service Cost for René F. Jones ($)	Inclusion of Equity Values for René F. Jones ($)	Compensation Actually Paid to René F. Jones ($)
2023	9,385,557	(11,982)	(6,000,130)	—	6,303,673	9,677,118
2022	8,815,707	—	(5,300,278)	—	5,231,889	8,747,318
2021	6,868,174	—	(4,250,256)	—	6,525,738	9,143,656
2020	5,532,007	(66,115)	(3,550,087)	—	1,960,522	3,876,327

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Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	3,852,702	(33,416)	(2,045,257)	15,680	2,094,128	3,883,837
2022	4,052,188	—	(1,875,129)	50,522	1,879,100	4,106,681
2021	3,554,911	(44,980)	(1,794,940)	51,600	2,816,660	4,583,251
2020	3,254,389	(186,823)	(1,697,711)	44,846	944,119	2,358,820
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for René F. Jones ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards Granted in Prior Years for René F. Jones ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for René F. Jones ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards Granted in Prior Years that Vested During Year for René F. Jones ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for René F. Jones ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for René F. Jones ($)	Total - Inclusion of Equity Values for René F. Jones ($)
2023	5,237,834	(110,045)	—	1,175,884	—	—	6,303,673
2022	4,560,864	(10,132)	—	681,157	—	—	5,231,889
2021	5,243,324	912,355	—	370,059	—	—	6,525,738
2020	2,537,896	(542,301)	—	(35,073)	—	—	1,960,522

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards Granted in Prior Years for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards Granted in Prior Years that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	1,848,301	(53,473)	—	299,300	—	—	2,094,128
2022	1,613,539	(8,580)	—	274,141	—	—	1,879,100
2021	2,214,324	429,158	—	173,178	—	—	2,816,660
2020	1,221,813	(259,702)	—	(17,992)	—	—	944,119

4.
The Peer Group TSR set forth in this table utilizes the KBW NASDAQ Bank Index (assuming reinvestment of all dividends), which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report on Form
10-K
for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the company and in the KBW NASDAQ Bank Index, respectively, and assumes reinvestment of all dividends. Historical stock performance is not necessarily indicative of future stock performance.

5.
We determined Return on Tangible Common Equity (ROTCE) to be the most important financial performance measure used to link company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs in 2022 and 2023. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years. ROTCE is computed by dividing net operating income available to common equity by average tangible common equity. Net operating income available to common equity is computed by taking net income available to common equity and adding back the after-tax
effect of the amortization of core deposit and other intangible assets, adding back the after-tax
effects of merger-related expenses, and subtracting the
after-tax
effects of merger-related gains. Average tangible common equity is computed by taking average common equity for the applicable period and subtracting average goodwill and average core deposit and other intangible assets (net of any related average deferred tax amounts). The C&HC Committee and management use these non-GAAP
financial measures as they believe they better reflect the impact of acquisition activity in reported results. See
Appendix A
for a reconciliation of GAAP amounts with these corresponding non-GAAP
amounts.

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Description of Relationship Between PEO and Other NEO Compensation Actually Paid, Company Total Shareholder Return (“TSR”) and KBW NASDAQ Bank Index TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, the company’s cumulative TSR, and the TSR of the KBW NASDAQ Bank Index over the four most recently completed fisca
l years.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income
The fo
llowing chart sets forth the relationship between Compensation Actually Paid to our PEO, the
 average of Compensation Actually Paid to our other NEOs, and our Net Income during the four most recently completed fiscal years.

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Description of Relationship Between PEO and Other NEO Compensation Actually Paid and ROTCE
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our ROTCE during the four most recently completed fiscal years. See
Appendix A
for a reconciliation of GAAP amounts with these corresponding non-GAAP
amounts
.

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2023 to company performance. The measures in this table are not ranked.

Net Operating Income
Earnings Per Share
Return on Tangible Common Equity

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PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2024

On February 20, 2024, the Audit Committee appointed PricewaterhouseCoopers LLP, certified public accountants, as the independent registered public accounting firm of M&T for the year ending December 31, 2024, a capacity in which it has served since 1984.

Although shareholder approval of the appointment of the independent registered public accounting firm is not required by law, M&T believes that it is desirable to request that the shareholders ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as M&T’s independent registered public accounting firm for the year ending December 31, 2024. In the event that the shareholders fail to ratify the appointment, the Audit Committee will reconsider the appointment and make a determination that it believes to be in M&T’s and its shareholders’ best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in M&T’s and its shareholders’ best interests.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the virtual Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION

OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE

YEAR ENDING DECEMBER 31, 2024.

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INDEPENDENT PUBLIC ACCOUNTANTS

The following is a summary of the fees billed to M&T by PricewaterhouseCoopers LLP for professional services rendered during 2023 and 2022, which are categorized in accordance with the SEC’s rules as follows:

Fees to Independent Auditors

	2023 ($)	2022 ($)
Audit Fees	7,567,221	8,714,596
Audit-Related Fees	1,820,528	1,484,641
Tax Fees	428,793	258,137
All Other Fees	2,175	979
Total	9,818,717	10,458,353

Audit Fees

Audit fees consist of fees billed by PricewaterhouseCoopers LLP for services rendered for the audit of M&T’s annual consolidated financial statements as of and for the years ended December 31, 2023 and 2022, for its review of M&T’s quarterly consolidated financial statements during 2023 and 2022, and for other audit and attest services in connection with statutory and regulatory filings as of and for the years ended December 31, 2023 and 2022.

Audit-Related Fees

Audit-related fees consist of fees billed by PricewaterhouseCoopers LLP for audit-related services, including audits of employee benefit plans and other attest services that are not required by statute or regulation for the years ended December 31, 2023 and 2022. Of the audit-related fees billed for the years ended December 31, 2023 and 2022, all services were pre-approved by the Audit Committee.

Tax Fees

Tax fees consist of fees billed by PricewaterhouseCoopers LLP for tax compliance, planning and consulting for the years ended December 31, 2023 and 2022. Of the tax fees billed for the years ended December 31, 2023 and 2022, all services were pre-approved by the Audit Committee.

All Other Fees

All other fees for the years ended December 31, 2023 and 2022 consisted of fees billed by PricewaterhouseCoopers LLP for accounting disclosure software licensing. All fees billed in this category for the years ended December 31, 2023 and 2022 were pre-approved by the Audit Committee.

In addition to the above services, for the year ended December 31, 2023, PricewaterhouseCoopers LLP billed $77,607 for a mortgage servicing report that was reimbursed by an outside mortgage company, directly billed certain trusts, for which a subsidiary of M&T was the trustee, $278,600 for tax return preparation services, and directly billed certain investment funds sponsored by a subsidiary of M&T a total of $522,500 for audit services and Form 5500 preparation fees. Likewise, for the year ended December 31, 2022, PricewaterhouseCoopers LLP billed $74,622 for a mortgage servicing report that was reimbursed by an outside mortgage company, directly billed certain trusts, for which a subsidiary of M&T was trustee, $258,600 for tax return preparation services, and directly billed certain investment funds sponsored by a subsidiary of M&T a total of $526,345 for audit services and Form 5500 preparation fees.

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The Audit Committee has determined that PricewaterhouseCoopers LLP’s provision of professional services is compatible with maintaining its independence. No fees were billed and no services were provided by PricewaterhouseCoopers LLP during 2023 and 2022 for financial information systems design and implementation.

No other fees were billed for any other services and no other services were provided by PricewaterhouseCoopers LLP for the years ended December 31, 2023 and 2022.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Beginning with the year ended December 31, 2003, M&T instituted a policy that the Audit Committee pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget range. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date. The Audit Committee may also pre-approve additional services on a case-by-case basis. In the period between scheduled meetings of the Audit Committee, the Chair of the Audit Committee is authorized to pre-approve such services on behalf of the Audit Committee provided that such pre-approval is reported to the Audit Committee at its next scheduled meeting.

Before appointing PricewaterhouseCoopers LLP, the Audit Committee considered PricewaterhouseCoopers LLP’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditor’s independence will not be impaired. The Audit Committee has considered and determined that PricewaterhouseCoopers LLP’s provision of non-audit services to M&T during 2023 is compatible with and did not impair PricewaterhouseCoopers LLP’s independence.

Report of the Audit Committee

The members of the Audit Committee are independent as that term is defined in the listing standards of the NYSE. The Audit Committee operates under a written charter adopted by the Board. A copy of such charter can be accessed on M&T’s website at ir.mtb.com/corporate-governance. During 2023, the Audit Committee met 14 times, and held discussions with management and representatives of its independent registered public accounting firm consistent with its responsibilities under its charter.

Management is responsible for the preparation of M&T’s consolidated financial statements and their assessment of the design and effectiveness of M&T’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of M&T’s consolidated financial statements and opining on the effectiveness of those controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing its reports thereon. As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes.

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In discharging its oversight responsibilities, the Audit Committee has reviewed and discussed M&T’s 2023 audited consolidated financial statements with management and its independent registered public accounting firm and has reviewed and discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, which include, among other items, matters related to the conduct of the audit of M&T’s consolidated financial statements.

The Audit Committee has also received the written disclosures and the letter from M&T’s independent registered public accounting firm as required by the PCAOB’s Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with the independent registered public accounting firm its independence.

Based on these reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements and report on management’s assessment of the design and effectiveness of internal control over financial reporting be included in M&T’s Annual Report on Form 10-K for the year ended December 31, 2023 to be filed with the SEC on or about February 21, 2024. The Audit Committee also selected the independent registered public accounting firm.

This report was adopted on February 20, 2024 by the Audit Committee of the Board:

Denis J. Salamone, Chair

William F. Cruger, Jr.

T. Jefferson Cunningham III

Herbert L. Washington

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee of M&T Bank Corporation shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.

NOTICE PURSUANT TO SECTION 726(d) OF THE NEW YORK BUSINESS CORPORATION LAW

On May 1, 2023, M&T renewed and extended its directors’ and officers’ liability insurance policy until May 1, 2024. The premium, including commissions, for the extension and annual renewal is $5,717,286. The primary policy is issued by U.S. Specialty Insurance Company and covers all directors and officers of M&T and its subsidiaries.

OTHER MATTERS

The Board is not aware of any matters not referred to in this proxy statement that will be presented for action at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.

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GENERAL INFORMATION—QUESTIONS AND ANSWERS

Why am I being provided this proxy statement?

M&T is providing this proxy statement to you because its Board is soliciting your proxy to vote your shares of M&T common stock at the Annual Meeting, or any adjournment or adjournments thereof. This proxy statement contains information about matters to be voted upon at the Annual Meeting and certain other information required by the SEC and the NYSE.

We are first making available this proxy statement and the accompanying form of proxy on or about March 5, 2024, to M&T common stock shareholders of record as of February 22, 2024. A copy of M&T’s message to shareholders and Form 10-K, including financial statements, which together comprise our annual report for the year 2023, are being made available along with this proxy statement but are not part of this proxy statement.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Tuesday, April 16, 2024, at 11:00 a.m., Eastern Time. We are holding this year’s Annual Meeting in a virtual meeting format. There is no physical location for the meeting.

Who is entitled to receive notice of and to vote at the Annual Meeting?

Common shareholders of record at 5:00 p.m., Eastern Time, on February 22, 2024 are entitled to receive notice of and to vote at the Annual Meeting. On February 22, 2024, M&T had outstanding 166,620,984 shares of common stock, $0.50 par value per share. Each share of common stock is entitled to one vote. Shares may not be voted at the Annual Meeting unless the owner is present or represented by proxy, as more fully explained in this proxy statement.

How do I attend, vote and ask questions at the Annual Meeting?

You are entitled to participate in the Annual Meeting if, as of the close of business on February 22, 2024, you held shares of M&T common stock registered in your name (a “Registered Holder”), or you held shares through an intermediary, such as a bank or broker, and have a valid legal proxy for the Annual Meeting (a “Beneficial Holder”).

If you are a Registered Holder or Beneficial Holder, you will be able to attend the Annual Meeting online, ask questions and vote during the meeting by visiting meetnow.global/MKWPZGK and following the instructions. Please have your control number, which can be found on your proxy card, notice or email previously received, to access the meeting. Please review this information prior to the Annual Meeting to ensure you have access.

We encourage shareholders to visit the meeting website above in advance of the Annual Meeting to familiarize themselves with the online access process. While we expect that the vast majority of Beneficial Holders will be able to fully participate using the control number received with their voting instruction form, there is no guarantee this option will be available for every type of Beneficial Holders’ voting control numbers. Beneficial Holders also have the option to register in advance of the Annual Meeting as described more fully below. The virtual Annual Meeting platform is fully supported across browsers (except Internet Explorer) and devices that are equipped with the most updated version of applicable software and plugins. Shareholders should verify their internet connection prior to the Annual Meeting.

Shareholders encountering difficulty with the Annual Meeting virtual platform during the sign-in process or at any time during the meeting may utilize technical support provided by M&T through Computershare by calling 1-888-724-2416. Technical support information also is provided on the sign-in page for all shareholders.

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Shareholders will have substantially the same opportunities to participate in our virtual Annual Meeting as they would have at an in-person meeting. Shareholders as of the record date will be able to attend, vote, examine the shareholder list, and submit questions during a portion of the meeting via the online platform. Shareholders may also submit questions in advance of the Annual Meeting by sending them via email to: ir@mtb.com. Please send any questions in advance of the Annual Meeting by 5:00 p.m. Eastern Time on Friday, April 12, 2024.

Questions that comply with the Annual Meeting’s rules of conduct and that are germane to the purpose of the Annual Meeting will be answered during the meeting, subject to time constraints. If there are questions regarding matters of personal concern to the shareholder or if a question posed is not answered, M&T’s Market & Investor Relations Department will respond after the Annual Meeting. If we receive substantially similar questions from multiple shareholders, we may group them together. Prior to the Annual Meeting, the meeting website will contain details on other procedures and guidelines relevant to the Annual Meeting as well as technical support information.

Even if you intend to be present at the virtual Annual Meeting, to ensure your shares are represented, please vote your shares in advance of the meeting over the internet or by telephone, or complete and return a physical proxy card by mail.

Do I have to register in advance of the Annual Meeting if I want to attend?

If you are a Beneficial Holder, you may choose to register before the Annual Meeting by submitting proof of your proxy power (“Legal Proxy”) reflecting your M&T holdings along with your name and email address to Computershare as described below. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Thursday, April 11, 2024. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed to Computershare at the following addresses:

By email: Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com.

By mail: Computershare, M&T Bank Corporation Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

What is the difference between a Registered Holder and a Beneficial Holder?

If your shares of M&T common stock are registered in your name with M&T’s transfer agent, Computershare, you are considered to be a Registered Holder. M&T will mail the notice directly to you (or will mail the printed proxy materials, including a proxy card, as requested).

If your shares of M&T common stock are held by a broker, trustee, bank or other intermediary, then that intermediary is considered the shareholder of record, the shares are considered held in “street name,” and you are considered to be a Beneficial Holder. This intermediary will send the notice to you (or will send the printed proxy materials with the intermediary’s voting instruction card, as requested).

As the Beneficial Holder of the shares, you have the right to direct your intermediary on how to vote and you are also invited to attend the virtual Annual Meeting. However, if you are a Beneficial Holder, you are not the shareholder of record and in order to vote your shares during the meeting you must follow the instructions from your intermediary. Please refer to the information your intermediary provided to you. NYSE rules do not permit an intermediary to vote street name shares on “non-routine” matters, such as the election of directors and advisory vote to approve the 2023 compensation of M&T’s NEOs, unless it has received voting instructions from the beneficial holder. M&T encourages Beneficial Holders to promptly direct their intermediary on how to vote their shares for the agenda items.

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How are we distributing our proxy materials?

To expedite delivery, reduce costs and decrease the environmental impact of our proxy materials, we are again using an SEC rule known as “Notice and Access” that allows us to furnish proxy materials over the internet instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about March 5, 2024, shareholders were sent a Notice of Internet Availability containing instructions on how to access our proxy materials, including this proxy statement, as well as the message to shareholders and Form 10-K that together comprise our annual report for 2023, over the internet. If you received the notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions in the notice. The notice is not a proxy card that can be submitted to vote your shares. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy materials. The notice also instructs you on how to vote via the internet. Shareholders who have requested paper copies of the proxy materials will receive printed copies in the mail.

If you received paper copies of the proxy materials, but instead in the future would like to receive only the proxy materials electronically, you can elect to do so by: (i) following the instructions provided in the proxy card, if your shares are registered in your name (i.e., a Registered Holder), or (ii) by contacting your broker, trustee, bank or other intermediary, if you hold your shares in street name (i.e., a Beneficial Holder).

How can I vote by proxy?

You can vote by proxy by following the internet or telephone voting procedures described on the notice or proxy card or by completing and returning a physical proxy card or, if you are a Beneficial Holder and hold your shares in street name, by following the voting instruction card you receive from your broker, trustee, bank or other intermediary. The internet and telephone voting procedures are designed to authenticate that you are a shareholder by use of a control number and allow you to confirm that your instructions have been properly recorded. If you are a Registered Holder, the method by which you vote will not limit your right to vote at the Annual Meeting if you later decide to attend the virtual Annual Meeting, as described above.

May I revoke my proxy?

How you hold your shares (Registered Holder or Beneficial Holder) determines how and when you may revoke your proxy. A Registered Holder may revoke a proxy that has been previously given at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to the Corporate Secretary, at One M&T Plaza, Buffalo, New York 14203, or by attending and voting during the virtual Annual Meeting. A Beneficial Holder of shares in street name must follow the instructions from his or her broker, trustee, bank or other intermediary to revoke a previously given proxy.

How will my proxy be voted?

Your proxy will be voted in accordance with the directions you provide. If you sign, date and return your proxy card but do not specify how you want to vote your shares, your shares will be voted FOR the election as directors of the 16 persons named under the section titled “Nominees for Director;” FOR approving, on an advisory basis, the 2023 compensation of M&T’s NEOs; and FOR ratifying the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2024.

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What is required for a quorum at the Annual Meeting?

The presence, or presence by proxy, of the holders of record of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Broker non-votes will be counted as being present or represented at the Annual Meeting for purposes of establishing a quorum, but, under NYSE rules, brokers will not be permitted to vote in the election of directors or the advisory vote to approve the 2023 compensation of M&T’s NEOs, unless specific voting instructions are provided to the broker. We therefore encourage Beneficial Holders whose shares are held in street name to direct the vote of their shares for all agenda items on the form of proxy or instruction card sent by their broker, trustee, bank or other intermediary.

What approval is necessary for Proposal 1 and what happens if an incumbent director nominee does not receive a majority of votes in favor of his or her election?

Pursuant to M&T’s Amended and Restated Bylaws, in an uncontested election of directors, the affirmative vote of a majority of the votes cast with respect to the nominee is required for the election of such nominee as a director, assuming a quorum is present or represented at the Annual Meeting. This means that the number of votes cast “for” a particular nominee for director must exceed the number of votes cast “against” the nominee for director. If an incumbent director receives more “against” votes than “for” votes in an uncontested election, that director would still be elected, but would be required to tender his or her resignation to the Board for consideration in accordance with M&T’s Amended and Restated Bylaws.

What approval is necessary to approve Proposals 2 and 3?

For Proposals 2 and 3, the affirmative vote of a majority of the votes cast at the Annual Meeting, which means the number of votes cast “for” the proposal must exceed the number of votes cast “against,” is required to approve, on an advisory basis, the 2023 compensation of M&T’s NEOs (Proposal 2) and the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2024 (Proposal 3).

How are abstentions and broker non-votes counted?

Abstentions are counted for purposes of determining whether a quorum is present at the Annual Meeting. However, an abstention will not constitute a vote cast and therefore will not affect the outcome of the vote on the election of directors (Proposal 1), the advisory vote to approve the 2023 compensation of M&T’s NEOs (Proposal 2), or the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2024 (Proposal 3).

Broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting. However, broker non-votes will not constitute votes cast for the election of directors (Proposal 1) or for the approval of the 2023 compensation of M&T’s NEOs (Proposal 2) and therefore will have no effect on the outcome of any of these proposals. A broker or other nominee may generally vote in their discretion on “routine” matters, such as Proposal 3, and therefore no broker non-votes are expected in connection with the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2024 (Proposal 3).

Who is paying for the solicitation of proxies?

M&T will bear the cost of soliciting proxies in the accompanying form of proxy. We are making this solicitation by mail, by telephone and in person using the services of employees of M&T or its subsidiaries at nominal cost. In addition, M&T has retained Georgeson to assist in the solicitation of

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proxies for a fee of approximately $11,000 plus the reasonable out-of-pocket expenses and disbursements of that firm. We will reimburse brokers, trustees, banks and other intermediaries for expenses they incur in mailing proxy materials to Beneficial Holders of M&T’s common stock.

How do I propose actions for the 2025 Annual Meeting of Shareholders?

SEC Rule 14a-8

In order for a shareholder proposal at next year’s meeting, the 2025 Annual Meeting of Shareholders, to be eligible for inclusion in M&T’s proxy statement pursuant to SEC Rule 14a-8, we must receive the proposal at our principal executive offices no later than November 5, 2024. You must provide your proposal to us in writing and it must comply with the requirements of SEC Rule 14a-8.

Advance Notice Procedures

M&T’s Amended and Restated Bylaws state that no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board or by a shareholder entitled to receive notice of, and to vote at, the annual meeting who has delivered notice to M&T (containing the information specified in M&T’s Amended and Restated Bylaws) in compliance with the advance notice requirements specified in M&T’s Amended and Restated Bylaws. Under M&T’s Amended and Restated Bylaws, any such shareholder entitled to receive notice of, and to vote at, the annual meeting may nominate an individual for election to the Board or propose other business to be brought directly at an annual meeting of shareholders by giving advance notice to M&T (containing the information specified in M&T’s Amended and Restated Bylaws) no earlier than 150 days and no later than 120 days prior to the anniversary of the date on which M&T first mailed its proxy materials for the preceding year’s annual meeting of shareholders. These advance notice procedures are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in M&T’s proxy statement pursuant to SEC Rule 14a-8 referred to above. A shareholder’s notice of a nomination or other business for consideration at the 2025 Annual Meeting of Shareholders must be delivered by no earlier than October 6, 2024 and no later than November 5, 2024. In addition, pursuant to the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the M&T’s nominees must comply with the additional requirement of Rule 14a-19 under the Exchange Act.

Proxy Access Procedures

M&T’s Amended and Restated Bylaws permit a shareholder, or a group of up to 20 shareholders, who has continuously owned at least 3% of the outstanding shares of M&T’s common stock for at least three years to nominate and include in our proxy statement for the annual meeting of shareholders director nominees constituting up to the greater of two directors or 20% of the total number of directors serving on the Board on the last day on which notice of a nomination may be delivered (known generally as “proxy access”).

The proxy access notice must be in writing and contain the information specified in M&T’s Amended and Restated Bylaws for a proxy access nomination and must be delivered no earlier than 150 days and no later than 120 days prior to the anniversary of the date on which M&T first mailed its proxy materials for the preceding year’s annual meeting of shareholders. A shareholder wishing to submit a proxy access notice regarding a nomination for the 2025 Annual Meeting of Shareholders should do so no earlier than October 6, 2024 and no later than November 5, 2024.

These proxy access procedures are separate from the advance notice procedures referred to above, from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement pursuant to SEC Rule 14a-8 referred to above, and from the procedures you must follow to submit a director nominee for consideration by the N&G Committee as described in this proxy statement (see “Nomination and Governance Committee” in the section titled “Corporate Governance of M&T Bank Corporation”).

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How do I discontinue multiple mailings?

In accordance with a notice sent to certain shareholders who receive paper copies of the proxy materials, multiple shareholders sharing a single address will receive only one copy of this proxy statement, the message to shareholders and Form 10-K, unless we have previously received other instructions. This practice, known as “householding,” is designed to reduce printing and postage costs.

If you are a Registered Holder and have more than one account in your name or at the same address as other shareholders of record, you may authorize M&T to discontinue mailings of multiple sets of proxy materials. To discontinue multiple mailings, or to reinstate multiple mailings, please either mail your request to M&T Bank Corporation, Attention: Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send your request to Shareholder Relations via electronic mail at ir@mtb.com.

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Appendix A

Reconciliation of GAAP to Non-GAAP Measures

As indicated in this proxy statement, the C&HC Committee and management use certain non-GAAP measures, such as Return on Tangible Common Equity (ROTCE), as part of M&T’s executive compensation program, which they believe better reflect the impact of acquisition activity in reported results.

Below is a reconciliation of GAAP amounts with corresponding non-GAAP amounts for 2021, 2022 and 2023.

	Year ended 12/31/2023	Year ended 12/31/2022	Year ended 12/31/2021
Income statement data In millions
Net income	$2,741	$1,992	$1,859
Amortization of core deposit and other intangible assets(a)	48	43	7
Merger-related expenses(a)	—	431	34

Net operating income	2,789	2,466	1,900
Less preferred stock dividends	(100)	(97)	(73)

Net operating income available to common equity	$2,689	$2,369	$1,827

Balance sheet data In millions
Average common equity
Average total equity	$25,899	$23,810	$16,909
Preferred stock	(2,011)	(1,946)	(1,438)

Average common equity	23,888	21,864	15,471
Goodwill, core deposit and other intangible assets	(8,650)	(7,716)	(4,601)
Deferred taxes	44	43	2

Average tangible common equity	$15,282	$14,191	$10,872

Net operating return on average tangible common equity	17.60%	16.70%	16.80%

(a)	After any related tax effect

The company’s three-year average ROTCE of 17.03% for payout of the 2021 PVSU grant was calculated by taking the average ROTCE for each of the three years in the performance period.

ROTCE Description. ROTCE is computed by dividing net operating income available to common equity by average tangible common equity. Net operating income available to common equity is computed by taking net income available to common equity and adding back the after-tax effect of the amortization of core deposit and other intangible assets, adding back the after-tax effects of merger-related expenses, and subtracting the after-tax effects of merger-related gains. Average tangible common equity is computed by taking average common equity for the applicable period and subtracting average goodwill and average core deposit and other intangible assets (net of any related average deferred tax amounts).

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ROTA Description. As described in this proxy statement, in 2024, the C&HC Committee approved a plan design change for the PVSUs granted in 2024. This updated plan maintains a three-year cliff vesting schedule, but now includes two metrics, ROTCE and Return on Tangible Assets (“ROTA”). ROTA is computed by dividing net operating income by average tangible assets. Net operating income is computed by taking net income and adding back the after-tax effect of the amortization of core deposit and other intangible assets, adding back the after-tax effects of merger-related expenses, and subtracting the after-tax effects of merger-related gains. Average tangible assets is computed by taking average common assets for the applicable period and subtracting average goodwill and average core deposit and other intangible assets (net of any related average deferred tax amounts).

As also referenced in this proxy statement, see “Supplemental Reporting of Non-GAAP Results of Operations” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of M&T’s Annual Report on Form 10-K for the year ended December 31, 2023, for the GAAP reconciliation of, and other information regarding, non-interest operating expenses.

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©2021 M&T Bank Corporation. 36680 191205 VF

M&T Bank Corporation   VOTE

YOUR VOTE IS IMPORTANT

All votes must be received before the closing of voting at the meeting. However, votes for the Retirement Savings Plan and Unvested Restricted Common Stock must be received by 11:00 a.m. Eastern Time, on April 11, 2024.

SCAN the QR code or visit envisionreports.com/MTB to vote your shares

CALL 1-800-652-VOTE (8683) within the USA, US territories and Canada

2024 ANNUAL MEETING – PROXY CARD

Attend the meeting on April 16, 2024 at 11:00 a.m. Eastern Time, virtually at meetnow.global/MKWPZGK.

↓ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED:

1. TO ELECT 16 DIRECTORS FOR ONE-YEAR TERMS AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - John P. Barnes	☐	☐	☐	02 - Robert T. Brady	☐	☐	☐	03 - Carlton J. Charles	☐	☐	☐
04 - Jane Chwick	☐	☐	☐	05 - William F. Cruger, Jr.	☐	☐	☐	06 - T. Jefferson Cunningham III	☐	☐	☐
07 - Gary N. Geisel	☐	☐	☐	08 - Leslie V. Godridge	☐	☐	☐	09 - René F. Jones	☐	☐	☐
10 - Richard H. Ledgett, Jr.	☐	☐	☐	11 - Melinda R. Rich	☐	☐	☐	12 - Robert E. Sadler, Jr.	☐	☐	☐
13 - Denis J. Salamone	☐	☐	☐	14 - Rudina Seseri	☐	☐	☐	15 - Kirk W. Walters	☐	☐	☐
16 - Herbert L. Washington	☐	☐	☐								

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ATTEND

YOUR VOTE MATTERS

- Have a voice
- Keep your account active
- Stay informed

To access the virtual meeting, you must have the login details in the white circle located on the reverse side.

LET'S MAKE THIS EASIER NEXT YEAR

Enroll to get meeting materials by email today at envisionreports.com/MTB.

↓ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ↓

Annual Meeting of Shareholders — April 16, 2024, 11:00 a.m. Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

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The undersigned hereby appoints LaVerne Harmon, Albert Nocciolio and Cliff Rucker as Proxies and authorizes said Proxies, or any one of them, to represent and to vote all of the shares of common stock of M&T Bank Corporation which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held virtually via the internet at meetnow.global/MKWPZGK on April 16, 2024, 11:00 a.m. Eastern Time, and any adjournments thereof (i) as designated on the proposals set forth on the reverse side of this card and (ii) at the discretion of said Proxies, or any one of them, on such other matters as may properly come before the meeting. IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ALL PROPOSALS.

Participants in the M&T Bank Corporation Retirement Savings Plan
In accordance with the M&T Bank Corporation Retirement Savings Plan (the "Plan"), the undersigned hereby directs T. Rowe Price Trust Company, the Trustee of the Plan to vote all of the shares of common stock of M&T Bank Corporation allocated to the undersigned under the Plan in connection with the Annual Meeting of Shareholders. IF PROPERLY EXECUTED, THIS INSTRUCTION CARD WILL BE VOTED AS DIRECTED OR, IF NOT DIRECTED, WILL BE DIRECTED TO VOTE IN THE SAME PROPORTION AS SHARES THAT WERE AFFIRMATIVELY VOTED BY PARTICIPANTS.

Holders of Unvested Restricted Common Stock
The undersigned hereby votes all of the shares of unvested restricted common stock of M&T Bank Corporation held by the undersigned in connection with the Annual Meeting of Shareholders. IF PROPERLY EXECUTED, THIS VOTING CARD WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ALL PROPOSALS.

NON-VOTING ITEMS

Change of Address — Please print new address below.

AUTHORIZED SIGNATURES — THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO COUNT; PLEASE DATE AND SIGN BELOW.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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